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Filed pursuant to Rule 424(b)(3)
Commission File No. 333-109122

GLOBAL MACRO TRUST
$777,701,110
Units of Beneficial Interest

The Trust

        Global Macro Trust is a Delaware statutory trust organized to seek profit opportunities in global fixed-income instruments, currencies, stock indices and commodities.

        The primary objective of the Trust is substantial appreciation of its assets over time.

        An investment in the Trust may provide valuable diversification to a traditional portfolio of stocks and bonds.

The Managing Owner

        Millburn Ridgefield Corporation, a professional futures trading advisor, is the Managing Owner and trading advisor of the Trust.

The Units

        The Selling Agents are offering the Trust's Units at Net Asset Value as of the beginning of each month. As of February 28, 2005, the Net Asset Value of a Unit that sold for $1,000 as of July 1, 2002, when the Trust began trading, was $915.60.

        The Selling Agents will use their best efforts to sell the Units but are not required to sell any specific number or dollar amount of Units.

        If the total amount of Units registered pursuant to this offering is sold, the proceeds to the Trust will be $777,701,110.

        There is no scheduled termination date for the offering of Units. No escrow account will be used in connection with this offering.

        The minimum initial investment is $5,000; $2,000 for employee benefit plans and IRAs; and $1,000 for existing Unitholders.

The Risks

        These are speculative securities. Read this Prospectus before you decide to invest. See "The Risks You Face" beginning on page 10.

  •
  The Trust is speculative. You may lose all or substantially all of your investment in the Trust.

  •
  The Trust is recently formed and has a limited performance history.

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  The Trust is leveraged. The Trust will acquire positions with a face amount of as much as six to ten times or more of its total equity. Leverage magnifies the impact of both profit and loss.

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  The performance of the Trust is expected to be volatile. In the last five years, monthly returns in the Managing Owner's Diversified Portfolio, the trading portfolio to be used by the Trust, ranged from up 14.41% to down 10.53%. Since it began trading in July 2002, monthly returns for the Trust have ranged from up 9.56% to down 10.29%.

  •
  You will sustain losses if the Trust is unable to generate sufficient trading profits and interest income to offset its fees and expenses.

  •
  The Units are not liquid. No secondary market exists for the Units and you may redeem Units only as of a month-end. Additionally, there are restrictions on transferring Units in the Trust.

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  A lack of liquidity in the markets in which the Trust trades could make it impossible for the Trust to realize profits or limit losses.

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  A substantial portion of the trades executed for the Trust takes place on foreign exchanges. No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

  •
  If applicable, early redemption charges will be assessed if you redeem Units during the first eleven months after they are issued to you.

        To purchase Units, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income standards for a resident of your state to invest in the Trust.

        You are encouraged to discuss your investment decision with your financial, tax and legal advisors.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

        THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

        The date of this Prospectus is May 3, 2005.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

        YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

        FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 42 TO 46 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

        THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 10 TO 15.

        YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

Please see the important Privacy Policy on page 66.

        This Prospectus does not include all of the information or exhibits in the Trust's Registration Statement. You can read and copy the entire Registration Statement at the Public Reference Facilities maintained by the Securities and Exchange Commission (the "SEC") in Washington, D.C.

        The Trust files quarterly and annual reports with the SEC. You can read and copy these reports at the SEC Public Reference Facilities in Washington, D.C. at 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Please call the SEC at 1-202-942-8090, or toll free at 1-800-SEC-0330, for further information.

        The Trust's filings are posted on the SEC website at http://www.sec.gov.

MILLBURN RIDGEFIELD CORPORATION
411 West Putnam Avenue
Greenwich, Connecticut 06830
(203) 625-7554
egrace@millburncorp.com
 MANAGING OWNER

GLOBAL MACRO TRUST TABLE OF CONTENTS

Page
Part One
Disclosure Document
Summary	4
The Risks You Face	10
You Could Lose Your Entire Investment in the Trust	10
The Trust is a Recently Formed Entity	10
The Trust is a Highly Leveraged Investment	10
The Performance of the Trust Will be Volatile	10
The Trust's Expenses Will Cause Losses Unless Offset by Profits and Interest Income	10
An Investment in the Trust is not Liquid	10
Units Redeemed on or Before the End of the First Eleven Months after Purchase will be Assessed a Redemption Charge	10
The Timing of Your Investment and Redemption Decisions Will Affect the Profitability of Your Investment	11
The Managing Owner Alone Directs the Trust's Trading	11
The Managing Owner is a Technical Trader and Does not Analyze Economic Factors External to Market Price	11
Lack of Price Trends Will Cause Losses; There Have Been Sustained Periods With Insufficient Price Trends for the Diversified Portfolio to Trade Profitably. The Managing Owner Expects That There Will be Similar Periods in the Future	11
Lack of Market Liquidity Could Make it Impossible for the Trust to Realize Profits or Limit Losses	12
The Managing Owner's Trading Systems Have Been Developed Over Time and are Subject to Change	12
Trading on Foreign Exchanges Presents Greater Risk Than Trading on U.S. Exchanges	12
The Managing Owner Anticipates the Trust's Performance to be Non-Correlated to Stocks and Bonds, not Negatively Correlated	12
The Trust May be Subject to Profit Shares Despite Certain Units Having Declined in Value	13
The Managing Owner's Increased Equity Under Management Could Lead to Lower Returns for Investors	13
Increased Competition Among Trend-Following Traders Could Reduce the Managing Owner's Profitability	13
The Trust is Subject to Conflicts of Interest	13
The Managing Owner has not Established Formal Procedures to Resolve Conflicts of Interest	14
You Will be Taxed Each Year on Your Share of Trust Profits	14
You Will be Taxed on the Trust's Interest Income Even if the Trust Suffers Trading Losses	14
Limitations on the Deductibility of "Investment Advisory Fees"	14
The IRS Could Audit Both the Trust and Individual Unitholders	14
The Bankruptcy of a Clearing Broker or Currency Dealer Could Cause Losses	15
The Trust Trades in Unregulated Markets	15
Investment Factors	15
Performance of the Trust	19
Quantitative and Qualitative Disclosures About Market Risk	27
The Managing Owner	32
Use of Proceeds	42
Charges	42
Redemptions; Net Asset Value	46
The Clearing Brokers	47
Conflicts of Interest	51
The Trust and the Trustee	53
Federal Income Tax Aspects	55
Purchases by Employee Benefit Plans	58
Plan of Distribution	60
Legal Matters	65
Experts	66
Reports	66
Privacy Policy	66
Part Two
Statement of Additional Information
The Futures and Forward Markets	67
Supplemental Performance Information	69
Index to Financial Statements	F-1
Exhibit A—Third Amended and Restated Declaration of Trust and Trust Agreement	TA-1
Exhibit B—Subscription Requirements	SR-1
Exhibit C—Subscription Agreement and Power of Attorney	SA-1

        The execution copy of the Subscription Agreement and Power of Attorney accompanies this Prospectus.

GLOBAL MACRO TRUST

SUMMARY

General

        Global Macro Trust seeks profit opportunities in global fixed-income instruments, currencies, stock indices and various commodity products. Millburn Ridgefield Corporation serves as the Trust's Managing Owner and trading advisor. The Managing Owner uses its proprietary quantitative, systematic trading method to trade in futures and forward contracts and related options for the Trust. Positions held by the Trust may be either long, that is, contracts to buy, or short, that is, contracts to sell. The ability to take both long and short positions provides the Trust with the flexibility to capitalize on opportunities in both rising and falling markets.

        The Trust began trading July 1, 2002.

Overview

        The Managing Owner trades the Trust's assets in the markets that make up the Managing Owner's Diversified Portfolio and uses the same trading strategies it uses in trading the Diversified Portfolio. The Diversified Portfolio itself is not a distinct trading strategy. Rather, it is a grouping of separate futures and forward markets, featuring a variety of global fixed-income instruments, currencies, stock indices, agricultural commodities, energy products and precious and industrial metals, to which the Managing Owner applies its trading method.

        The Trust's primary objective is to achieve substantial capital appreciation over time with controlled volatility. The Trust also offers investors the advantages of limited liability in a leveraged trading vehicle and the convenience of professional management.

        The performance of the Trust is not dependent upon any single nation's economy or currency. On the contrary, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in global interest and exchange rates, and stock and commodity prices.

        Additionally, because the Trust can take short positions as easily as long positions, the Trust is as likely to be profitable or unprofitable in falling markets as in rising markets.

        If the Trust is successful, of which there can be no assurance, it can provide valuable diversification to traditional portfolios of stocks and bonds due to the Trust's performance being generally unrelated to the general stock and bond markets. The Trust may also incur losses.

        Approximately ninety percent (90%) or more of the Trust's assets are invested in U.S. Treasury securities and other highly rated and liquid instruments, some of which will be deposited as collateral or margin in connection with the Trust's trading. Accordingly, in addition to its potential to profit from its trading, the Trust earns interest on approximately 90% or more of its assets.

The Offering

        The Selling Agents are offering the Trust's Units at Net Asset Value per Unit as of the first business day of each calendar month. The Managing Owner may, from time to time, also permit intra-month closings. The Net Asset Value per Unit is determined by dividing the Trust's Net Assets, that is, its assets minus its liabilities, by the number of Units outstanding on the date the calculation is being performed.

        The minimum investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Existing investors subscribing for additional Units may do so in $1,000 minimums. Investments in excess of the minimums must be made in multiples of $100. Units will be sold in fractions calculated to three decimal places.

        To subscribe, you must complete and sign the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus and deliver it to your Selling Agent. See Exhibit B—Subscription Requirements and Exhibit C—Subscription Agreement and Power of Attorney. You should review this entire Prospectus carefully before deciding whether to invest in the Units.

Major Risks of the Trust

        The Trust is speculative. You may lose all or substantially all of your investment in the Trust.

        The Trust is recently formed and thus has a limited performance history. The past performance of the Trust and the Managing Owner's Diversified Portfolio are not necessarily indicative of the future results of the Trust.

        The Trust is leveraged. The Trust acquires positions with a face amount of as much as eight to ten times or more of its total equity. Leverage magnifies the impact of both profit and loss.

        The performance of the Trust is expected to be volatile. In the last five years, monthly returns in the Managing Owner's Diversified Portfolio have ranged from up 14.41% to down 10.53%. Since it began trading in July 2002, monthly returns for the Trust have ranged from up 9.56% to down 10.29%.

        To be profitable, the Trust's fees and expenses must be offset by trading profits and interest income.

        The Units are not liquid. No secondary market exists for the Units, and the Units may be redeemed only as of a month-end.

Investment Considerations

        The Managing Owner has been managing client funds in the futures and forward markets for over 30 years. As of February 28, 2005, the Managing Owner was directing the trading of $940 million of client and proprietary capital in these markets. Of that $940 million, the Managing Owner was managing approximately $819 million pursuant to the Diversified Portfolio, the trading portfolio traded on behalf of the Trust, and the balance pursuant to the trading portfolios described under "The Managing Owner—Additional Millburn Trading Portfolios."

        The Managing Owner has contributed in excess of $3.5 million to the trading capital of the Trust. As of February 28, 2005, the investments of the Managing Owner, its principals, affiliates and employees in accounts managed pursuant to the Diversified Portfolio exceeded $100 million.

        The Managing Owner employs a highly systematic, trend-following trading approach relying primarily on technical, price-based information. The Managing Owner may, however, from time to time, exercise discretion to adjust position sizes and will, over time, change the markets represented in the Diversified Portfolio. The Managing Owner's trading approach seeks to identify and profit from sustained market trends while limiting losses in trendless markets.

        The Managing Owner has the ability to shift capital readily among different international economies and markets. As of March 2005, the composition of the Managing Owner's Diversified Portfolio, as well as the Trust, was approximately as follows:

        As illustrated by the correlation matrix below, the returns in the Managing Owner's Diversified Portfolio from February 1977 through February 2005 have not been significantly correlated with traditional portfolio components such as stocks and bonds.

MDP(1)
MDP(1)	1.00
S&P 500	(0.04)
NASDAQ	(0.09)
EAFE	0.00
Bonds	0.08
Hedge Funds	(0.04)

(1)
Millburn Diversified Portfolio through February 28, 2005, pro forma to reflect the cost/fee structure of the Trust. Statistically, investments with a correlation of 1.00 make or lose money at the same time, and investments with a correlation of -1.00 always move in the opposite direction. See "Monthly Correlation Coefficients and Analysis" and notes under "Supplemental Performance Information" in Part Two of this Prospectus.

        An investment in the Trust can, but only if the Trust itself is successful, improve the reward/risk profile of a traditional portfolio of stocks and bonds.

Redemptions

        You may redeem your Units as of the end of any calendar month, upon 10 days' prior written notice to the Managing Owner.

        A redemption charge of 4% of Net Asset Value applies to Units redeemed on or before the sixth month-end after they are sold. A redemption charge of 3% of Net Asset Value applies to Units redeemed after the sixth, but on or before the eleventh, month-end after they are sold. There are no charges for redemptions of Units held at least 12 months. Redemption charges will be reduced in the case of subscriptions in the amount of $100,000 or more to 3.5% and 2.5%, of $500,000 or more to 3% and 2%, and of $1,000,000 or more to 2.5% and 1.5%.

        Redemption charges do not apply if you acquire your Units through, and the Units participate in, asset-based or fixed-fee investment programs sponsored by the Selling Agents or for Selling Agent employees investing through Selling Agent-sponsored employee benefit plans.

Charges

        The Trust's expenses must be offset by trading gains and interest income to avoid depletion of the Trust's assets.

        The Trust pays Brokerage Fees to the Managing Owner of 7% of Net Assets per year, of which approximately 0.5% to 1% is paid to the Trust's executing and clearing brokers, and up to 4% to the Selling Agents. Brokerage Fees will be reduced in respect of subscribers submitting net subscriptions of $100,000 or more to 6.5%, of $500,000 or more to 6% and of $1,000,000 or more to 5.5%. Net subscriptions for such purposes shall be calculated as subscriptions minus redemptions.

        If the Trust earns net trading profits for any year in excess of the highest amount of net trading profits earned in all previous years, the Trust will allocate 20% of those "new" net trading profits to the Managing Owner as the Managing Owner's Profit Share. Please refer to "Charges" for a more detailed discussion of the Brokerage Fee and Profit Share.

        The Trust pays its own operating costs such as legal, audit and administrative expenses, which the Managing Owner expects will not exceed 0.50% per year of the Trust's average annual Net Assets, assuming Trust assets of $100,000,000. The Trust itself could be subject to taxes or could incur extraordinary charges incidental to its trading, but the Managing Owner believes that neither situation is likely. There are no other charges borne by investors or the Trust.

        The Managing Owner paid, without reimbursement, the Trust's initial organizational costs. You will not bear any part of those costs.

        The following Breakeven Table indicates the approximate amount of trading profit the Trust must earn, during the first twelve months after a Unit is sold, to offset the costs applicable to an investor paying a 7% Brokerage Fee.

Breakeven Table

ROUTINE EXPENSES	Percentage Return Required First Twelve Months of Investment	Dollar Return Required ($5,000 Initial Investment) First Twelve Months of Investment
Brokerage Fees	7.00%	$350.00
Administrative Expenses*	0.50%	$25.00
Less Interest Income*	(2.48)%	$(123.75)
Twelve-month "breakeven"	5.03%	$251.25

*
Estimated. Administrative expenses are estimated at 0.50% of the Trust's average annual Net Assets. Brokerage Fees and Administrative Expenses must be offset by trading profits before a Profit Share is allocated to the Managing Owner. Interest income is assumed to be 90% of the current 91-day Treasury bill rate.

The Breakeven Table assumes a constant $5,000 Net Asset Value and a breakeven year. See "Charges."

        If you acquire your Units through, and the Units participate in, a Selling Agent asset-based or fixed-fee investment program, you will pay annual Brokerage Fees of 4%, not 7%, of which up to 1.35% is paid to the Selling Agent annually for administrative purposes. Consequently, the twelve-month "breakeven" point for you would be approximately 2.03% or $101.25 of trading profit on a $5,000 initial investment. Brokerage Fees for Selling Agent employees who purchase Units through Selling Agent 401(k) plans, or other Selling Agent-sponsored employee benefit plan, are 3.65% and the twelve-month "breakeven" point is approximately 1.68% or $83.75 of trading profit on a $5,000 initial investment.

Federal Income Tax Aspects

        The Trust will be treated as a partnership for federal income tax purposes. Thus, you will be taxed each year on the Trust's income whether or not you redeem Units from the Trust or receive distributions from the Trust.

        40% of any trading profits on certain U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates, while 60% of any trading profits are taxed as long-term capital gains at a lower maximum rate for individuals (15% for most gains recognized in taxable years beginning on or before December 31, 2008). The Trust's trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long an investor holds Units. Interest income is taxed at ordinary income rates.

        Capital losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on the Trust's interest income even though you have lost money on your Units.

The Futures and Forward Markets

        Futures contracts are generally traded on exchanges and call for the future delivery of various commodities or are settled in cash.

        Forward currency contracts are traded off-exchange through banks or dealers.

        Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain realized by a futures or forward trader, there is an equal and offsetting loss suffered by another.

Is the Trust a Suitable Investment for You?

        You should consider investing in the Trust if you are interested in its potential to produce returns that are generally unrelated to those of stocks and bonds and you are prepared to risk significant losses.

        The Trust is a diversification opportunity for an investment portfolio, not a complete investment program.

        You should consider an investment in the Trust to be a 3 to 5 year commitment.

        To invest, you must, at a minimum, have either (i) a net worth of at least $150,000, exclusive of home, furnishings and automobiles, or (ii) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000. A number of States in which the Units are offered impose higher suitability standards. These standards are regulatory minimums only, and just because you meet the standard does not necessarily mean the Units are a suitable investment for you.

        You should not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Trust.

        These are speculative securities. You may lose all or substantially all of your investment in the Trust.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Organizational Chart

None of the entities indicated in this organizational chart, other than the Trust, are related to the Managing Owner. See "Conflicts of Interest." Descriptions of the dealings between the Managing Owner and the Trust are set forth under "Charges."

THE RISKS YOU FACE

        Set forth below are the principal risks associated with an investment in the Trust. You should consider these risks when making your investment decision.

You Could Lose Your Entire Investment in the Trust

        An investment in the Trust is a speculative investment. You will be relying on the Managing Owner to trade profitably for the Trust and profitability is not assured. You could lose all or substantially all of your investment in the Trust.

The Trust is a Recently Formed Entity

        The Trust is a recently formed entity and has a limited performance history. The past performance of the Trust and Managing Owner's Diversified Portfolio are not necessarily indicative of the Trust's future results.

The Trust is a Highly Leveraged Investment

        The Trust generally holds positions with a face value of as much as eight, and possibly as much as ten or more, times its total equity. Consequently, small adverse movements in the prices of the Trust's open positions can cause significant losses.

The Performance of the Trust Will be Volatile

        The Managing Owner expects that the performance of the Trust will be volatile. The Trust may suffer sudden and substantial losses from time to time and the day-to-day value of the Units will be variable and uncertain. The Net Asset Value per Unit may change materially between the date on which you subscribe for Units and the date the Units are issued or the date you request a redemption and the month-end redemption date. In the last five years, monthly returns in the Managing Owner's Diversified Portfolio have ranged from up 14.41% to down 10.53%. Since it began trading in July 2002, monthly returns for the Trust have ranged from up 9.56% to down 10.29%.

The Trust's Expenses Will Cause Losses Unless Offset by Profits and Interest Income

        The Trust pays annual expenses of up to approximately 7.5% of its average month-end Net Assets. The Trust must earn trading profits and interest income at least equal to these expenses to avoid losses.

An Investment in the Trust is not Liquid

        There is no secondary market for the Units. You may redeem your Units only as of the close of business on the last day of a calendar month, and you must give the Trust at least 10 days' prior written notice of your intent to redeem. Early redemption charges apply if you redeem Units through the end of the first eleven months you own them.

Units Redeemed on or Before the End of the First Eleven Months after Purchase will be Assessed a Redemption Charge

        If you redeem Units on or before the end of the first consecutive six-month and five-month periods after you buy such Units, you will pay redemption charges of 4% and 3%, respectively, of your redeemed Units' Net Asset Value as of the date of redemption. See "Redemptions; Net Asset Value—Redemption Procedures."

The Timing of Your Investment and Redemption Decisions Will Affect the Profitability of Your Investment

        The Managing Owner expects that a majority of the Trust's trades will result in small profits only or in losses. The majority of any profits earned by the Trust will most likely come from a small number of trades each year. Accordingly, you will not know when is a good time to invest in the Trust or to redeem your Units, and the timing of your investment and redemption decisions will affect the amount of profit or loss you experience as an investor in the Trust.

The Managing Owner Alone Directs the Trust's Trading

        The Trust is a single-advisor fund. The use of a single advisor trading one program involves a greater risk of loss than the diversified, multi-advisor approach employed by many futures funds. In addition, if the management services of the Managing Owner were to become unavailable for any reason, the Trust would terminate. Furthermore, were the Managing Owner to lose the services of its key principals, the Managing Owner could decide to dissolve the Trust, possibly causing it to realize losses.

The Managing Owner is a Technical Trader and Does not Analyze Economic Factors External to Market Price

        The Managing Owner's systematic strategies are developed on the basis of a statistical analysis of market prices. Consequently, any factor external to the market itself that dominates prices may cause major losses. For example, a pending political or economic event may be very likely to cause a major price movement, but the Managing Owner would continue to maintain positions indicated by its trading method that would incur major losses if the event proved to be adverse.

        The Managing Owner's systematic strategies retain certain discretionary aspects. Decisions, for example, to adjust the size of the positions indicated by the systematic strategies, which contracts to trade and method of order entry require judgmental input from the Managing Owner's principals. Additionally, the Managing Owner may determine not to enter a new position indicated by its strategies if the Managing Owner determines prevailing market conditions to be unusual, for example, significantly more volatile than the expected volatility factored into the design of the strategies. The Managing Owner does, however, exit positions when its trading strategies indicate that it should do so. Discretionary decision-making may result in the Managing Owner making unprofitable trades when a more wholly systematic approach would not have done so.

Lack of Price Trends Will Cause Losses; There Have Been Sustained Periods With Insufficient Price Trends for the Diversified Portfolio to Trade Profitably. The Managing Owner Expects That There Will be Similar Periods in the Future

        The Trust cannot trade profitably unless there are major price trends in at least some of the markets it trades. Moreover, the price trends must be of a type the Managing Owner's systems are designed to identify. In the past there have been sustained periods with few trending markets where gains from trading those markets were insufficient to offset losses from trades in non-trending markets. For example, the Managing Owner's Diversified Portfolio incurred a loss for the year in 1983, 1986, 1989, 1999, 2001 and, as adjusted to reflect the charges applicable to the Trust, 2003 and 2004. The Managing Owner expects that there will be similar periods in the future.

        Markets in which prices move rapidly and then reverse and then do so again may cause losses. In such "whipsaw" market conditions, the Managing Owner may establish positions for the Trust on the basis of incorrectly identifying the rapid movement or the reversal as a trend.

Lack of Market Liquidity Could Make it Impossible for the Trust to Realize Profits or Limit Losses

        In illiquid markets, the Trust could be unable to close out positions to limit losses or to take positions in order to follow trends. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.

        Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen in the markets traded by the Trust. In addition, the large size of the positions the Trust may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

        United States commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Trust to liquidate a position in that contract, if the market has moved adversely to the Trust, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.

The Managing Owner's Trading Systems Have Been Developed Over Time and are Subject to Change

        In executing its trading method, the Managing Owner uses combinations of trading systems to generate buy and sell signals in the various markets traded. The Managing Owner has developed, modified, retained and discarded numerous systems over more than 28 years. Consequently, some of the trading systems and combinations of systems currently being used to trade accounts traded pursuant to the Diversified Portfolio, as the Trust is so traded, are not identical to those used 5, 10, 15 or 20 years ago.

Trading on Foreign Exchanges Presents Greater Risk Than Trading on U.S. Exchanges

        The Trust will trade on commodity exchanges outside the United States. Trading on foreign exchanges is not regulated by any United States governmental agency and may involve certain risks that do not arise when trading on United States exchanges. For example, some foreign exchanges are "principals' markets" in which performance is the responsibility only of the individual member with whom the Trust has traded, not of the exchange or a clearing facility. In such cases, the Trust will be subject to a risk that the member with whom the Trust has traded is unable or unwilling to perform its obligations under the transaction. Additionally, an adverse change in the exchange rate between the United States dollar and the currency in which a non-U.S. futures contract is denominated would reduce the profit or increase the loss on a trade in that contract.

        Trading on foreign exchanges also presents risks of loss due to (1) the possible imposition of exchange controls, which could make it difficult or impossible for the Trust to repatriate some or all of its assets held by non-U.S. counterparties; (2) possible government confiscation of assets; (3) taxation; (4) possible government disruptions, which could result in market closures and thus an inability to exit positions and repatriate Trust assets for sustained periods of time, or even permanently; and (5) limited rights in the event of the bankruptcy or insolvency of a foreign broker or exchange resulting in a different and possibly less favorable distribution of the bankrupt's assets than would occur in the United States.

The Managing Owner Anticipates the Trust's Performance to be Non-Correlated to Stocks and Bonds, not Negatively Correlated

        The performance of the Managing Owner's Diversified Portfolio has been generally non-correlated to the performance of the stock and bond markets, as represented by the S&P 500 Stock Index and the Lehman Brothers U.S. Long Treasury Bond Index. Non-correlation means that there is no statistically valid relationship between two asset classes and should not be confused with negative correlation, where the performance of two asset classes would be opposite. Because of this non-correlation, you should not expect the Trust to be automatically profitable during unfavorable periods for the stock and /or bond markets, or vice versa.

        If the Trust does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units and the Trust may have no gains to offset your losses from other investments.

The Trust May be Subject to Profit Shares Despite Certain Units Having Declined in Value

        Investors will purchase Units at different times and will, accordingly, recognize different amounts of profit and loss on their investments. Profit Shares are accrued, or the accruals are reversed to reflect losses, on a monthly basis so that Units are not sold with an embedded Profit Share liability. However, Profit Shares are ultimately calculated on the basis of the cumulative net trading profits recognized by the Trust as a whole, not on the profits recognized by any particular Unit or Units. Consequently, the Managing Owner may still be allocated a Profit Share even though certain Units have lost value since the date they were purchased.

        Conversely, Units purchased at a Net Asset Value reduced by accrued Profit Shares will benefit from any reversal of such accruals, and the benefit of such reversals to Units outstanding at the time of such purchase will be diluted.

        Similarly, Units may incur losses generating a loss carryforward for purposes of calculating subsequent Profit Shares. The benefit of any such loss carryforward will be diluted by the admission of new Unitholders.

The Managing Owner's Increased Equity Under Management Could Lead to Lower Returns for Investors

        The Managing Owner has not agreed to limit the amount of money it may manage and is actively seeking additional accounts. The more money the Managing Owner manages, the more difficult it may become for the Managing Owner to trade profitably for the Trust because of the difficulty of trading larger positions without negatively affecting prices and performance.

Increased Competition Among Trend-Following Traders Could Reduce the Managing Owner's Profitability

        A substantial number of commodity trading advisors use technical trading systems, particularly trend-following systems, like the Managing Owner's systems. As the amount of money under the management of such systems increases, competition for the same positions increases, making the positions more costly and more difficult to acquire.

The Trust is Subject to Conflicts of Interest

        The Trust is subject to numerous actual and potential conflicts of interest, including: (1) the compensation that the Selling Agents receive gives them an incentive to promote the sale of Units as well as to discourage redemptions; (2) the brokerage commissions that UBS Financial Services Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. receive as Clearing Brokers for the Trust gives an additional incentive to promote the sale of Units as well as to discourage redemptions; (3) the Managing Owner has significant financial incentives both to promote the sale of the Units and to discourage their redemption; and (4) the Managing Owner of the Trust will not select any other trading advisor even if doing so would be in the best interests of the Trust. See "Conflicts of Interest."

The Managing Owner has not Established Formal Procedures to Resolve Conflicts of Interest

        Because the Managing Owner has not established any formal procedures for resolving conflicts of interest, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. The Managing Owner cannot assure that conflicts of interest will not result in losses for the Trust.

You Will be Taxed Each Year on Your Share of Trust Profits

        You will be taxed on your share of Trust income or gain each year, whether or not you redeem Units or receive distributions from the Trust.

        Because a substantial portion of the Trust's open positions are "marked-to-market" at the end of each year, some of your tax liability will be based on unrealized gains which the Trust may, in fact, never realize.

        40% of any trading profits on certain U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates (unless offset by capital losses), while 60% of any trading profits are taxed as long-term capital gains at a lower maximum rate for individuals (15% for most gains recognized in taxable years beginning on or before December 31, 2008). These rates apply regardless of how long the Trust holds a contract, or an investor his or her Units.

        All performance information included in this Prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

        Over time, the compounding effects of the annual taxation of the Trust's income are material to the economic consequences of investing in the Trust. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, if one factors in a 30% tax rate each year, the result would be $14,025.

You Will be Taxed on the Trust's Interest Income Even if the Trust Suffers Trading Losses

        Losses on the Trust's trading are almost exclusively capital losses. Non-corporate investors may use net capital losses to offset up to $3,000 of ordinary income each year. So, for example, if your share of the Trust's trading (i.e., capital) loss was $10,000 in a given fiscal year and your share of interest income was $5,000, you would incur a net loss in the Net Asset Value of your Units equal to $5,000, but would nevertheless recognize taxable income of $2,000.

Limitations on the Deductibility of "Investment Advisory Fees"

        The Managing Owner does not intend to treat the ordinary expenses of the Trust as "investment advisory fees" for federal income tax purposes. The Managing Owner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the ordinary expenses of the Trust characterized as "investment advisory fees," non-corporate taxpayers would be subject to substantial restrictions on the deductibility of those expenses, would pay increased taxes in respect of an investment in the Trust and could actually recognize taxable income despite having incurred a financial loss.

The IRS Could Audit Both the Trust and Individual Unitholders

        The IRS could audit the Trust's tax returns and require the Trust to adjust such returns. If an audit results in an adjustment, you could be audited and required to pay additional taxes, plus interest and possibly penalties.

The Bankruptcy of a Clearing Broker or Currency Dealer Could Cause Losses

        The Managing Owner must assess the credit-worthiness of the Clearing Brokers and foreign currency counterparties it selects for the Trust. If one of the Trust's Clearing Brokers or foreign currency counterparties becomes bankrupt, the Trust will be limited to recovering only its pro rata share of all available customer funds segregated by the Clearing Broker or counterparty. The Managing Owner attempts to mitigate this risk by selecting only well capitalized, major financial institutions as Clearing Brokers and foreign currency counterparties.

The Trust Trades in Unregulated Markets

        The Trust will conduct all or substantially all of its currency forward and related options trading in unregulated markets. There is no way to determine fair pricing or prevent trading abuses in such markets. The absence of regulation in such markets could expose the Trust to significant losses.

        Various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the "derivatives" markets in general. Future regulatory changes may limit the Trust's ability to trade in certain markets.

INVESTMENT FACTORS

        Although there can be no assurance that the Managing Owner will trade successfully on behalf of the Trust or that the Trust will avoid substantial losses, if the Trust is successful, an investment in the Trust offers investors the following potential advantages.

Access to the Diversified Portfolio

        The Trust offers you access to the Managing Owner's oldest and most successful trading portfolio. The Managing Owner has been managing investment funds pursuant to its Diversified Portfolio since February 1977. The composite compounded annual return for the Diversified Portfolio, adjusted to reflect the fees and expenses of the Trust, from February 1977 through February 2005 is approximately 15.47%. Past performance is not, however, necessarily indicative of future results.

Millburn Ridgefield Corporation

        The Managing Owner and its principals have extensive experience in designing, sponsoring, marketing and administering futures funds. The Managing Owner, together with its predecessors, is one of the longest operating of all futures money managers and was a pioneer in developing systematic trading technologies. The Managing Owner's trading experience, together with its predecessors, spans approximately 30 years. The Trust provides you the opportunity to place capital under the management of a trading advisor with one of the longest continuous trading records of any active manager.

Investment Diversification

        If you are not prepared to spend substantial time trading in the futures and forward markets, you may nevertheless participate through investing in the Trust. An investment in the Trust can provide valuable diversification to a traditional portfolio of stocks and bonds. The Managing Owner believes that the profit potential of the Trust does not depend upon favorable general economic conditions and that the Trust is just as likely to be profitable or unprofitable during periods of declining stock and bond markets as at any other time.

        Allocating a small portion of your investment portfolio to a managed futures investment, such as the Trust, can potentially enhance the performance of the portfolio. Modern portfolio theory suggests that a diverse portfolio with positively performing assets that have little or no correlation with each other should have higher returns and lower risk, as measured by variability of returns, than a less diversified portfolio: the Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risks can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated.

        Historically, managed futures investments have had very little correlation to the stock and bond markets. Non-correlated performance is not, however, negatively correlated performance. Non-correlation means only that the performance of managed futures likely has no relation to the performance of stocks and bonds. The performance of the Managing Owner's Diversified Portfolio from February 1997 through February 2005 has exhibited a substantial degree of non-correlation with the general equity and debt markets.

        Non-correlation will not provide diversification advantages beyond, perhaps, lowering a portfolio's overall volatility unless the non-correlated assets are performing positively. There can be no assurance that the Trust will perform positively or avoid losses.

Market Diversification

        The Trust trades in more than 80, though not necessarily in all markets at all times.

        The diversification of the Trust permits investors to participate in markets that would otherwise not be included in their portfolios, thereby both potentially diversifying risk and increasing profit opportunities.

        The markets traded in the Diversified Portfolio change from time to time. Currently these markets include:

Currencies
Major	Crosses
British Pound Euro currency Japanese Yen Swiss Franc	Australian Dollar—Yen British Pound—Yen Canadian Dollar—Yen Swiss Franc—Yen Euro—Canadian Dollar Euro—Norwegian Krone Euro—Polish Zloty Euro—Pound Euro—Swedish Krone Euro—Swiss Franc Euro—Yen
Secondary
Australian Dollar Brazilian Real Canadian Dollar Czech Koruna Korean Won New Zealand Dollar	Norwegian Krone Polish Zloty Singapore Dollar South African Rand Swedish Krona
Interest Rates
Australian Treasury 3 year Bond Canadian Bankers Acceptance Canadian Government Bond German 2, 5 and 10 year Euro Bonds Gilts Short term Euribor deposits	Short-term Euro Yen deposits Short term Eurodollar deposits Sterling Rates Tokyo Yen bonds U.S. Treasury 2, 5 and 10 year Notes U.S. Treasury Bonds
Stock Indices
South African All Shares France CAC 40 Index DJLA Mini DJ Euro Stoxx 50 United Kingdom FT-SE German DAX Hong Kong Hang Seng Spain IBEX 35 PLUS	Japanese Nikkei NASDAQ 100 E Mini Rusell 2000 Mini S&P 500 E Mini Simex Taiwan Index Australian SPI 200 Index Topix Index
Energy
Brent Crude Oil Crude Oil Gas Oil Heating Oil	Kerosene Natural Gas Unleaded Gas
Agricultural Commodities
Bean Oil Cocoa Coffee Corn Cotton	Soybean Meal Soybean Oil Sugar Wheat
Metals
Aluminum Copper Gold Lead Nickel	Platinum Silver Tin Zinc
Livestock
Cattle Hogs

Opportunity to Profit in Rising as Well as in Declining Markets

        The Trust may realize positive or negative returns in both rising and declining markets as futures or forwards positions may be established on either the long or the short side of a market. Unlike short selling in the securities markets, selling short in futures or forwards in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements.

        It is potentially advantageous for investors to own investments that can appreciate during a period of generally declining prices, financial disruption or economic instability.

        Investors must realize, however, that the Trust is not specifically designed to appreciate in declining markets. Rather, it is designed to perform independent of the direction of stocks and bonds and the general economy. The Trust will only increase in value if the Managing Owner's trading systems identify market trends and the Trust is able to trade those trends profitably.

Interest on Trust Assets

        The Trust will receive all of the interest income earned on its assets. Approximately 90% of the Trust's assets are invested in deposit accounts and U. S. Treasury bills or notes. The interest earned on the Trust's assets can offset a portion, though not all, of its routine costs.

        However, the Trust's interest income is subject to the risk of trading losses.

Small Minimum Investment; Smaller Minimum Additional Investment

        The Managing Owner typically manages individual accounts only of substantial size—$3,000,000 or more. You may gain access to the Managing Owner for a minimum investment of only $5,000; $2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts. You may make additional investments in minimums of only $1,000.

Limited Liability

        If you open an individual futures account, you will be generally liable for all losses incurred in the account, and may lose substantially more than you committed to the account. However, as an investor in the Trust, you cannot lose more than your investment plus undistributed profits.

Administrative Convenience

        The Managing Owner is responsible for all aspects of the Trust's operation. You will receive monthly unaudited and annual audited financial reports as well as information necessary for you to complete your federal income tax returns. The approximate daily Net Asset Value per Unit is available by calling representatives of the Managing Owner at (212) 332-7300 (ask for Investor Services).

PERFORMANCE OF THE TRUST

GLOBAL MACRO TRUST
(July 1, 2002—February 28, 2005)

  Type of Pool: Single-Advisor/Publicly-Offered/No Principal Protection
   Inception of Trading: July 2002
   Total Assets under Management in Trust: $394,477,102
   Largest % Monthly Drawdown: (10.29)% (4/04)
  Worst Peak-to-Valley Drawdown: (28.96)% (2/03-2/05)
   Aggregate Subscriptions from Inception: $488,099,496

	Monthly Rates of Return
Month
	2005	2004	2003	2002
January	(3.90)%	1.03%	3.60%
February	(0.22)%	3.73%	6.01%
March		(1.75)%	(9.27)%
April		(10.29)%	(0.27)%
May		(2.71)%	9.49%
June		(4.40)%	(3.84)%
July		(4.88)%	1.51%	1.76%
August		(2.48)%	1.61%	1.20%
September		0.79%	(1.14)%	5.67%
October		6.78%	(8.75)%	(7.94)%
November		9.56%	(3.22)%	(4.84)%
December		0.74%	3.91%	8.06%
Compound Rate of Return	(4.11)%	(5.33)%	(2.10)%	3.02%
	(2 mos. )			(6 mos. )

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        "Worst Monthly Drawdown" is the largest negative monthly rate of return experienced by the Trust.

        "Worst Peak-to-Valley Drawdown" is the greatest percentage decline in net asset value of a Trust Unit without such net asset value being subsequently equaled or exceeded. For example, if the value of a Trust Unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a "peak-to-valley drawdown" would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the Trust Unit had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

        Monthly Rate of Return for the Trust is the actual monthly rate of return recognized by an initial $1,000 investment in the Trust subject to Brokerage Fees at a 7% annual rate, the highest rate applicable to investors in the Trust.

        Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

Selected Financial Information

        The Selected Financial Information for the years ended December 31, 2004, 2003 and 2002 is taken from the audited financial statements of the Trust. See "Index to Financial Statements." The Trust commenced trading operations on July 1, 2002.

	December 31, 2004	December 31, 2003	December 31, 2002
Income Statement Data
Investment income:
Interest income	$4,131,334	$1,320,805	$110,054
Expenses:
Total expenses	$23,661,336	$9,025,024	$469,910
Net investment losses	$(19,530,002)	$(7,704,219)	$(359,856)
Realized and unrealized gains (losses):
Net realized gain (losses) on closed positions:
Futures and forward currency contracts	$6,905,418	$(13,268,783)	$(508,799)
Foreign exchange translation	$439,783	$327,078	$(2,042)
Net change in unrealized appreciation (depreciation):
Futures and forward currency contracts	$(1,362,103)	$8,881,551	$1,456,794
Foreign exchange translation	$89,796	$(11,405)	$(4,520)
Net gains (losses) from U.S. Treasury notes:
Net change in unrealized appreciation (depreciation)	$(424,161)	$20,932	$12,288
Total net realized and unrealized gains (losses)	$5,648,733	$(4,050,627)	$953,721
Net income (loss) before Profit Share to Managing Owner	$(13,881,269)	$(11,754,846)	$593,865
Less profit share to Managing Owner	—	$6,465	$70,924
Net income (loss) after Profit Share to Managing Owner	$(13,881,269)	$(11,761,311)	$522,941
Net income (loss) after profit share to Managing Owner per Unit	$(53.71)	$(21.68)	$30.24
Balance Sheet Data
Total Assets	$414,316,836	$248,208,066	$27,460,920
Total Liabilities	$17,230,684	$19,268,090	$2,424,797
Total Trust Capital	$397,086,152	$228,939,976	$25,036,123
Net Asset Value per Unit	$954.85	$1,008.56	$1,030.24

Selected Quarterly Financial Data

        The following summarized quarterly financial information presents the results of operations for the three month periods ended March 31, June 30, September 30 and December 31, 2004 and 2003. This information has not been audited.

	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004
Interest Income:	$1,447,725	$1,076,406	$932,703	$674,500
Net Realized and Unrealized Gains (Losses):	65,297,961	(17,326,669)	(54,071,271)	11,748,712
Expenses:	6,876,088	5,937,632	5,803,547	5,044,069
Net Income (Loss):	59,869,598	(22,187,895)	(58,942,115)	7,379,143
Net Income (Loss) per Unit:	144.69	(56.38)	(171.99)	29.97
	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004
Interest Income:	$536,226	$405,643	$262,222	$116,714
Net Realized and Unrealized Gains (Losses):	(14,263,411)	5,816,588	5,431,563	(1,035,367)
Expenses*:	3,817,948	2,995,704	1,609,241	602,131
Net Income (Loss):	(16,606,232)	2,680,497	3,685,720	(1,521,296)
Net Income (Loss) per Unit:	(90.59)	21.23	51.33	(3.65)

*
Expenses are exclusive of any realized and accrued profit share to the Managing Owner.

        There were no extraordinary, unusual or infrequently occurring items recognized in any quarter reported above, and the Trust has not disposed of any segments of its business.

Managing Owner's Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

General

        The Trust was organized on July 23, 2001 under the Delaware Statutory Trust Act and commenced trading operations July 1, 2002.

        The Trust's success depends on the Managing Owner's ability to recognize and capitalize on trends and other profit opportunities in different sectors of the global capital and commodity markets. The Managing Owner's trading methods do not predict price movements, nor do they rely on fundamental economic supply or demand analysis or on macroeconomic assessments of the relative strengths of different national economies or economic sectors. Instead, the systems apply proprietary computer models to analyzing past market data, and from this data alone attempt to determine whether market prices are trending. Technical traders such as the Managing Owner base their strategies on the theory that market prices reflect the collective judgment of numerous different traders and are, accordingly, the best and most efficient indication of market movements. However, there are frequent periods during which fundamental factors external to the market dominate prices.

        If the Managing Owner's models identify a trend, they signal positions which follow it. When these models identify the trend as having ended or reversed, these positions are either closed out or reversed. Due to their trend-following character, the Managing Owner's systems do not predict either the commencement or the end of a price movement. Rather, their objective is to identify a trend early enough to profit from it and to detect its end or reversal in time to close out the Trust's positions while retaining most of the profits made from following the trend.

        In analyzing the performance of the Managing Owner's trend-following systems, economic conditions, political events, weather factors, etc., are not directly relevant because the Managing Owner uses only market data in developing its systems. Additionally, in general there is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others. Further, even if significant price trends do occur, if these trends are not comprised of the type of price movements which the systems are designed to identify, the Managing Owner may not position the Trust to profit from or avoid losses due to the trend. Moreover, there have been prolonged periods in the futures markets without significant price movements, as well as markets, in which prices appear to be moving in one direction but then quickly reverse. Such periods may recur with considerable frequency, and the Managing Owner would expect it to be very difficult to achieve profitability in such markets.

        The performance summary set forth below is an outline description of how the Trust performed in the past trading in a wide variety of markets. The Trust's futures and currency forward contract prices are marked-to-market every trading day, and the Trust's trading accounts are credited or debited with its daily gains or losses. Accordingly, there is no material economic distinction between realized gains or losses on closed positions and unrealized gains or losses on open positions. The Trust's past performance is not necessarily indicative of how it will perform in the future.

Performance Summary

2004

        The Trust's net assets increased 73.45% during 2004. This increase was attributable to subscriptions of $221,942,673, which was partially offset by net loss from operations of $13,881,269 and redemptions of $39,915,228.

        During 2004, the Trust achieved net realized and unrealized gains of $5,648,733 from its trading operations (including foreign exchange translations and Treasury obligations). Brokerage fees of $22,046,061, administrative expenses of $1,565,227 and custody fees of $50,048 were incurred. Interest income of $4,131,334 offset the Trust's expenses resulting in net loss of $13,881,269. An analysis of the trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	3.11%
Currencies	(3.21)%
Stock Indices	(2.44)%
Grains	0.44%
Energy	2.49%
Metals	(0.21)%
Softs	0.19%
Livestock	0.14%

Total	0.51%

        Brokerage fees are calculated on the net asset value on the last day of each month and are affected by trading performance and redemptions.

        The Trust's Net Asset Value per unit decreased 5.33% during the year. The year 2004 was distinguished by dramatic transitions in the underlying character of market trading dynamics. Profitable trends in January and February gave way to a six month period of trendless, turbulent action across a broad swath of markets that produced significant losses. Beginning in September, trends reappeared and the Trust chalked up a sharp recovery in the year's final four months. Interest rate and energy trading were profitable and to a lesser extent so was trading of agricultural commodities. These gains were partially offset by losses from currency, stock index and metals trading. The Trust generated a small trading gain for the year.

        At the start of the year, long positions in note and bond futures, particularly for the U.S. and Europe, were quite profitable as sluggish European growth, concerns about a "jobless' U.S. recovery and central bank buying of treasuries drove interest rates down. Rising energy prices benefited long energy positions, and equity and metals trading were profitable. Currency trading was very unprofitable, however, as a dollar decline halted and reversed during the quarter.

        From March through August, a number of uncertainties plagued market participants including: the June Iraqi elections, the U.S. Presidential elections in November, the strength of the American economy and thrust of Federal Reserve policy, and China's foreign exchange, industrial and monetary policy directions. As a result, markets across the board displayed unprofitable, directionless price action. Trading of currencies, interest rates, stock indices, metals and agricultural commodities produced losses. Energy trading was the only profitable sector for this period.

        As the aforementioned uncertainties began to clarify, market participants became more confident of their opinions and a number of profitable trend opportunities emerged. In particular, a sharp dollar decline led to profits from a series of short dollar positions, particularly versus the euro and Korean won. This dollar sell off was prompted by worries about persistent U. S. current account and budget deficits, as well as the rising probability that foreign central banks would begin to diversify their international reserve holdings away from the American currency. Trading of interest rate, stock index, and metal futures was also profitable over the last four months of the year.

2003

        During 2003, the Trust suffered net realized and unrealized losses of $4,050,627 from its trading operations (including foreign exchange transactions and translations). Brokerage fees of $8,331,480 were paid or accrued. The Trust allocated a profit share to the New Profits Memo Account for the benefit of the Managing Owner of $6,465. Interest income of $1,320,805 partially offset the Trust's expenses resulting in a net loss (inclusive of administrative expenses) of $11,761,311 and a 2.10% decrease in the Net Asset Value per Unit.

        An analysis of the trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)
Interest Rate	0.09%
Currencies	2.86%
Stock Indices	1.93%
Metals	1.10%
Energy	(1.14)%
Grains	(0.95)%
Softs	(0.21)%

Total	3.68%*

*
While the Trust suffered net dollar trading losses during 2003, there was a percentage trading gain in the aggregate sectors due to the timing of additional capital contributions and monthly volatility.

        The Trust's performance was quite volatile throughout the year 2003. Substantial gains registered in January and February were largely erased in March, when major long term price trends in currencies, energy and interest rates reversed abruptly as the Iraq invasion moved from rhetoric to reality, and as traders and investors rushed to square positions, moving to the sidelines at least temporarily. Then, in May, as the initial phase of the Iraqi conflict was reaching a quicker then expected resolution, concern about large U.S. budget and trade deficits, unfavorable U.S. interest rate differentials, and Treasury Secretary Snow's apparent acquiescence to a weaker dollar, reignited a dollar selloff. At the same time, fears of deflation, and the Fed's continued easy monetary policy, produced a renewed fall in interest rates. These broad movements brought with them a sizable profit for the portfolio. However, after slightly favorable summer results, interest rate and energy markets succumbed to volatility without sustained trends. Therefore, losses in these two sectors outweighed gains from currency, stock index, and metals trading over the second half of 2003.

        On a sector basis, currency trading was profitable for 2003. Long positions in the Euro and commodity currencies (South African rand, Australian and New Zealand dollars) were quite profitable as the U.S. currency fell. On the other hand, trading of Far Eastern currencies (yen, Korean won, and the Singapore dollar) produced losses, since heavy Central Bank intervention throughout the region counterbalanced much of the downward pressure on the U.S. unit and led to erratic rate fluctuations.

        Stock futures trading was profitable due to a general up move in equities worldwide. Long gold and copper positions were profitable, particularly later in the year, as flight to safety and a weak dollar boosted gold prices, and as a weak dollar and surging industrial demand pushed copper prices upward.

        Energy prices were highly volatile during the year, particularly with the onset of hostilities in Iraq in March, and, hence energy trading generated losses in 2003.

        Interest rate trading was very profitable during the first half of 2003 when rates worldwide were continuing to trend downward. However, when that trend reversed abruptly in mid-June and was followed by erratic non-directional range trading, offsetting losses were experienced, especially during the September—December period.

        Lastly, trading of agricultural commodities produced losses throughout the year.

2002

        During 2002, the Trust achieved net realized and unrealized gains of $953,721 from its trading operations (including foreign exchange transactions and translations). Brokerage fees of $431,467 were paid or accrued. The Trust paid a profit share to the Managing Owner of $70,924. Interest income of $110,054 partially offset the Trust's expenses resulting in a net gain (inclusive of administrative expenses) of $522,941 and a 3.02% increase in the Net Asset Value per Unit. An analysis of trading gain (loss) by sector is as follows:

Sector	% Gain (Loss)
Interest Rate	8.31%
Currencies	(3.58)%
Stock Indices	1.05%
Metals	(0.15)%
Energy	(0.33)%
Grains	0.36%
Softs	(0.10)%

Total	5.56%

        Interest rate trading and, to a lesser extent, stock index trading were profitable during the Trust's first six months of operation. On the other hand, the Trust's currency trading generated losses, and trading in the energy, metals and agricultural sectors had only marginal impacts on performance.

        Sluggish worldwide economic activity, the continuing plunge of stock prices and the flight to safety and quality prompted by geopolitical uncertainties triggered large, persistent capital flows into government bills, notes and bonds worldwide. Accordingly, the Trust's long positions in U.S., European, and Japanese interest rate futures generated sizable gains while the Trust's trading in Japanese, German and Hong Kong stock futures was modestly profitable. As tensions in the Middle East heightened at year-end, energy prices moved higher and the Trust's long energy positions were very profitable, largely offsetting losses suffered earlier in the year when energy prices were moving erratically without a trend. Similarly, a long gold position was profitable in December as geopolitical tensions heated up, and this gain offset most of the losses from the Trust's non-precious metals trading where trends were absent. The Trust sustained losses on both long and short dollar positions as the Japanese yen fluctuated erratically in the Y116-Y126 range during the later half of the year. These losses, and those experienced from trading the Korean won, overwhelmed trading gains made on long positions in the euro and South African rand. The Trust's non-dollar cross rate trading was also fractionally negative for the year. In the agricultural sector, profits from a long corn trade more than offset a loss from trading cotton, producing a fractional profit for the sector overall by year-end.

Liquidity and Capital Resources

        The Trust raises additional capital only through the sale of Units and trading profits (if any) and does not engage in borrowing. The Trust sells no securities other than the Units.

        The Trust's assets are generally held as cash or cash equivalents which are used to margin the Trust's futures positions and withdrawn, as necessary, to pay redemptions and expenses. Other than potential market-imposed limitations on liquidity, due, for example, to limited open interest in certain futures market or to daily price fluctuation limits, which are inherent in the Trust's futures and forward trading, the Trust's assets are highly liquid and are expected to remain so. During its operations through December 31, 2004, the Trust experienced no meaningful periods of illiquidity in any of the numerous markets traded by the Managing Owner.

        The value of the Trust's cash and financial instruments is not materially affected by inflation. Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Trust's debt securities to decline, but only to a limited extent. More important, changes in interest rates could cause periods of strong up or down market price trends, during which the Trust's profit potential generally increases. However, inflation can also give rise to markets which have numerous short price trends followed by rapid reversals, markets in which the Trust is likely to suffer losses.

        The Trust trades futures, options and forward contracts on currencies, interest rates, energy and agricultural products, metals and stock indices. Risk arises from changes in the value of these contracts (market risk) and the potential inability of counterparties or brokers to perform under the terms of their contracts (credit risk). Market risk is generally measured by the face amount of the positions acquired and the volatility of the markets traded. The Managing Owner seeks to control market risk through real-time monitoring of open positions, market diversification inherent in the Diversified Portfolio and by limiting the Trust's margin-to-equity ratio to a range of approximately 15% to 35%.

        The credit risk from counterparty non-performance is the net unrealized gain, if any, on open positions plus the value of the margin or collateral held by the counterparty. Credit risk associated with exchange-traded contracts is generally considered to be quite low because exchanges typically provide clearinghouse arrangements in which the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require collateral in the over-the-counter markets. The Managing Owner seeks to minimize credit risk associated with the Trust's over-the-counter transactions by transacting only with large, well capitalized financial institutions.

        The financial instruments traded by the Trust contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward contracts or the Trust's satisfaction of the obligations may exceed the amount recognized in the statement of financial condition of the Trust.

Critical Accounting Estimates

        The Trust records its transactions in futures and forward currency contracts, including related income and expenses, on a trade date basis. Open futures contracts traded on an exchange are valued at market, which is based on the closing settlement price on the exchange where the futures contract is traded by the Trust on the day with respect to which Net Assets are being determined. Open forward currency contracts are recorded at fair value, based on pricing models that consider the current market prices ("Spot Prices") plus the time value of money ("Forward Points") and contractual prices of the underlying financial instruments. The Spot Prices and Forward Points for open forward currency contracts are generally based on the 3:00 P.M. New York time prices provided by widely used quotation service providers on the day with respect to which Net Assets are being determined. The Forward Points from the quotation service providers are generally in periods of one month, two months, three months and six months forward while the contractual forward delivery dates for the foreign currency contracts traded by the Trust may be in between these periods.

        The Managing Owner's policy is to calculate the Forward Points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of Forward Points for the applicable forward currency contract. The Managing Owner will also compare the calculated price to the forward currency prices provided by dealers to determine whether the calculated price is fair and reasonable.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, such as accrual of expenses, that affect the amounts and disclosures reported in the financial statements. Based on the nature of the business and operations of the Trust, the Managing Owner believes that the estimates utilized in preparing the Trust's financial statements are appropriate and reasonable, however actual results could differ from these estimates. The estimates used do not provide a range of possible results that would require the exercise of subjective judgment. The Managing Owner further believes that, based on the nature of the business and operations of the Trust, no other reasonable assumptions relating to the application of the Trust's critical accounting estimates other than those currently used would likely result in materially different amounts from those reported.

Off-Balance Sheet Arrangements

        The Trust does not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

        The Trust does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Trust's sole business is trading futures contracts and forward currency contracts, both long (contracts to buy) and short (contracts to sell). All such contracts are settled by offset, not delivery. Substantially all such contacts are for settlement within four months of the trade date and substantially all such contracts are held by the Trust for less than four months before being offset or rolled over into new contracts with similar maturities. The Trust's Financial Statements present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of the Trust's open future and forward currency contracts, both long and short, at December 31, 2004.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Introduction

Past Results Are Not Necessarily Indicative of Future Performance

        The Trust is a speculative commodity pool. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust's main line of business.

        Market movements result in frequent changes in the fair market value of the Trust's open positions and, consequently, in its earnings and cash flow. The Trust's market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust's open positions and the liquidity of the markets in which it trades.

        The Trust can rapidly acquire and/or liquidate both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Trust's past performance is not necessarily indicative of its future results.

        Value at Risk is a measure of the maximum amount which the Trust could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Trust's speculative trading and the recurrence in the markets traded by the Trust of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Trust's experience to date (i.e., "risk of ruin"). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Trust's losses in any market sector will be limited to Value at Risk or by the Trust's attempts to manage its market risk.

        Materiality, as used in this section "Quantitative and Qualitative Disclosures About Market Risk," is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Trust's market sensitive instruments.

Quantifying the Trust's Trading Value at Risk

Quantitative Forward-Looking Statements

        The following quantitative disclosures regarding the Trust's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

        The Trust's risk exposure in the various market sectors traded by the Managing Owner is quantified below in terms of Value at Risk. Due to the Trust's mark-to-market accounting, any loss in the fair value of the Trust's open positions is directly reflected in the Trust's earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

        Exchange maintenance margin requirements have been used by the Trust as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed 95-99% of the maximum one-day losses in the fair value of any given contract incurred during the time period over which historical price fluctuations are researched for purposes of establishing margin levels. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.

        In the case of market sensitive instruments which are not exchange traded (almost exclusively currencies in the case of the Trust), dealers' margins have been used as Value at Risk.

        The fair value of the Trust's futures and forward positions does not have any optionality component. However, the Managing Owner may at times trade commodity options on behalf of the Trust. While the Trust did not trade options during the periods presented in the following tables, the Value at Risk associated with options would be reflected as the margin requirement attributable to the instrument underlying each option.

        In quantifying the Trust's Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category's aggregate Value at Risk. The diversification effects resulting from the fact that the Trust's positions are rarely, if ever, 100% positively correlated have not been reflected.

The Trust's Trading Value at Risk in Different Market Sectors

        The following tables indicate the average, highest and lowest amounts of trading Value at Risk associated with the Trust's open positions by market category for the fiscal years 2004 and 2003. During 2004, the Trust's average total capitalization was approximately $322,900,000. During 2003, the Trust's average total capitalization was approximately $124,600,000 million.

	Fiscal Year 2004
Market Sector	Average Value at Risk	% of Average Capitalization	Highest Value At Risk	Lowest Value At Risk
Interest Rates	$11.5	3.6%	$12.8	$9.2
Currencies	$51.6	16.2%	$56.1	$43.7
Stock Indices	$10.4	3.2%	$19.1	$4.4
Metals	$2.0	0.6%	$2.9	$1.5
Softs	$1.1	0.3%	$1.6	$0.5
Grains	$1.1	0.3%	$1.1	$1.1
Energy	$2.5	0.8%	$3.8	$1.5
Livestock	$0.4	0.1%	$0.4	$0.4
Total	$80.6	25.1%

        Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts for the calendar quarter-ends during the fiscal year. Average Capitalization is the average of the Trust's capitalization at the end of the calendar quarters during the fiscal year. Dollar amounts represent millions of dollars.

	Fiscal Year 2003
Market Sector	Average Value at Risk	% of Average Capitalization	Highest Value At Risk	Lowest Value At Risk
Interest Rates	$3.9	3.4%	$7.3	$1.6
Currencies	$32.8	25.2%	$54.2	$8.1
Stock Indices	$4.2	3.5%	$7.8	$1.6
Metals	$0.7	0.7%	$1.2	$0.1
Commodities	$0.3	0.4%	$0.4	$0.1
Energy	$1.9	1.5%	$3.5	$0.6
Total	$43.8	34.7%

        Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts for the calendar quarter-ends during the fiscal year. Average Capitalization is the average of the Trust's capitalization at the end of the calendar quarters during the fiscal year. Dollar amounts represent millions of dollars.

Material Limitations on Value at Risk as an Assessment of Market Risk

        The face value of the market sector instruments held by the Trust is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Trust. The magnitude of the Trust's open positions creates a "risk of ruin" not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions—unusual, but historically recurring from time to time—could cause the Trust to incur severe losses over a short period of time. The foregoing Value at Risk table—as well as the past performance of the Trust—give no indication of this "risk of ruin."

Non-Trading Risk

        The Trust has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as any market risk they represent) are immaterial.

        The Trust also has non-trading cash flow risk as a result of holding a substantial portion (approximately 80%) of its assets in U.S. Treasury notes and other short-term debt instruments (as well as any market risk they represent) for margin and cash management purposes. Although the Managing Owner does not anticipate that, even in the case of major interest rate movements, the Trust would sustain a material mark-to-market loss on its securities positions, if short-term interest rates decline so will the Trust's cash management income. The Trust also maintains a portion (approximately 10%) of its assets in cash in interest-bearing bank accounts. These cash balances are also subject (as well as any market risk they represent) to cash flow risk, which is not material.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

        The following qualitative disclosures regarding the Trust's market risk exposures—except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Managing Owner manages the Trust's primary market risk exposures—constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Trust's primary market risk exposures as well as the strategies used and to be used by the Managing Owner for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Trust's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Trust. There can be no assurance that the Trust's current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Trust.

        The following were the primary trading risk exposures of the Trust as of December 31, 2004, by market sector.

        Financial Instruments.    Interest rate movements directly affect the price of the sovereign bond futures positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Trust's profitability. The Trust's primary interest rate exposure is to interest rate fluctuations in the United States and other major industrialized, or Group of Seven (Canada, France, Germany, Italy, Japan, United Kingdom and United States, collectively "G-7"), countries. However, the Trust also may take positions in futures contracts on the government debt of smaller nations. The Managing Owner anticipates that G-7 interest rates, both long-term and short-term, will remain the primary market exposure of the Trust for the foreseeable future.

        Currencies.    Exchange rate risk is the principal market exposure of the Trust. The Trust's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies, including cross-rates—i.e., positions between two currencies other than the U.S. dollar. As of December 31, 2004, the Trust's primary currency exposures were in the U.S. dollar versus the Euro, Yen, Swiss Franc, Czech Krone, Korean Won, Singapore Dollar, South African Rand, New Zealand Dollar and Australian Dollar. The primary exposures in the currency crosses were in the Yen versus the Canadian Dollar and in the Euro versus the Yen, British Pound and Norwegian Krone.

        Stock Indices.    The Trust's primary equity exposure, through stock index futures, is to equity price risk in the G-7 countries. As of December 31, 2004, the Trust's primary exposures were in the E Mini Nasdaq 100 (United States), Simex (Singapore), TOPIX (Japan), DAX (German) and Hang Seng (Hong Kong) stock indices. The Trust is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Asian indices. (Static markets would not cause major market changes but would make it difficult for the Trust to avoid numerous small losses.)

        Metals.    The Diversified Portfolio used for the Trust trades precious and base metals. The Trust's metals market exposure is in gold, silver, platinum, aluminum, copper, lead, nickel, tin and zinc.

        Agricultural.    The Trust's primary commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions. Grains, coffee and cotton accounted for the substantial bulk of the Trust's commodities exposure as of December 31, 2004. The Trust also has market exposure to other agricultural commodities including, live cattle, cocoa and the soybean complex.

        Energy.    The Trust's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

        The following were the only non-trading risk exposures of the Trust as of December 31, 2004.

        Foreign Currency Balances.    The Trust's primary foreign currency balances are in Japanese yen, euro, British pounds and Hong Kong dollars. The Trust controls the non-trading risk of these balances by regularly converting these balances back into dollars (no less frequently than twice a month).

        Securities Positions.    The Trust's only market exposure in instruments held other than for trading is in its securities portfolio. The Trust holds only cash or interest-bearing, credit risk-free, short-term paper—typically U.S. Treasury instruments with durations no longer than 1 year. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Trust's securities, although substantially all of these short-term instruments are held to maturity.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

        The Managing Owner attempts to control risk through the systematic application of its trading method, which includes a multi-system approach to price trend recognition, an analysis of market volatility, the application of certain money management principles, which may be revised from time to time, and adjusting leverage or portfolio size. In addition, the Managing Owner limits its trading to markets which it believes are sufficiently liquid in respect of the amount of trading it contemplates conducting.

        The Managing Owner develops trading systems using various quantitative models and data and tests those systems in numerous markets against historical data to simulate trading results. The Managing Owner then analyzes the profitability of the systems looking at such features as the percentage of profitable trades, the worst losses experienced, the average giveback of maximum profits on profitable trades and risk adjusted returns. The Managing Owner selects multiple systems in each market after a review of statistical data for the systems in an effort to diversify away from reliance on a single system. The Managing Owner attempts to select systems with different characteristics to smooth the return stream.

        The Managing Owner also attempts to assess market volatility as a means of monitoring and evaluating risk. In doing so, the Managing Owner uses a volatility overlay system which is designed to measure the risk in a portfolio's position in a market and to signal a decrease in position size when risk increases and an increase in position size when risk decreases. The Managing Owner's volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges.

        The Managing Owner's risk management also focuses on money management principles applicable to a portfolio as a whole rather than to individual markets. The first principle is reducing overall portfolio volatility through diversification among markets. The Managing Owner seeks a portfolio in which returns from trading in different markets are not highly correlated, that is, in which returns are not all positive or negative at the same time. Additional money management principles include limiting the assets committed as margin or collateral, generally within a range of 15% to 35% of an account's net assets; avoiding the use of unrealized profits in a particular market as margin for additional positions in the same market; and changing the equity used for trading an account solely on a controlled periodic basis, not automatically due to an increase in equity from trading profits.

        Another important risk management function is the careful control of leverage or portfolio size. Leverage levels are determined by simulating the entire portfolio over the past five or ten years to determine the worst case experienced by the portfolio in the simulation period. The worst case or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If the Managing Owner considers the drawdown too severe, it reduces the leverage or portfolio size.

        The Managing Owner determines asset allocation among markets taking into account statistical data on the systems' returns, the relative volatility of the markets, liquidity constraints and the Managing Owner's judgment and experience. From time to time the Managing Owner may adjust the size of a position, long or short, in any given market. This exercise of discretion generally occurs only in response to unusual market conditions that may not have been factored into the design of the portfolio and trading systems and is generally intended to reduce risk exposure. Decisions to make such adjustments require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

THE MANAGING OWNER

Millburn Ridgefield Corporation

        The Managing Owner, Millburn Ridgefield Corporation, is a Delaware corporation organized in May 1982 to manage discretionary accounts in futures and forward markets. It is the corporate successor to a futures trading and advisory organization which has been continuously managing assets in the currency and futures markets using quantitative, systematic techniques since 1971. As of February 28, 2005, the Managing Owner, together with its affiliates, was managing approximately $1.2 billion in currencies, currency overlays, financial and commodity futures and other alternative strategies.

        The value of the Managing Owner's investment in the Trust as of February 28, 2005 was $4,042,855.

Background and Management

        The Managing Owner is organized into four main departments: research, trading, operations and investor services. The Managing Owner provides its personnel with a computerized infrastructure that supports the Managing Owner's research efforts and allows departments to coordinate and communicate effectively. The Managing Owner was among the first systematic money managers to begin building a comprehensive in-house computerized database, and this database has been updated continuously since its introduction in 1975. For example, the Managing Owner's currency database contains more than thirty years of activity, and the interest-rate futures database covers the period since 1977, the first year these contracts were traded.

        The systems implemented by the research staff generate signals which the trading department executes and monitors in more than eighty currency and futures markets on a 24-hour global basis. The face value of the trades executed by the trading department is in excess of $40 billion per year. The trade implementation process is facilitated by the extensive computerization of support functions. These functions include (1) position accounting, (2) profit and loss statements, (3) trading system signal sheets and (4) portfolio adjustments. Also, a system of sophisticated checks and balances is in place to guard against errors. Examples are multiple confirmations of executed trades and continuous review of positions by both the trading staff and the senior officers of the firm. The Managing Owner has also invested in sophisticated communications, news and quotation capabilities.

        The Managing Owner has been registered with the Commodity Futures Trading Commission ("CFTC") as a "commodity pool operator" since July 1, 1982 and as a "commodity trading advisor" since September 13, 1984 and is a member of the National Futures Association ("NFA"). The Managing Owner is the successor to the trading advisory and commodity pool operator functions of Millburn Partners and CommInVest both of which entities are or were affiliates of The Millburn Corporation. The Millburn Corporation, an affiliate of the Managing Owner, performs certain administrative and operating functions for the Managing Owner. There have never been, nor are there pending or on appeal, any administrative, civil or criminal actions against the Managing Owner or its principals or affiliates. The registration of the Managing Owner with the CFTC must not be taken as an indication that this agency has recommended or approved either the Managing Owner or the Trust.

        The background of each of the principals and senior officers of the Managing Owner and its affiliates who perform services on the Managing Owner's behalf is set forth below.

        Harvey Beker, age 51.    Mr. Beker is Co-Chief Executive Officer and Co-Chairman of the Managing Owner and The Millburn Corporation, and a partner of their affiliate, ShareInVest Research L.P. He received a Bachelor of Arts degree in economics from New York University ("NYU") in 1974 and a Master of Business Administration degree in finance from NYU in 1975. From June 1975 to July 1977, Mr. Beker was employed by Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at Clayton Brokerage Co. of St. Louis. Mr. Beker has been employed by The Millburn Corporation since June 1978 and initially served as the Director of operations for its affiliate, Millburn Partners. During his tenure at Millburn (including its affiliates, Millburn Partners and CommInVest Research Limited Partnership ("CommInVest")) he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in June 1982, and a partner in ShareInVest, the predecessor of ShareInVest Research L.P. ("ShareInVest"), in April 1982.

        George E. Crapple, age 60.    Mr. Crapple is Co-Chief Executive Officer and Co-Chairman of the Managing Owner and The Millburn Corporation and a partner of ShareInVest. In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa. In 1969 he graduated from Harvard Law School, magna cum laude, where he was a member of the Harvard Law Review. He was a lawyer with Sidley & Austin, Chicago, Illinois, from 1969 until April 1, 1983, as a partner since 1975, specializing in commodities, securities, corporate and tax law. He was first associated with the Managing Owner in 1976 and joined Managing Owner and The Millburn Corporation (including its affiliates, Millburn Partners and CommInVest) on April 1, 1983 on a full-time basis. He became a partner in ShareInVest in April 1984. Mr. Crapple is a Director, Member of the Executive Committee, Chairman of the Appeals Committee and a former Chairman of the Eastern Regional Business Conduct Committee of the NFA, past Chairman of the Managed Funds Association, a member of the Global Markets Advisory Committee of the CFTC and a member of the board of directors of the Futures Industry Association ("FIA").

        Barry Goodman, age 47.    Mr. Goodman is Executive Vice-President, Director of Trading and Co-Director of Research of the Managing Owner and The Millburn Corporation and a partner of ShareInVest. His responsibilities include overseeing the firm's trading operation and managing its trading relationships, as well as the design and implementation of trading systems. He graduated magna cum laude from Harpur College of the State University of New York in 1979 with a B.A. in economics. From September 1980 through October 1982 he was a commodity trader for E. F. Hutton & Co., Inc. ("E.F. Hutton"). At E.F. Hutton, he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. He joined the Managing Owner and The Millburn Corporation (including its affiliate, Millburn Partners) in November 1982 as Assistant Director of Trading. He became a partner in ShareInVest in January 1984.

        Grant N. Smith, age 53.    Mr. Smith is Executive Vice-President and Co-Director of Research of the Managing Owner and The Millburn Corporation and a partner of ShareInVest. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He received a B.S. degree from the Massachusetts Institute of Technology ("M.I.T.") in 1974 and an M.S. degree from M.I.T. in 1975. While at M.I.T. he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined the predecessor entity to The Millburn Corporation in June 1975, and has been continuously associated with the Managing Owner, The Millburn Corporation and their affiliates since that time.

        Gregg R. Buckbinder, age 46.    Mr. Buckbinder is Senior Vice-President and Chief Operating Officer of the Managing Owner and The Millburn Corporation and a partner, since January 2000, of ShareInVest. He graduated cum laude from Pace University ("Pace") in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace in 1988. He joined the Managing Owner and The Millburn Corporation in January 1998 from Odyssey Partners, L.P. where he was responsible for the operation, administration and accounting of the firm's merchant banking and managed account businesses from July 1990 through December 1997. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from June 1985 to July 1990 where he was First Vice President and Controller, and from August 1983 to June 1984 where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from June 1984 to June 1985 as a manager in the tax department and from September 1980 to August 1983 as a senior auditor, with an emphasis on clients in the financial services business. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

        Mark B. Fitzsimmons, age 57.    Mr. Fitzsimmons is a Senior Vice-President of the Managing Owner and The Millburn Corporation and a partner, since January 2000, of ShareInVest. His responsibilities include both business development and investment strategy. He joined the Managing Owner and its affiliates in January 1990 from Morgan Stanley & Co. Incorporated where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm from October 1987 until January 1990. From September 1977 to October 1987 he was with Chemical Bank New York Corporation ("Chemical"), first as a Senior Economist in Chemical's Foreign Exchange Advisory Service and later as a Vice-President and Manager of Chemical's Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From

September 1973 to September 1977 Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department. He graduated summa cum laude from the University of Bridgeport, Connecticut in 1970 with a B.S. in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973.

        Dennis B. Newton, age 53.    Mr. Newton is a Senior Vice-President of the Managing Owner and The Millburn Corporation. His primary responsibilities are in administration and business development. Prior to joining the Managing Owner and The Millburn Corporation in September 1991, Mr. Newton was President of Phoenix Asset Management, Inc. ("Phoenix"), a registered commodity pool operator from April 1990 to August 1991 and President of its affiliated introducing broker, Phoenix Futures Inc., from March 1990 to June 1991. Prior to his employment with Phoenix, Mr. Newton was a Director of Managed Futures with Prudential-Bache Securities Inc. ("Prudential-Bache") from October 1987 to March 1990 and was associated with its affiliated futures commission merchant ("FCM") entity, Prudential Securities Futures Management, Inc. Mr. Newton joined Prudential-Bache from Heinold Asset Management, Inc. ("Heinold"), and its affiliated FCM, Heinold Commodities Inc., where he was a member of the senior management team from October 1974 to October 1987. Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.

        Steven M. Felsenthal, age 35.    Mr. Felsenthal is General Counsel and Chief Compliance Officer of the Managing Owner, The Millburn Corporation and ShareInVest. Prior to joining Millburn in January 2004, Mr. Felsenthal was a senior associate in the investment management group at Schulte Roth & Zabel LLP (September 1999- January 2004), where he represented and advised hedge funds, registered investment companies, investment advisers, broker-dealers and banks in connection with all facets of their asset management businesses, and a member of the tax department of Kramer, Levin, Naftalis & Frankel LLP (October 1996-September 1999). He graduated cum laude from Yeshiva University in 1991 with a bachelor of arts degree in political science, and order of the coif from Fordham University School of Law in 1996, where he also served as an editor of the Fordham Environmental Law Journal. Mr. Felsenthal received an LL.M degree in taxation from NYU School of Law in 2001 and has written and been quoted in numerous published articles on various topics related to investment management.

        Tod A. Tanis, age 50.    Mr. Tanis is a Vice President, Principal Accounting Officer and Director of Operations of the Managing Owner and The Millburn Corporation. He is responsible for overseeing operations and accounting for the firm's commodity pools. He graduated from Grove City College in May 1976 with a B.A. in accounting and joined the Managing Owner and The Millburn Corporation in May of 1983. Prior to joining Millburn, he was with E.F. Hutton, where he was a Manager from December 1982 to April 1983; a Supervisor from August 1982 to December 1982; an International Accountant from April 1979 to August 1982; and a staff accountant from June 1978 to April 1979. As a Manager at E.F. Hutton, he was responsible for all internal and external commodity reporting. Mr. Tanis also served as a Junior Accountant and then International Staff Accountant with Merrill Lynch & Company from September 1976 to May 1978.

        The Managing Owner shares with its affiliates a staff of over 50, including the above-named individuals. The past performance of the Managing Owner is set forth below under "—Additional Performance of the Managing Owner" and in "Supplemental Performance Information."

Trading Strategies in General

        Forward and futures traders may generally be classified as either systematic or discretionary. A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, which markets to follow and trade, when to liquidate a position in a contract that is about to expire and how heavy a weighting a particular market should have in a portfolio. However, although these judgmental decisions may have a substantial effect on a systematic trading advisor's performance, the trader relies primarily on trading programs or models that generate trading signals. The systems used to generate trading signals themselves may be changed from time to time, but the trading instructions generated by the systems are followed without significant additional analysis or interpretation. Discretionary traders on the other hand—while they may use market charts, computer programs and compilations of quantifiable information to assist them in making trading decisions—make trading decisions on the basis of their own judgment and trading instinct, not on the basis of trading signals generated by any program or model.

        The Managing Owner is a systematic trader.

        In addition to being distinguished from one another on the basis of whether they are systematic or discretionary traders, futures trading advisors are also distinguished as relying on either technical or fundamental analysis, or on a combination of the two.

        Technical analysis is not based on the anticipated supply and demand of a particular commodity, currency or financial instrument. Instead, it is based on the theory that the study of the markets themselves will provide a means of anticipating the external factors that affect the supply and demand for a particular commodity, currency or financial instrument in order to predict future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity, currency or financial instrument.

        Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity, currency or financial instrument in an attempt to predict future prices. Such factors might include the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, currency or financial instrument, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that instrument. Fundamental analysis assumes that the markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

        The Managing Owner is predominantly a technical trader.

        Trend-following advisors, such as the Managing Owner, gear their trading approaches towards positioning themselves to identify and follow major price movements. In contrast, market forecasters attempt to predict future price levels without relying on such trends to point the way, scalpers attempt to make numerous small profits on short-term trades, and arbitrage traders attempt to capture temporary price imbalances between inter-related markets. Trend-following traders assume that more than half of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their numerous but smaller losses, by successfully identifying and following major trends. Consequently, during periods in which no major price trends develop in a market, a trend-following advisor is likely to incur substantial losses.

The Managing Owner's Trading Strategy

Multiple Trading Systems

        The objective of the Managing Owner's trading method is to participate in all major sustained price moves in the markets traded. The Managing Owner regards its approach as long-term in nature. The Managing Owner makes trading decisions pursuant to its trading method, which includes technical trend analysis, certain non-trend-following technical systems, and the money management principles described below, which may be revised from time to time.

        The first step in the trading methodology is developing trading systems which generate buy or sell decisions in a particular market based on the direction of price trends occurring over different time-frames. Over the last 30 years, the Managing Owner has developed hundreds of trading systems. These "heritage" systems are augmented from time to time with the results of research. The Managing Owner tests the full range of the systems in each market against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. It then calculates (i) the profitability of the systems and (ii) a number of statistics designed to identify high quality profits such as (a) the percentage of profitable trades, (b) the worst losses experienced, (c) the average giveback of maximum profits on profitable trades and (d) Sharpe ratio (risk-adjusted returns).

        The Managing Owner selects multiple systems in each market after a review of statistical data for the heritage systems in an effort to diversify away from reliance on a single system. The Managing Owner attempts to select systems with different characteristics to smooth the return stream. The Managing Owner then selects its portfolio weightings taking into account statistical data on the systems' returns, the relative volatility of the markets, liquidity constraints and the Managing Owner's judgment and experience.

Risk Management

        Risk is a function of both price level and price volatility. In attempting to assess market volatility as a means of monitoring and evaluating risk, the Managing Owner uses its volatility overlay as a part of individual market risk management. This system is designed to measure the risk in the portfolio's position in each market and signals a decrease in position size when risk increases and an increase in position size when risk decreases.

        In addition to the volatility overlay, the Managing Owner's risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets and control of leverage and portfolio size. There are, however, no restrictions on the amount of leverage the Managing Owner may use at any given time.

        Another important risk management function is the careful control of leverage or portfolio size. Leverage levels are determined by simulating the entire portfolio—all markets, all systems, all risk control overlays, the exact weightings of the markets in the portfolio and the proposed level of leverage—over the past five or ten years to determine the worst case experienced by the portfolio in the simulation period.

        The worst case or peak-to-trough drawdown is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If the Managing Owner considers the drawdown too severe, it reduces the leverage or portfolio size. There are, however, no restrictions on the amount of leverage the Managing Owner may use at any given time.

        Decisions whether to trade a particular market require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

        The Managing Owner employs discretion in the execution of trades where trader expertise plays a role in timing of orders and, from time to time, may adjust the size of a position, long or short, in any given market indicated by its systematic trading strategies. This exercise of discretion generally occurs only in response to unusual market conditions that may not have been factored into the design of the trading systems and is generally intended to reduce risk exposure. Decisions to make such adjustments also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

        With respect to the execution of trades, the Managing Owner may rely to an extent upon the judgment of others, including dealers, bank traders and floor brokers. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

        The trading method, systems and money management principles utilized by the Managing Owner are proprietary and confidential. The foregoing description is general and is not intended to be complete.

Additional Performance of the Managing Owner

        The Managing Owner trades its Diversified Portfolio on behalf of the Trust. The following summary and chart reflect the composite performance results from January 2000 through February 2005 of the Managing Owner's Diversified Portfolio.

THE MILLBURN DIVERSIFIED PORTFOLIO
(January 1, 2000—February 28, 2005)

  Name of Program: Diversified Portfolio
   Inception of Trading by the Managing Owner: February 1971
   Inception of Trading Pursuant to Program: February 1977
   Number of Accounts Traded Pursuant to Program: 7
   Total Assets Traded by the Managing Owner: $879,347,368
   Total Assets in Program: $763,347,368
   Largest monthly drawdown since 2000: (10.53)% (4/04)
   Worst Peak-to-Valley Drawdown Since 2000: (26.90)% (5/03 - 2/05)
   Number of Accounts Opened and Closed Profitable since 2000: 17, range of gains from 1.04% to 3,661.16%
   Number of Accounts Opened and Closed Unprofitable since 2000: 5, range of losses 0.55% to 8.44%

Month	2005		2004	2003	2002	2001	2000
January	(3.72)%		1.27%	4.28%	1.88%	0.62%	1.99%
February	0.05%		4.02%	6.91%	(4.31)%	(1.54)%	(1.73)%
March			(1.62)%	(9.34)%	1.05%	9.12%	(4.55)%
April			(10.53)%	(0.07)%	(3.26)%	(5.39)%	0.67%
May			(2.38)%	10.74%	6.01%	1.89%	(1.94)%
June			(4.31)%	(4.10)%	13.44%	(2.24)%	(4.43)%
July			(4.83)%	1.97%	6.06%	(5.38)%	(1.85)%
August			(2.33)%	2.05%	1.55%	3.26%	3.23%
September			1.01%	(0.96)%	6.62%	(2.85)%	(2.77)%
October			6.83%	(8.93)%	(8.06)%	4.20%	4.50%
November			9.74%	(3.11)%	(4.14)%	(8.21)%	6.02%
December			0.87%	4.14%	7.38%	1.85%	14.41%
Compound Annual Rate of Return	(3.67 (2 mos.	)% )	(3.83)%	1.55%	24.55%	(5.79)%	12.72%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        The Trust is a single Diversified Portfolio account of the Managing Owner. The performance set forth above is the composite performance of the Managing Owner's Diversified Portfolio accounts, not the performance of the Trust.

        "Worst Monthly Drawdown" is the largest negative monthly rate of return experienced by a fund or a trading portfolio (on a composite basis) during the period shown.

        "Worst Peak-to-Valley Drawdown" is the greatest percentage decline in net asset value experienced by a fund, fund unit or trading portfolio (on a composite basis) during the period shown, without such net asset value being subsequently equaled or exceeded. For example, if the value of a fund unit or trading portfolio dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a "peak-to-valley drawdown" would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the fund unit or the trading portfolio had risen by approximately 2% or more in March, the drawdown would have ended as of the end of February at the (2)% level.

        Monthly Rate of Return for a fund is the actual monthly rate of return recognized by an initial $1,000 investment in the fund, subject to the highest charges applicable to the fund. For trading portfolios, prior to January 1, 2004, Monthly Rate of Return is the net performance of the fully-funded subset of all accounts in the portfolio divided by the beginning equity of the subset. Beginning January 1, 2004, Monthly Rate of Return for trading portfolios is the net performance of all accounts in the portfolio divided by the beginning, nominal, equity of all such accounts.

        Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

OTHER MILLBURN SPONSORED FUNDS
(Each a single-advisor pool)
January 1, 2000—February 28, 2005

NAME OF FUND	Type of Offering	Inception of Trading	Aggregate Subscriptions	Current Capitalization	Worst Monthly Drawdown %/Month	Worst Peak-to-Valley Drawdown %/Period	2005 Compound 2 Month Rate of Return	2004 Compound Annual Rate of Return	2003 Compound Annual Rate of Return	2002 Compound Annual Rate of Return	2001 Compound Annual Rate of Return	2000 Compound Annual Rate of Return
The Millburn World Resource Trust	Public	Sept. 1995	$100 million	$7.6 million	(14.82)% (10/99)	(29.82)% (2/97-9/00)	(4.31)% (2 mos.)	(3.86)%	(3.38)%	16.69%	(12.10)%	2.32%
Millburn Global Opportunity Fund L.P.	Public	Jan. 1993	$41.6 million	ceased trading as of 12/31/03	(10.54)% (1/94)	(32.09)% (6/99-9/00)	N/A	N/A	2.11%	23.01%	4.77%	(8.53)%
Millburn Currency Fund II L.P.	Public-Partial Principal Protected	Aug. 1991	$13.4 million	dissolved as of 9/30/00	(6.54)% (10/99)	(28.56)% (7/97-9/00)	N/A	N/A	N/A	N/A	N/A	(15.17)% (9 mos.)
Nestor Partners	Private	Feb. 1977	$472 million	$191 million	(12.04)% (10/99)	(25.97)% (2/03-2/05)	(3.85)% (2 mos.)	(3.66)%	0.92%	21.99%	(7.88)%	12.37%
Millburn Global Markets Portfolio L.P.	Private	Oct. 1993	$6.4 million	ceased trading as of 2/28/01	(8.67)% (10/99)	(30.54)% (6/99-9/00)	N/A	N/A	N/A	N/A	0.60% (2 mos.)	(5.39)%
Millburn Currency Fund L.P.	Private	Jan. 1990	$88 million	$16.8 million	(8.69)% (9/01)	(21.55)% (7/97-9/00)	(3.07)% (2 mos.)	(1.89)%	(0.54)%	17.19%	2.78%	4.29%

See the notes on the preceding page.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
The Managing Owner is the general partner of certain funds, the performance of which is not included herein pursuant to an exemption provided in the rules of the CFTC.
Purchasers of Units will acquire no interest in these funds.

ADDITIONAL MILLBURN TRADING PORTFOLIOS
January 1, 2000—February 28, 2005

Name of CTA: Name of Program:	Millburn Ridgefield Corporation Diversified- High Leverage	Millburn Ridgefield Corporation Diversified- 2.5XL	Millburn Ridgefield Corporation Diversified Small	Millburn Ridgefield Corporation Currency Portfolio	Millburn Ridgefield Corporation Currency-High Leverage	Millburn Ridgefield Corporation Global Portfolio	Millburn Ridgefield Corporation Index Portfolio	Millburn Ridgefield Corporation World Resource Portfolio
Inception of Client Account Trading by CTA:	February 1971	February 1971	February 1971	February 1971	February 1971	February 1971	February 1971	February 1971
Inception of Client Account Trading in Program:	April 1998	December 1999	October 2004	November 1989	July 1993	November 1989	May 2002	September 1995
Number of Open Accounts:	0	0	3	4	1	1	1	1
Total Assets Overall:	$879 million	$879 million	$879 million	$879 million	$[879 million	$879 million	$879 million	$879 million
Total Assets in Program:	0	0	10.5 million	$32 million	$5.2 million	$13.2 million	$47.1 million	$7.6 million
Worst Monthly Drawdown in the Program:	(12.62)% (10/99)	(20.43)% (11/02)	(4.11)% (1/05)	(7.67)% (9/01)	(13.90)% (9/01)	(9.45)% (4/04)	(4.12)% (3/03)	(11.04)% (3/03)
Worst Peak-to-Valley Drawdown in the Program:	(17.52)% (7/99-3/00)	(39.92)% (3/01-04/02)	(6.66)% (11/04-2/05)	(15.23)% (7/97-9/00)	(40.79)% (7/97-8/00)	(32.77)% (6/99-9/00)	(7.36)% (2/03-9/03)	(29.07)% (2/97-9/00)
2005 Compound Rate of Return:	N/A	N/A	(6.18)% (2 mos.)	(2.75)% (2 mos.)	(4.40)% (2 mos.)	(3.86)% (2 mos.)	(1.75)% (2 mos.)	(3.98)% (2 mos.)
2004 Compound Annual Rate of Return	N/A	N/A	18.51%	(0.88)%	(7.17)%	(7.98)%	4.26%	(2.36)%
2003 Compound Annual Rate of Return:	N/A	N/A	(3 mos.)	2.29%	(5.02)%	4.06%	3.73%	(2.04)%
2002 Compound Annual Rate of Return:	N/A	68.79% (7 mos.)	N/A	20.59%	22.96%	24.80%	1.76% (8 mos.)	17.85%
2001 Compound Annual Rate of Return:	N/A	(16.16)%	N/A	4.18%	(0.27)%	5.12%	N/A	(10.52)%
2000 Compound Annual Rate of Return:	(8.46)% (3 mos.)	18.15%	N/A	6.89%	(2.05)%	(8.11)%	N/A	2.34%

PAST PERFORMANCE NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
The Trust's account is traded pursuant to the Managing Owner's Diversified Portfolio, the performance of which is set forth on page 39.
See the notes on page 39.

USE OF PROCEEDS

        The entire proceeds of this offering of the Units will be used by the Trust to engage in its trading activities and as reserves to support that trading.

        The Trust will deposit its assets in cash with the Trust's Clearing Brokers and other futures clearing brokers to be used as margin, in accounts established in the name of the Trust at major United States banks and with its foreign exchange counterparties. The assets deposited as margin with the Clearing Brokers will be held in "customer segregated funds accounts" or "foreign futures and foreign options secured amount accounts," as required by the Commodity Exchange Act and CFTC regulations. In general, the Managing Owner expects that approximately 4% to 11% of the Trust's assets will be held in customer segregated funds and approximately 5% to 12% will be held in foreign futures and options secured amount accounts. Assets held in customer segregated funds accounts and foreign futures and options secured amount accounts will be held in cash or in U.S. Treasury instruments approved by the CFTC for the investment of customer segregated funds. In general, the Managing Owner expects that approximately 70% to 85% of the Trust's assets will be held in bank, U.S. government-instrument money market or custody accounts opened in the Trust's name, although the actual level may vary from time to time. Assets held in these accounts will be held primarily in interest-bearing deposits or in U.S. Treasury instruments.

        The Trust will trade in the forward currency markets. The Trust will deposit assets with its currency forward counterparties in order to initiate and maintain its currency forward contracts, primarily with Morgan Stanley & Co. Inc. which serves as the Trust's prime broker in connection with the Trust's foreign currency forward contract transactions. Such assets will be held in U.S. Treasury instruments or in cash, for which the Trust will receive an interest credit at short-term rates. The foreign exchange counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowings, despite such cash belonging to the Trust, not the counterparties. Approximately 5% to 15% of the Trust's assets will be held, in the Trust's name, in cash or U.S. Treasury instruments in accounts in the United States, with foreign exchange counterparties. These accounts are not subject to the segregation regulations of the CFTC and thus may offer less protection than segregated funds accounts in the event of the bankruptcy of a foreign exchange counterparty.

        On an ongoing basis, the Managing Owner anticipates that the Trust will be able to earn interest on approximately 90% of its daily Net Assets. The Managing Owner will not receive any interest income earned on the approximately 10% of the Trust's Net Assets which do not earn interest for the Trust.

        Under current margin requirements, the Managing Owner expects the Trust's average margin to equity ratio, including collateral held by foreign exchange counterparties, to be approximately 15% to 35% of the Trust's assets. However, margin requirements vary from time to time, and the Trust is not limited in the amount of leverage it may use at any one time.

        The Managing Owner does not anticipate making any distributions of Trust profits.

        The Trust will not lend any of its assets to any person or entity other than through permitted securities investments. The Managing Owner will not commingle the property of the Trust with the property of any other person or entity in violation of law.

CHARGES

        The Managing Owner believes that you should consider the charges to which the Trust is subject when making your investment decision.

Charges Paid by the Trust

Recipient	Nature of Payment	Amount of Payment
The Managing Owner	Brokerage Fee	A flat-rate monthly fee of 0.58 of 1% of the Trust's month-end Net Assets before accruals for unpaid Brokerage Fees or Profit Shares (a 7% annual rate). The Managing Owner will, in turn, pay all the routine costs of executing and clearing the Trust's trades and all selling commissions due to the Selling Agents. During 2004, the Trust paid the Managing Owner $22,046,061 in Brokerage Fees.

Persons who invest $100,000 or more in the Trust or who purchase their Units through asset-based or fixed-fee investment programs and whose Units participate in such programs, or who are Selling Agent employees who purchase their Units through 401(k) plans or other Selling Agent-sponsored employee benefit plans, pay annual Brokerage Fees at reduced rates. This reduction has no effect on other investors.
Forward Counterparties	"Bid-ask" spreads
These spreads are not actually fees paid by the Trust but are dealer profit margins incorporated into forward contract pricing. They are, therefore, unquantifiable. In addition, the Managing Owner, not the Trust, pays approximately $10 in prime brokerage fees per $1 million of currency forward contracts facilitated on behalf of the Trust with the forward counterparties.
The Managing Owner	Annual Profit Share
20% of any New Trading Profit, excluding interest income and after reduction for Brokerage Fees and administrative costs. During 2004, the Trust did not allocate any Profit Share to the Managing Owner.
Others	Trustee fees, custody fees, legal, accounting, printing, postage and administrative costs	As incurred; not expected to exceed 0.50 of 1% of average month-end Net Assets annually. During 2004, the Trust incurred $1,615,275 in administrative expenses.
Others	Extraordinary charges	Actual payments to third parties; expected to be negligible.

Flat-Rate Brokerage Fees

        The Trust will pay the Managing Owner a flat-rate annual Brokerage Fee equal to 7% of the Trust's average month-end Net Assets after reduction for expenses but before reduction for any accrued but unpaid Brokerage Fees or Profit Shares.

        The Managing Owner, not the Trust, will pay all routine costs of executing and clearing the Trust's futures trades. These costs include brokerage commissions paid to the Clearing Broker and NFA transaction fees of $0.04 per round-turn trade of a futures contract and $0.02 for each trade of a commodity option executed on a United States exchange. The Trust's Brokerage Fee is not affected by the number of transactions actually executed by the Managing Owner on behalf of the Trust. The Trust will pay any extraordinary costs associated with its trading—for example, insurance or delivery expenses.

        The Managing Owner has negotiated brokerage rates with the Clearing Broker ranging from approximately $3.00 to approximately $9.00 per round-turn trade, including all related exchange and regulatory fees. Commissions on some foreign exchanges are somewhat higher. At these rates, the Managing Owner estimates the Trust's aggregate execution and clearing costs will be approximately 0.5% of average month-end Net Assets per year. The Managing Owner will pay these costs from the Brokerage Fees it receives from the Trust. The Managing Owner does not receive any portion of the commissions paid to the Clearing Broker.

        The balance of the Brokerage Fees, after payment of compensation to the Selling Agents, will be retained by the Managing Owner. The amount of the Brokerage Fee retained per Unit by the Managing Owner is estimated to be approximately 2.5% of the average month-end Net Asset Value per Unit per year, i.e., the 7% Brokerage Fee received less (i) the 4% selling commissions or ongoing compensation paid and (ii) the estimated 0.5% annum paid out in execution costs.

"Bid-Ask" Spreads

        Currency dealers trade with a spread between the price at which they are prepared to buy or sell a particular currency. These "bid-ask" spreads represent a profit margin to the dealer for making a market in the currency. The Managing Owner cannot quantify the amount of dealer profit that is embedded in a price quoted by a dealer, but the Managing Owner believes that the Trust will effect its currency transactions at prevailing market prices. Because the Trust will buy currency at the offer price and sell it at the bid price, the Trust, not the Managing Owner, will pay the dealer spreads. Dealer profit from the Trust's currency trading may, over time, be substantial. In addition, the Managing Owner, not the Trust, pays approximately $10 in prime brokerage fees per $1 million of currency forward contracts facilitated on behalf of the Trust with the currency dealers.

Brokerage Fee Differentials

        If you subscribe in the amount of $100,000, $500,000 or $1,000,000 or more, you will be subject to Brokerage Fees of 6.5%, 6% and 5.5%, respectively. If you subscribe through, and your Units participate in, asset-based or fixed-fee investment programs, you pay Brokerage Fees of 4%. Selling Agent employees who purchase Units through Selling Agent sponsored 401(k) and similar plans pay Brokerage Fees of 3.65%.

        If your Units are subject to reduced Brokerage Fees, rather than actually being charged the reduced amount, your Units will be charged the same 7% Brokerage Fee as those of other investors. However, the Managing Owner will rebate to you the difference between the 7% Brokerage Fee and the reduced Brokerage Fee to which you are subject. This rebate will be in the form of additional Units, calculated to three decimal places and issued at the then current Unit Net Asset Value. Accordingly, the Net Asset Value of your investment in the Trust will reflect the reduced Brokerage Fee applicable to your Units and a somewhat higher Profit Share as a result of the lower Brokerage Fee. The Managing Owner uses this rebate procedure to maintain a uniform Net Asset Value across all Units.

        The level of the Brokerage Fees you pay will be determined by taking into account the net investments you make—i.e., subscriptions minus redemptions. Thus, if you first invest $50,000 in the

Trust, you will qualify for reduced Brokerage Fees upon a subsequent investment of $50,000, even if your original investment has lost value.

        If, immediately after you redeem Units, your aggregate net investment is less than $1,000,000, $500,000, or $100,000, you will no longer qualify for the level of reduced Brokerage Fee you were paying. If you make a subsequent investment, you will again qualify for reduced Brokerage Fees at the former level if the amount of the investment, plus the amount of your remaining net capital contributions—that is, subscriptions minus redemptions, assuming redemptions to be made first from profits, not capital contributions—equals or exceeds the relevant break point.

20% Profit Share Based on "High Water Mark" New Trading Profit

        The Trust pays the Managing Owner a Profit Share equal to 20% of any cumulative New Trading Profit recognized by the Trust as of the end of each calendar year. New Trading Profit is any cumulative Trading Profit in excess of the highest level—the "High Water Mark"—of cumulative Trading Profit as of any previous calendar year-end. Trading Profit includes (1) realized trading profit (loss) plus or minus (2) the change in unrealized trading profit (loss) on open positions as of the previous calendar year-end. New Trading Profit is calculated after payment of the monthly Brokerage Fee and ongoing administrative expenses. For purposes of determining the Unit Net Asset Value and for allocating Profit Shares in respect of Units redeemed as of a date other than December 31, the Profit Share is accrued, and the accruals are reversed to reflect losses, on a monthly basis. Trading Profit does not include interest earned on the Trust's assets. Profit Shares previously paid do not reduce New Trading Profit. That is, the Managing Owner does not have to "earn back" its Profit Shares in order to produce New Trading Profit.

        For example, assume that at the end of the first year of trading the Trust had, after payment of monthly Brokerage Fees and administrative costs, a realized profit of $50,000 on its closed positions and an unrealized profit of $150,000 on open positions. Trading Profit would equal $200,000 and 20%, or $40,000, would be allocated as a Profit Share. Assume that during the second calendar year, again after payment of monthly Brokerage Fees and administrative costs, the Trust had realized profits of $60,000 and a decrease in the unrealized profits on its open positions of $50,000. Cumulative New Trading Profit would have increased to $210,000 ($200,000 + $60,000—$50,000), and 20% of $10,000, or $2,000, would be allocated as a Profit Share. Now assume that during the third year, again after payment of monthly Brokerage Fees and administrative costs, the Trust incurred realized losses of $150,000 and a decrease in the unrealized profit on its open positions of $100,000. Trading Profit would have decreased as of the end of such year to $(40,000) ($210,000—$150,000—$100,000), and no Profit Share would be paid. The Managing Owner would retain the $42,000 already paid as Profit Shares but would not receive additional Profit Shares until cumulative New Trading Profit exceeded $210,000 as of a year-end.

        Redemption of Units will result in a proportional decrease in any loss carryforward—since the last calendar year-end as of which a Profit Share was paid—as of the date of redemption. Redemption of Units at a time when there is accrued New Trading Profit will result in a proportional Profit Share allocation to the Managing Owner.

Administrative Expenses

        The Trust pays all routine legal, accounting, administrative, printing and similar costs associated with its operations. Such costs include the Trustee's fees and the costs of the ongoing offering of the Units, including registration and filing fees and the cost of updating this Prospectus and distributing it to the Selling Agents. The Managing Owner estimates such costs will not exceed 0.50 of 1% of the Trust's average month-end Net Assets in any given year, assuming Trust assets of $100,000,000. The Managing Owner may pay certain of these costs and, if so, will be reimbursed without interest by the

Trust. Under certain circumstances, for example, where such costs are unexpectedly high, the Managing Owner may, but is not obligated to do so, waive a portion of such reimbursement.

Extraordinary Expenses

        The Trust is responsible for the taxes, if any, imposed on the Trust itself. The Trust is required to pay any extraordinary charges incidental to its trading. The Managing Owner expects that any such charges will be negligible.

Charges Paid by the Managing Owner

Selling Commissions and Ongoing Compensation

        The Managing Owner pays, from its own funds, the Selling Agent's selling commissions and ongoing compensation in connection with the sale and distribution of the Units.

Charges Paid by Certain Investors

Redemption Charges

        Redemption charges, described below, apply through the first eleven months after a Unit is issued. Redemption charges reduce the amount of your redemption proceeds. If you subscribe for Units through, and such Units participate in, asset-based or fixed-fee investment programs or if you are a Selling Agent employee who purchased Units through a 401(k) plan or other Selling Agent-sponsored employee benefit plan, you will not be subject to redemption charges. Redemption charges will not apply to investors who exchange their units in the Millburn World Resource Trust for Units of the Trust, provided they do so through the Selling Agent through which they purchased the World Resource Trust units.

REDEMPTIONS; NET ASSET VALUE

Redemption Procedure

        The Trust is intended as a medium- to long-term investment, which the Managing Owner construes to mean at least a 3-5 year period. However, you may redeem Units as of the close of business, as determined by the Managing Owner, on the last day of any calendar month. You must give at least 10 days' prior written notice to the Managing Owner of your intent to redeem.

        If you redeem Units on or before the end of the first consecutive six-month and five-month periods after you buy such Units, you will pay redemption charges of 4% and 3%, respectively, of your redeemed Units' Net Asset Value as of the date of redemption. Units are considered sold, for purposes of determining whether redemption charges apply, on the closing date—the first day of the month—of the investment, not the day subscriptions are received or accepted. If your subscription is in the amount of $100,000, $500,000 or $1,000,000 or more, your redemption charges will be 3.5% and 2.5%, 3% and 2%, and 2.5% and 1.5%, respectively. Redemption charges are paid to the Managing Owner. Units purchased on different closing dates are treated on a "first-in, first-out" basis for purposes of calculating the periods to which redemption charges apply. Redemption charges do not apply to Units purchased through, and that participate in, Selling Agent asset-based or fixed-fee investment programs, to Selling Agent employees who purchased Units through 401(k) plans or other Selling Agent-sponsored employee benefit plans, or to Units received in exchange for units of Millburn World Resource Trust, provided the exchange is effected through the Selling Agent that sold the Millburn World Resource Trust units exchanged.

        All additional Units issued to subscribers subject to reduced Brokerage Fees shall, for redemption purposes, be deemed all to have been issued as of the same issue date as the longest outstanding Units held by the particular Unitholder. In the event that Units are sold at an intra-month closing date, the end of such month will constitute the first of the eleven month-ends as of which such redemption charges are due.

        The Managing Owner may declare additional redemption dates upon notice to the Unitholders and may, in unusual circumstances, permit certain, or all, Unitholders to redeem as of dates other than month-end.

        Unitholders may redeem any whole number of Units.

        Fractional Units may be redeemed only upon redemption of a Unitholder's entire remaining interest in the Trust.

        A form of Request for Redemption is attached to the Declaration of Trust and Trust Agreement as an Annex.

        All requests for redemption will be honored and payment will be made within 15 business days of the month-end redemption date. The Managing Owner will make arrangements with Selling Agents who so request to pay redemptions through crediting Unitholders' customer securities accounts with such Selling Agents. In the unlikely event a market disruption that results in the closing of financial markets in the United States or abroad makes it impossible or impracticable to value the Units or liquidate Trust assets, redemptions may be suspended or payment of redemption proceeds may be delayed. Unitholders will be notified by telephone or first-class mail if redemptions are suspended or if redemption payments will be delayed due to such a market disruption.

        Investments by the Managing Owner, other than Units representing its required investment in the Trust, may be redeemed on the same terms as the Units.

Net Asset Value

        Net Assets are determined in accordance with generally accepted accounting principles of the United States of America and include unrealized profits as well as unrealized losses on open commodity positions. Net Assets include the sum of all cash, U.S. Treasury bills or other fixed-income instruments, valued at cost plus accrued interest, the liquidating value, or cost of liquidation, of all futures, forward and options positions and the fair market value of all other assets of the Trust, less all liabilities, of the Trust, including accrued liabilities, irrespective of whether such liabilities, such as Profit Shares, may, in fact, never be paid. If a contract cannot be liquidated on a day with respect to which Net Assets are being determined, the settlement price on the next day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract, or such day, or such other value as the Managing Owner may deem fair and reasonable.

THE CLEARING BROKERS

        UBS Financial Services Inc., Deutsche Bank Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated serve as the Trust's primary futures Clearing Brokers. The Managing Owner uses a variety of different executing brokers and a portion of the Trust's futures transactions may be cleared by other futures clearing brokers.

        The Customer Agreement among the Clearing Brokers, the Managing Owner and the Trust provides that the Clearing Brokers shall not be liable to the Trust except for gross negligence, willful misconduct or bad faith and, in the case of trades executed as well as cleared by the Clearing Brokers, for errors in such execution.

        UBS Financial Services Inc.'s principal office is located at 800 Harbor Boulevard, Weehawken, New Jersey 07086, telephone: (201) 352-3000. It is registered with the CFTC as a FCM and is a member of the NFA in such capacity. UBS Financial Services Inc. is a wholly-owned indirect subsidiary of UBS AG ("UBS").

        Although agreeing to act as a Clearing Broker for the Trust, UBS Financial Services Inc. does not take any part in its ongoing management and was not involved in its organization.

        The following is a summary description of UBS Financial Services Inc. and of certain civil, administrative or criminal proceedings relating to UBS Financial Services Inc.

        UBS Financial Services Inc. will cause all futures trades made on behalf of the Trust and carried by UBS Financial Services Inc. to be cleared through its parent, UBS.

        UBS Financial Services Inc. did not sponsor the Trust and is not responsible for the activities of Millburn Ridgefield. It acts only as one of the commodity brokers and one of the selling agents.

        Except as set forth below, neither UBS Financial Services Inc. nor any of its principals have been involved in any administrative, civil or criminal proceeding—whether pending, on appeal or concluded—within the past five years that is material to a decision whether to invest in the Trust in light of all the circumstances. Prior to June 9, 2003, UBS Financial Services Inc. was known as UBS PaineWebber Inc. Prior to March 5, 2001, UBS PaineWebber Inc. was known as PaineWebber Inc. Like most securities firms, UBS Financial Services Inc. is and has been a defendant in numerous legal actions relating to its securities and commodities business that allege various violations of federal and state securities laws. Prior to November 3, 2000, UBS Financial Services Inc. was a wholly owned subsidiary of PaineWebber Group Inc., a public company listed on the NYSE which regularly reported on Forms 10K and 10Q to the SEC and the NYSE regarding pending material litigation, including administrative proceedings. These reports are publicly available and include information about UBS Financial Services matters. Effective November 3, 2000, UBS Financial Services Inc. became a wholly owned subsidiary of UBS Americas Inc. and an indirect subsidiary of UBS AG. UBS AG, a Swiss banking corporation, is publicly owned, and its shares are listed on the Zurich, New York and Tokyo stock exchanges. UBS AG files annual reports on Form 20-F with the SEC, and also files quarterly reports and certain other material information with the SEC under cover of Form 6-K. These reports are publicly available. Starting with the Form 20-F for the year ended December 31, 2000, these reports include material information about UBS Financial Services matters, including information about any material litigation or administrative proceedings.

        On July 7, 2004, UBS Financial Services Inc., without admitting or denying the findings, settled with the NASD an action relating to the firm's sales literature for privately placed registered investment companies. The NASD found that, between July 2002 and May 2003, UBS Financial Services Inc. distributed a number of pieces of sales literature to its customers that did not comply with NASD conduct Rules 2210(d)(1)(A) and 2110. These included one sales presentation which stated that the fund was seeking a targeted rate of return without providing a substantiated basis for the target, and twenty two fund updates which did not contain adequate risk disclosure. To resolve these charges, the firm agreed to a censure, a fine of $85,000 and to submit certain sales literature relating to privately placed registered investment companies to the NASD for review within 30 days of July 7, 2004.

        On June 28, 2004, UBS Financial Services Inc., along with seven other firms, without admitting or denying the findings, settled with the NASD, an action alleging violations of MSRB Rules G-17 and G-30 concerning UBS Financial Services Inc.'s sole reliance on broker's brokers to determine the fair market value of certain of its customers' bonds. Under the terms of the settlement, UBS Financial Services Inc. was censured, paid a $100,000 fine and made restitution to affected customers in the amount of $100,666.05.

        On February 12, 2004, UBS Financial Services Inc. and six other firms settled with both the SEC and NASD actions relating to UBS Financial Services Inc.'s failure to uniformly provide breakpoint (volume) discounts to clients during 2001 and 2002, in violation of various federal requirements and the NASD's just and equitable principles of trade rule. UBS Financial Services Inc. was fined a total of $4,621,768, to be paid in equal amounts to the SEC and NASD.

        On November 24, 2003, UBS Financial Services Inc., without admitting or denying the charges, settled an administrative action with the Commonwealth of Massachusetts in which it was alleged that UBS Financial Services Inc. violated Massachusetts law for failing to supervise a former broker. UBS Financial Services Inc. was ordered to pay a fine of $200,000.

        UBS Financial Services Inc. and UBS Securities Inc. (formerly known as UBS Warburg LLC) (together "the UBS defendants") are included among the ten firms participating in the global settlement that was approved by the United States District Court for the Southern District of New York on October 31, 2003 and resolved charges brought by the SEC, NYSE, NASD and the various states relating to the conflicts of interest between equity research and investment banking. Under the terms of the settlement, the UBS defendants will pay a $25 million penalty, $25 million in disgorgement of commissions and fees, and an additional $25 million for the purchase of independent research for client use for a period of five years and an additional $5 million for investor education.

        On August 20, 2003, UBS Financial Services Inc., without admitting or denying the findings, settled with the SEC in connection with its investigation of the conduct of a former broker of UBS Financial Services Inc. UBS Financial Services Inc. consented to the entry of an administrative order that UBS Financial Services Inc. failed to reasonably supervise the broker, censuring UBS Financial Services Inc. and imposing a fine of $500,000.

        On July 11, 2003, a stipulation and consent to penalty entered into between UBS Financial Services Inc. and the NYSE became final, in which UBS Financial Services Inc. consented to findings that the firm engaged in conduct inconsistent with just and equitable principles of trade and other NYSE rule violations by recommending and selling callable certificates of deposit (CDs) which were unsuitable for certain customers, and for failing to establish and maintain appropriate marketing and sales supervision and procedures in connection with such sales. UBS Financial Services Inc. was censured and fined $175,000.

        On April 6, 2000, seventeen broker/dealer firms, including UBS, entered into a global settlement resolving the allegations involving the pricing and sale of government securities in municipal bond advanced refunding transactions during the period 1990 through 1994. As a result, UBS along with nine other firms entered into settlement agreements with the United States Department of Justice, the SEC, and the United States Internal Revenue Service. Other firms settled similar charges with the NASD Regulation, Inc. Without admitting liability, these firms agreed among other things to the entry of a cease and desist order and to make payments (in the amount of approximately $21 million) to the United States Treasury and ($4 million) to certain municipal issuers.

        Other than as may be set forth above, there have been no material administrative, civil or criminal actions or proceedings—whether pending, on appeal or settled—against the UBS or any of its principals.

        A portion of the Trust's futures transactions are cleared through Deutsche Bank Securities Inc. ("DBSI"). DBSI has its main business office located at 60 Wall Street, New York, New York 10005, U.S.A., and is an indirect wholly owned subsidiary of Deutsche Bank AG. DBSI is registered with the CFTC as a FCM and is a member of the NFA in such capacity. In the ordinary course of its business, DBSI is involved in numerous legal actions, some of which seek significant damages. DBSI is not, and during the past five years has not been, subject to any civil, administrative or criminal proceeding that would materially affect its ability to do business as an FCM in the ordinary course.

        Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or any of the affiliates or third party brokers that it utilizes) acts as one of the selling agents of the Trust and as broker or introducing broker for the Trust and as broker or introducing broker is paid commissions for executing futures and futures options orders and/or clearing the trades resulting from such orders on behalf of the Trust. Merrill Lynch is not affiliated with the Trust in any way and has not reviewed this document or any other statements made by the pool or any of its employees or agents to determine their accuracy. Merrill Lynch does not accept any responsibility for any trading decisions of the Trust, any statements in this document, any claims made by any representative of the Trust or for any funds not maintained at Merrill Lynch.

        Merrill Lynch, a Delaware corporation, is registered with the CFTC as a FCM. Merrill Lynch is a clearing member of the Chicago Board of Trade and the Chicago Mercantile Exchange, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, Merrill Lynch has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. Merrill Lynch maintains its principal place of business at Four World Financial Center, New York, NY 10080.

        There have been no administrative, civil or criminal actions, whether pending or concluded, against Merrill Lynch or any of its individual principals during the past five years which would be considered "material" as that term is defined in Section 4.24(l)(2) of the Regulations of the CFTC, except as described below.

        On April 6, 2000, Merrill Lynch consented to an Order Instituting Administrative Proceedings, Making Findings of Fact, Issuing a cease-and-desist order, and Imposing Remedial Sanctions by the SEC, in a matter captioned, "In the Matter of Merrill Lynch, Pierce, Fenner & Smith Incorporated," SEC Administrative Proceeding File No. 3-10180, pursuant to which Merrill Lynch, without admitting or denying the allegations against it, consented to a finding by the SEC that Merrill Lynch had willfully violated Sections 17(a)(2) and 17(a)(3) of the Securities Act. Merrill Lynch agreed to cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act, and to pay a total of $5.6 million in penalties and other payments.

        On May 21, 2002, Merrill Lynch, with no admission of wrongdoing or liability, agreed to pay $48 million to the State of New York, $50 million to the remaining states, Washington, D.C. and Puerto Rico and $2 million to NASAA relating to an investigation conducted by the New York Attorney General concerning research practices.

        On March 19, 2003, Merrill Lynch & Co., Inc., the parent company and an approved person of Merrill Lynch, consented to an injunctive action instituted by the SEC. In its complaint, the SEC alleged that three years ago, in 1999, Merrill Lynch aided and abetted Enron Corp.'s ("Enron") violations of Sections 10(b), 13(a), 13(b)(2) and 13(b)(5) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1, 13a-3 and 13b2-1 thereunder, as a result of Merrill Lynch engaging in certain year-end transactions designed and proposed by Enron. Without admitting or denying the allegations, Merrill Lynch consented to the entry of an injunction enjoining it from violating the above-referenced provisions, and agreed to pay disgorgement, penalties and interest in the amount of $80 million. In its release announcing the settlement, the SEC acknowledged that in agreeing to resolve this matter on the terms described above, the SEC took into account certain affirmative conduct by Merrill Lynch.

        In April 2003, Merrill Lynch entered into a settlement with the SEC, National Association of Securities Dealers, Inc. ("NASD") and New York Stock Exchange, Inc. ("NYSE") as part of a joint settlement with the SEC, the NASD and the NYSE arising from a joint investigation by the SEC, the NASD and the NYSE into research analysts conflicts of interests. Pursuant to the terms of the settlement with the SEC, NASD and NYSE, Merrill Lynch, without admitting or denying the allegations, consented to a censure. In addition, Merrill Lynch agreed to a payment of (I) $100 million, which was offset in its entirety by the amount already paid by Merrill Lynch in the related proceeding with the State of New York and the other states (II) $75 million to fund the provision of independent research to investors; and (III) $25 million to promote investor education. The payments for the provision of independent research to investors and to promote investor education are required to be made over the course of the next five years. Merrill Lynch also agreed to comply with certain undertakings.

CONFLICTS OF INTEREST

General

        The Managing Owner has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although the Managing Owner will attempt to monitor and resolve these conflicts in good faith, it will be extremely difficult, if not impossible, for it to assure that these conflicts will not, in fact, result in losses for the Trust. Notwithstanding the conflict of interest, the Trust will trade in parallel with all other Managing Owner Accounts traded pursuant to the Managing Owner's Diversified Portfolio.

The Managing Owner

        The responsibilities of the Managing Owner include acting as the managing owner and trading advisor for the Trust and engaging commodity brokers and dealers to execute trades on behalf of the Trust. The Managing Owner has a conflict of interest in that it has a financial disincentive to replace itself as either the trading advisor or the entity receiving the Brokerage Fees from the Trust.

        The Managing Owner receives the difference between (1) the amount paid out to the Selling Agents plus the amount paid out for executing the Trust's trades and (2) the Brokerage Fee the Managing Owner receives from the Trust. Thus, the Managing Owner has a conflict of interest between trading in the manner which it believes to be in the best interests of the Trust and trading in low volume or in the forward markets so as to reduce the Trust's futures trading costs.

        The Managing Owner directs the trading for clients other than the Trust. The Managing Owner and its principals may have incentives (financial or otherwise) to favor such other accounts over the Trust in such matters as, for example, the allocation of available speculative position limits. Different accounts also pay different fees, trade at different levels of leverage and will, from time to time, compete for the same positions.

        The Managing Owner has agreed to treat the Trust equitably with its other accounts. However, the Managing Owner trades different portfolios for other accounts and there can be no assurance whatsoever that such other portfolios will not outperform the Trust. The Managing Owner will, however, trade the Trust's account in parallel with all other accounts managed by the Managing Owner pursuant to the Diversified Portfolio.

The Trust's Brokers

        The Clearing Brokers and other brokers employed by the Trust act from time to time as commodity brokers for other accounts with which they are affiliated or in which they or one of their respective affiliates has a financial interest. In addition, various accounts traded through the Trust's brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Trust or compete with the Trust for the same positions. The Trust's brokers may have a conflict of interest in their execution of trades for the Trust and for other of their customers. The Managing Owner has, however, no reason to believe that the Trust's brokers would knowingly or deliberately favor any other customer over the Trust with respect to the execution of commodity trades.

        The Trust's brokers assess the Trust brokerage commissions and may assess forward contract "bid-ask" spreads. These commission rates and forward contract pricing arrangements for the Trust may not have been negotiated at arm's length.

        Certain officers or employees of the Trust's brokers are, and may in the future be, members of United States commodities exchanges and are serving, and may in the future serve, on the governing bodies and standing committees of such exchanges and of their clearinghouses and of various industry organizations. In such capacities, these employees have a fiduciary duty to the exchanges and their clearinghouses which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.

The Selling Agents

        The Selling Agents receive substantial selling commissions on the sale of Units. Consequently, the Selling Agents have a conflict of interest in advising their clients whether to invest in the Units.

        The Selling Agents receive ongoing compensation or installment selling commissions based on Units sold by them which remain outstanding longer than twelve months. Consequently, the Selling Agents have a disincentive to advise clients to redeem their Units even when doing so is in such clients' best interests.

        The total dollar amount of brokerage commissions paid by the Trust is dependent upon the size of the Trust's capitalization. Consequently, the Selling Agents that are also Clearing Brokers have a financial incentive to discourage their clients from redeeming Units.

Proprietary Trading and Trading for Other Accounts

        The Managing Owner, the Clearing Brokers and other clearing brokers employed by the Trust and their respective principals and affiliates may trade in the futures and forward markets for their own accounts and for the accounts of their clients. In doing so, they may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace. Records of this trading are not available for inspection. Such trading may create conflicts of interest on behalf of one or more of such persons in respect of their obligations to the Trust.

        Because the Managing Owner, the Clearing Brokers and other brokers employed by the Trust and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the Trust's account, you should be aware that, as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not constituting a violation of fiduciary duty, such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Trust.

Fiduciary Duty and Remedies

        In evaluating the foregoing conflicts of interest, a prospective investor should be aware that the Managing Owner has a responsibility to Unitholders to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of the Managing Owner is comparable to that of a general partner of a limited partnership.

        If you believe that the Managing Owner has violated its fiduciary duty to the Unitholders, you may seek legal relief individually or on behalf of the Trust under applicable laws to recover damages from or require an accounting by the Managing Owner. The Declaration of Trust and Trust Agreement ("Declaration of Trust") is governed by Delaware law and any breach of the Managing Owner's fiduciary duty under the Declaration of Trust and Trust Agreement will generally be governed by Delaware law. The Declaration of Trust does not limit fiduciary obligations under Delaware or common law. The Managing Owner may, however, assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to the Managing Owner have been disclosed to you in the Prospectus.

THE TRUST AND THE TRUSTEE

        The following summary briefly describes certain aspects of the operation of the Trust. You should carefully review the Declaration of Trust attached hereto as Exhibit A and consult with your own advisors concerning the implications to you of investing in a Delaware statutory trust.

Principal Office; Location of Records

        The Trust is organized under the Delaware Statutory Trust Act (formerly, the Delaware Business Trust Act). The Trust is administered, including the performance of transfer agent services, by the Managing Owner, whose office is located at 411 West Putnam Avenue, Greenwich, Connecticut 06830 (telephone: (203) 625-7554). The records of the Trust, including a list of the Unitholders and their addresses, is located at the foregoing address, and available for inspection and copying by Unitholders as provided in the Declaration of Trust.

Certain Aspects of the Trust

        The Trust is the functional equivalent of a limited partnership. No special custody arrangements are applicable to the Trust that would not be applicable to a limited partnership. You should not anticipate any legal or practical protections under the Delaware Statutory Trust Act greater than those available to limited partners of a limited partnership.

        To the greatest extent permissible under Delaware law, the Trustee acts in a passive role, delegating all authority over the operation of the Trust to the Managing Owner. The Managing Owner is the functional equivalent of a sole general partner in a limited partnership.

        The Declaration of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

        Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is not affiliated with either the Managing Owner or the Selling Agents.

        The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders. The Declaration of Trust provides that the Trustee is compensated by the Trust. The Managing Owner has the discretion to replace the Trustee.

        Under the Declaration of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

        The Trustee is not registered in any capacity with the CFTC.

Management of Trust Affairs; Voting by Unitholders

        Unitholders will not take any part in the management or control and will have no voice in the operations of the Trust or its business. Unitholders may, however, remove and replace the Managing Owner as managing owner of the Trust, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders. The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust. Although the Trust will not hold any regular, or annual, meetings of the Unitholders, upon receipt of a written proposal signed by the owners of at least 10% of the outstanding Units that a meeting be called, the Managing Owner will call a meeting of the Trust. The details of this procedure are set forth in Section 18 of the Declaration of Trust attached to this Prospectus. The Managing Owner has no power under the Declaration of Trust to restrict any of the Unitholders' voting rights.

        The Managing Owner has the right to amend the Declaration of Trust without the consent of the Unitholders provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee.

        In the event that the Managing Owner or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective before all Unitholders have had an opportunity to redeem their Units.

Recognition of the Trust in Certain States

        A number of states do not have "business trust" statutes such as that under which the Trust has been formed in the State of Delaware. In order to protect Unitholders against any possible loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally.

Possible Repayment of Distributions Received by Unitholders; Indemnification of the Trust by Unitholders

        The Units are limited liability investments; you may not lose more than the amount you invest plus any profits recognized on your investment. However, you could be required, as a matter of bankruptcy law, to return to the Trust's estate any distribution which you received at a time when the Trust was in fact insolvent or in violation of the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration of Trust that they will indemnify the Trust for any harm suffered by it as a result of (1) Unitholders' actions unrelated to the business of the Trust, (2) transfers of their Units in violation of the Declaration of Trust or (3) taxes imposed on the Trust by the states or municipalities in which such investors reside.

Indemnification and Standard of Liability

        The Managing Owner and certain of its affiliates, officers, directors and controlling persons may not be liable to the Trust or any Unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. You may, therefore, have more limited rights of action than you would absent such provisions.

        The Managing Owner and its affiliates shall not have any liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or any such affiliate if the Managing Owner or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct.

        The Trust has agreed to indemnify the Managing Owner and its affiliates, officers, directors and controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence, misconduct or breach any fiduciary obligation to the Trust and was done in good faith and in a manner the Managing Owner, in good faith, determined to be in the best interests of the Trust.

        The Declaration of Trust provides that the Managing Owner, its affiliates and the Selling Agents shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. It is the opinion of the SEC and certain States that indemnification for violation of the securities laws is against public policy and unenforceable.

Transfers of Units Restricted

        Subject to compliance with applicable securities laws, you may assign your Units upon notice to the Trust and the Managing Owner. No assignment will be effective in respect of the Trust or the Managing Owner until the first day of the month following the month in which such notice is received. An assignee may become a substituted Unitholder only with the consent of the Managing Owner and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the Managing Owner.

        There are no certificates for the Units. Transfers of Units are reflected on the books and records of the Trust. Transferors and transferees of Units will each receive notification from the Managing Owner to the effect that such transfers have been duly reflected as notified to the Managing Owner.

Reports to Unitholders

        The Managing Owner will provide you with monthly reports in compliance with CFTC requirements. The Managing Owner also distributes, not later than March 15 of each year, audited financial statements and the tax information related to the Trust necessary for the preparation of your annual federal income tax returns.

        The Managing Owner will notify all Unitholders within seven business days of any decline in the Net Asset Value per Unit to less than 50% of such Net Asset Value as of the previous month-end valuation date. In addition, the Managing Owner will notify all Unitholders of any change in the fees paid by the Trust or of any material changes in the basic investment policies or structure of the Trust. Any such notifications shall include a description of your voting rights.

FEDERAL INCOME TAX ASPECTS

        The following constitutes the opinion of Sidley Austin Brown & Wood LLP and summarizes the material federal income tax consequences to individual investors in the Trust. Sidley Austin Brown & Wood LLP's opinion is filed as an exhibit to the registration statement related to the Units offered by this Prospectus.

The Trust's Partnership Tax Status

        The Trust will be treated as a partnership and, based on the type of income expected to be earned by the Trust, it will not be treated as a "publicly traded partnership." Accordingly, the Trust will not pay any federal income tax.

Taxation of Unitholders on Profits and Losses of the Trust

        Each Unitholder (other than Foreign Unitholders, discussed below, and tax-exempt investors) must pay tax on his share of the Trust's annual income and gains, if any, even if the Trust does not make any cash distributions.

        The Trust generally allocates the Trust's gains and losses equally to each Unit. However, a Unitholder who redeems any Units will be allocated his share of the Trust's gains and losses in order that the amount of cash a Unitholder receives for a redeemed Unit will generally equal the Unitholder's adjusted tax basis in the redeemed Unit. A Unitholder's adjusted tax basis in a redeemed Unit generally equals the amount paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions and losses allocated to the Unit.

Trust Losses by Unitholders

        A Unitholder may deduct Trust losses only to the extent of his adjusted tax basis in his Units. However, a Unitholder subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent the Unitholder is "at-risk." The "at-risk" amount is similar to adjusted tax basis, except that it does not include any amount borrowed on a nonrecourse basis or from someone with an interest in the Trust.

"Passive-Activity Loss Rules" and Their Effect on the Treatment of Income and Loss

        The trading activities of the Trust are not a "passive activity." Accordingly, a Unitholder can deduct Trust losses from taxable income (subject to certain limitations, such as the limitation on deductibility of capital losses, discussed below). However, a Unitholder cannot offset losses from "passive activities" against Trust gains.

Cash Distributions and Unit Redemptions

        A Unitholder who receives cash from the Trust, either through a distribution or a partial redemption, will not pay tax on that cash until his adjusted tax basis in the Units is reduced to zero. A Unitholder who receives cash upon the complete redemption of Units will recognize gain or loss for federal income tax purposes. Such gain or loss will generally equal the difference between the amount of cash received and the Unitholder's adjusted tax basis for his Units.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

        Section 1256 Contracts include certain futures and forward contracts as well as certain stock index option contracts traded on United States exchanges. For tax purposes, Section 1256 Contracts that remain open at year-end are marked-to-market and treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the position was open.

        Non-Section 1256 Contracts include Section 988 transactions, i.e., transactions in which the amount paid or received is denominated by reference to a foreign currency. In general, gain or loss on Section 988 transactions is characterized as ordinary income or loss. However, the Trust elects to treat gain or loss on Non-Section 1256 Contracts, such as foreign futures contracts, certain foreign currency forward contracts and non-equity options on foreign currencies, as capital gain or loss.

Tax on Capital Gains and Losses

        A non-corporate Unitholder's long-term capital gains—net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts—are taxed at a maximum rate of 15% for most gains recognized in taxable years beginning on or before December 31, 2008. Short-term capital gains—net gain on capital assets held one year or less and 40% of the gain on Section 1256 Contracts—are subject to tax at the same rates as ordinary income.

        Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Trust could suffer significant losses and a Unitholder could still be required to pay taxes on his share of the Trust's interest income. Capital losses generally may not be carried back to offset capital gains in prior years, but can be carried forward indefinitely.

        An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

Limited Deduction for Certain Expenses

        Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. Sidley Austin Brown & Wood LLP has advised the Managing Owner that the amount, if any, of the Trust's expenses which might be subject to this limitation should be de minimis. Based on such advice, the Managing Owner treats these items as ordinary business deductions, or income allocations not subject to the material deductibility limitations that apply to investment advisory expenses. However, the IRS could take a different position. The IRS could contend that the Brokerage Fee, the Profit Share or the ordinary expenses of the Trust should be recharacterized as investment advisory expenses or, alternatively, capitalized. If these items were treated as investment advisory expenses or were capitalized, individual taxpayers would have additional tax liability, and if recharacterized as investment advisory fees, would be subject to limited deductibility. See also "—Syndication Expenses," below.

Interest Income

        Interest received by the Trust is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See "—Tax on Capital Gains and Losses," above.

Syndication Expenses

        Neither the Trust nor any Unitholder is entitled to any deduction for syndication expenses (i.e., expenses incurred in issuing and marketing the Trust), nor can these expenses be amortized by the Trust or any Unitholder even though the payment of such expenses reduces Net Asset Value.

        The Managing Owner has paid all organization and offering costs from its own funds. However, the IRS could take the position that a portion of the Brokerage Fee paid by the Trust to the Managing Owner constitutes non-deductible syndication expenses.

Investment Interest Deductibility Limitations

        Individual taxpayers can deduct "investment interest"—interest on indebtedness allocable to property held for investment—only to the extent that it does not exceed net investment income. Net investment income does not include certain net capital gains. A taxpayer can elect to include certain net capital gain in investment income if he forgoes the benefit of the reduced capital gains rate.

IRS Audits of the Trust and Its Unitholders

        The IRS audits Trust-related items at the Trust level rather than at the Unitholder level. The Managing Owner acts as "tax matters partner" with the authority to determine the Trust's responses to an audit. If an audit results in an adjustment, all Unitholders may be required to pay additional taxes, interest, and penalties.

Taxation of Foreign Investors

        A Unitholder who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Unitholder") generally is not subject to taxation by the United States on capital gains from commodity trading, provided that such Foreign Unitholder (in the case of an individual) does not spend more than 182 days in the United States during his taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss of the Trust is treated as "effectively connected." An investment in the Trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Trust continue to be conducted as described in this Prospectus. In the event that the Trust were found to be engaged in a United States trade or business, a Foreign Unitholder would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Unitholder which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the Trust would be required to withhold taxes from the income or gain allocable to such a Unitholder under Section 1446 of the Internal Revenue Code of 1986, as amended (the "Code").

        Portfolio interest income (other than so-called "contingent interest") allocable to a Foreign Unitholder is likewise not subject to United States federal income tax withholding, provided that such Foreign Unitholder is not engaged in a trade or business within the United States and provides the Trust with a Form W-8BEN or other applicable form. Similarly, a Foreign Unitholder's allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities (from original issue) of 183 days or less is not subject to United States federal income tax withholding. Generally, other interest from United States sources (including original issue discount) paid to the Trust and allocable to Foreign Unitholders will be subject to United States federal income tax withholding at a statutory rate of 30% (subject to applicable treaty reductions).

Tax-Exempt U.S. Unitholders

        Tax-exempt U.S. Unitholders will not be required to pay tax on their share of income or gains of the Trust, so long as such Unitholder does not use borrowed funds in connection with its purchase of Units.

State and Other Taxes

        In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes.

        Prospective investors are urged to consult their tax advisors before deciding whether to invest.

PURCHASES BY EMPLOYEE BENEFIT PLANS

        Although there can be no assurance that an investment in the Trust, or any other managed futures product, will achieve the investment objectives of an employee benefit plan, such investments have certain features which may be of interest to such plans. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on "unrelated business taxable income." In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on their profits, if any, from the Trust despite receiving no distributions from it, as are other Unitholders.

General

        The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan's assets in the Trust (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

        In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

        Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the terms of the Plan and the related trust. Each plan fiduciary considering acquiring Units must consult its own legal and tax advisors before doing so.

"Plan Assets"

        The purchase of Units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Trust to constitute assets of such Plan. A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exemption").

        The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is "freely transferable" is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as "a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent" (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer's control.

        The Units are expected to qualify as a "publicly-offered security" pursuant to the foregoing rules.

Ineligible Purchasers

        In general, Units may not be purchased with the assets of a Plan if the Managing Owner, the Trustee, the Clearing Broker, Morgan Stanley & Co. Inc., any wholesaler, any Selling Agent, or any of their respective affiliates or any of their respective agents or employees: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

        Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

        Acceptance of subscriptions on behalf of plans is in no respect a representation by the Trust, the Managing Owner, any Selling Agent or any other party related to the Trust that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in the Trust in light of the circumstances of the particular plan and current tax law.

PLAN OF DISTRIBUTION

Subscription Procedure

        The Units are offered on a "best efforts" basis without any firm underwriting commitment through Selling Agents including, but not limited to, UBS Financial Services, Inc., A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Linsco Private Ledger Corp. and Piper Jaffray & Co. You may purchase Units at Net Asset Value as of the first business day of each calendar month. The Managing Owner may from time to time cause the Trust to issue Units at intra-month closings. The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Larger subscriptions are permitted in $100 increments.

Additional subscriptions by existing Unitholders are permitted in $1,000 minimums with $100 increments. Units are sold in fractions calculated up to three decimal places.

        In order to purchase Units, you must complete, sign and deliver to a Selling Agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus, together with a check for the amount of your subscription. Checks should be made payable to "Global Macro Trust." Subscription proceeds will be deposited in the Trust's bank account at First Republic Bank, San Francisco, California, and then transferred to a U.S. government instrument-only money market account pending investment in the Trust's trading accounts.

        Clients of certain Selling Agents may make subscription payments by authorizing the Selling Agents to debit their customer securities account for the amount of the subscription. When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account on a settlement date specified by such Selling Agent. The Selling Agent will debit the account and transmit the debited funds directly to the Trust's bank account via check or wire transfer made payable to "Global Macro Trust." The settlement date specified by such Selling Agents shall be no later than the termination of the relevant monthly offering period.

        Investors in Millburn World Resource Trust may exchange their World Resource Trust units for Units of the Trust by redeeming their World Resource Trust units and applying the redemption proceeds to the purchase of Units of the Trust. For determining any redemption charges applicable to Trust Units purchased in an exchange for World Resource Trust units, the Managing Owner will deem such Trust Units to have been purchased on the date the World Resource Trust units were purchased. Selling Agents will not receive any initial selling commissions for the Units acquired in exchange for World Resource Trust units. However, Selling Agents receiving ongoing compensation or installment selling commissions in respect of World Resource Trust units will continue to receive the compensation or commissions with respect to the Trust Units acquired (subject to the limitations of NASD Rule 2810(b)(4)(B)(i) pertaining to maximum allowable selling commissions). Redemptions from the World Resource Trust will be effected according to the terms of that fund and purchases of the Trust's Units will be in accordance with the terms of this Prospectus and the Trust's Declaration of Trust. However, investors purchasing Trust Units with the redemption proceeds from all their World Resource Trust units may do so for less than the $5,000/$2,000 minimum, except in certain states.

        The Managing Owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. The Managing Owner will make its determination within five (5) business days of the submission of a subscription to the Managing Owner, except with respect to plan asset investors, including IRAs, in which case the Managing Owner will make its determination no later than five (5) business days before the end of a month (other than for subscriptions submitted after that date).

        The Managing Owner will make every reasonable effort to determine the suitability of prospective Unitholders in the Trust through information received on the Subscription Agreement. Generally, the Managing Owner must receive subscription documents at least five (5) calendar days before the end of a month for them to be accepted as of the first day of the immediately following month.

        The Trust will receive any interest earned on subscriptions held in its accounts pending investment in the Trust's trading account.

        There are no fees applicable to subscriptions held pending investment in the Trust's trading account.

        Subscriptions, if rejected, will be returned to investors promptly following the end of the month in which the subscription was rejected or sooner if practicable.

        Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the submission of the subscriber's Subscription Agreement to subscriber's Selling Agent.

The Selling Agents

        Neither the Trust nor the Unitholders pay selling commissions in connection with the sale of the Units. The Managing Owner pays the Selling Agents, from its own funds, selling commissions of up to 4% of Net Asset Value of all Units sold by each Selling Agent. In addition to selling commissions, the Managing Owner will also pay ongoing compensation to the Selling Agents which are registered with the CFTC as FCMs or "introducing brokers" in the amount of 0.33 of 1% (a 4% annual rate) of the month-end Net Assets of all Units sold by them which remain outstanding more than twelve months after such Units were first issued (not the date that the related subscription was received or accepted by the Trust). Such ongoing compensation may only be paid on Units sold by Registered Representatives who are (1) registered with the CFTC, (2) have passed either the Series 3 or the Series 31 Examination, and (3) agree to provide certain ongoing services to their clients who own outstanding Units, including the following:

  (i)
  inquiring of the Managing Owner from time to time, at the request of the Unitholder, as to the Net Asset Value per Unit;

  (ii)
  inquiring of the Managing Owner from time to time, at the request of the Unitholder, as to the commodities markets and the Trust;

  (iii)
  assisting, at the request of the Managing Owner, in the redemption of Units; and

  (iv)
  providing other services to Unitholders as reasonably requested by the Managing Owner.

        If a Selling Agent or a Selling Agent's Registered Representative is not registered with the CFTC, or if a Registered Representative does not agree to provide ongoing services to his or her clients who own outstanding Units, the Managing Owner will not pay ongoing compensation to the Selling Agent. However, the Managing Owner will pay the Selling Agent installment selling commissions, payable in the same manner as ongoing compensation, limited in amount such that the total initial and installment selling commissions equal 9.5% of such subscription price.

        As illustrated in the table below, The Managing Owner pays the Selling Agents reduced selling commissions of up to 3.5%, 3% and 2.5% of the subscription amount and ongoing compensation at an annual rate of up to 3.5%, 3%, and 2.5% in respect of Units purchased by investors investing $100,000, $500,000 or $1,000,000 or more, respectively, in the Trust.

Reduced Selling Commission/Ongoing Compensation Table

Selling Commission/ Ongoing Compensation	Aggregate Investment per Investor
3.5%	≥ $100,000 < $499,999
3%	≥ $500,000 < $999,999
2.5%	≥ $1,000,000

        The Managing Owner pays an initial administrative fee, but no selling commissions, of up to 1.35% of the Net Asset Value of Units sold through, and participating in, asset-based or fixed-fee investment programs. In respect of such Units that remain outstanding more than twelve months after such Units were first issued, the Managing Owner pays an administrative fee, but no installment selling commissions or ongoing compensation, based on the month-end Net Asset Value of such Units of up to a 1.35% annual rate. Investors paying reduced or no selling commissions will pay Brokerage Fees reduced to reflect the reduced or absence of selling commissions. See "Charges—Brokerage Fee Differentials."

        The Managing Owner may engage one or more registered broker-dealers to solicit other broker-dealers to become Selling Agents and to assist those Selling Agents with the offering and sale of the Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive a portion of the selling commissions and ongoing compensation that would otherwise be paid to the Selling Agents. Such wholesalers must, however, meet the same eligibility requirements applicable to Selling Agents in order to receive ongoing compensation.

        The Managing Owner may also engage one or more registered broker-dealers to assist Selling Agents with the offer and sale of the Units. The Managing Owner, not the Trust, will compensate such broker-dealers from its own funds subject to the limitations of NASD Rule 2810(b)(4)(B)(i) pertaining to maximum allowable selling commissions.

        The Selling Agents will determine the suitability of prospective Unitholders in the Trust, pursuant to Rule 2810 of the NASD, based upon information contained in the Subscription Agreement and documents furnished to the Selling Agents by their customers in opening accounts.

        No Selling Agent shall make an investment in the Trust on behalf of a client for which it has discretionary trading authority without prior written approval of the investment by the client.

        Under no circumstances will the maximum compensation paid to the Selling Agents, broker-dealers assisting selling agents and wholesalers, including initial selling commissions, Administrative Fees paid in connection with Units purchased through fee-based investment programs, expense reimbursements, and installment selling commissions, exceed 10% of the proceeds of the sale of the Units. Ongoing compensation paid to CFTC-qualified Selling Agents and wholesalers in respect of CFTC-qualified Registered Representatives, as described above, is not included in the 10% limitation. Maximum compensation paid to such Selling Agents and wholesalers shall not exceed the maximum permitted by the NASD in connection with this offering of the Units.

Selling Agent/Wholesaler Compensation Table

Nature of Payment	Recipient	Amount of Payment
Selling Commissions	Selling Agents	Selling Agents shall receive from the Managing Owner, in conjunction with the sale of Units, selling commissions of up to 4% of the Net Asset Value of Units sold by the Selling Agents.
Wholesaling Fees	Wholesalers
Wholesalers, wholesaling the Trust to Selling Agents, shall receive from the Managing Owner a portion of the selling commission described above (not to exceed 1% of the Net Asset Value of the Units sold by the Selling Agents solicited by the wholesalers) that would otherwise be paid to the Selling Agents solicited by the wholesalers.
Continuing Compensation
CFTC Qualified	Selling Agents
If CFTC qualified, Selling Agents may receive from the Managing Owner ongoing compensation of up to 0.33 of 1% or administrative fees (described below) of up to 0.1125% of the month-end Net Assets of all Units sold which remain outstanding more than twelve months (a 4% or 1.35% annual rate, respectively). To receive such compensation, such Selling Agents must agree to provide ongoing services to their clients including:

		(i)	inquiring of the Managing Owner from time to time, at the request of the Unitholder, as to the Net Asset Value per Unit;
		(ii)	inquiring of the Managing Owner from time to time, at the request of the Unitholder, as to the commodities markets and the Trust;
		(iii)	assisting, at the request of the Managing Owner, in the redemption of Units; and
		(iv)	providing other services to Unitholders as reasonably requested by the Managing Owner.
Non-CFTC Qualified	Selling Agents
If not CFTC qualified, Selling Agents shall receive from the Managing Owner installment selling commissions of up to 0.33 of 1% or administrative fees (described below) of up to 0.1125% of the month-end Net Assets of all Units sold by such Selling Agents which remain outstanding more than twelve months, provided installment selling commissions plus initial selling commissions or total administrative fees (described below) shall not exceed 9.5% of a Unit's initial subscription price.
CFTC Qualified	Wholesalers
If CFTC qualified, wholesalers shall receive from the Managing Owner a portion of the ongoing compensation of up to 0.33 of 1% of the month-end Net Assets (a 1% annual rate) of the Units sold by Selling Agents introduced by such wholesalers, that would otherwise be paid to the Selling Agents solicited by the wholesalers. To receive such compensation, wholesalers must agree to assist Selling Agents they introduce with the provision of ongoing services to such Selling Agents' clients, including:
		(i)	inquiring of the Managing Owner from time to time, at the request of the Unitholder, as to the Net Asset Value per Unit;
		(ii)	inquiring of the Managing Owner from time to time, at the request of the Unitholder, as to the commodities markets and the Trust;
		(iii)	assisting, at the request of the Managing Owner, in the redemption of Units; and
		(iv)	providing other services to Unitholders as reasonably requested by the Managing Owner.

Non-CFTC Qualified	Wholesalers
If not CFTC qualified, wholesalers shall receive from the Managing Owner a portion of the ongoing compensation or installment selling commissions of up to 0.33 of 1% of the month-end Net Assets (a 1% annual rate) of the Units sold by Selling Agents introduced by such wholesalers, that would otherwise be payable to the Selling Agents solicited by the wholesalers. However, such compensation shall not, when aggregated with the selling commission and installment selling commissions paid to the Selling Agents solicited by the wholesalers, exceed 9.5% of the subscription price of the Units sold by the Selling Agents.
Administrative Fee	Selling Agents
Selling Agents shall receive from the Managing Owner an administrative fee, but no selling commissions, of up to 1.35% of the Net Asset Value of Units sold through and participating in asset-based or fixed-fee investment programs. This fee is an offset against administrative costs incurred in connection with the Trust's subscription process and maintenance of the Trust in an account where no selling commissions are paid in connection with the sale of the Trust's Units.
Wholesalers
The Managing Owner, and not the Trust, shall compensate wholesalers wholesaling the Trust, at a rate not to exceed 1% of the Net Asset Value of Units sold by Selling Agents solicited by such wholesalers, in connection with wholesaler solicited Selling Agents that sell Units through asset-based or fixed-fee investment programs. If not CFTC qualified, such compensation, when aggregated with the administrative fees paid to the Selling Agents, shall not exceed 9.5% of the subscription price of the Units sold by the Selling Agents.
Expense Reimbursement	Managing Owner
The Managing Owner may, but is not obligated to, reimburse Selling Agents for reasonable out of pocket expenses incurred in connection with the performance of their duties, for example, broker/client seminars. The amount of such reimbursements shall not exceed 0.15% of the subscription price of all Units sold.

        There are no other items of compensation paid in respect of the sale of the Trust's Units.

LEGAL MATTERS

        Sidley Austin Brown & Wood LLP, Chicago, Illinois and Richards, Layton & Finger, P.A., Wilmington, Delaware have advised the Managing Owner on the offering of the Units. Sidley Austin Brown & Wood LLP does not represent the Trust or the Unitholders. Richards, Layton & Finger, P.A. acted as special counsel to the Trust in connection with assessing the legality of its securities but does not otherwise represent the Trust or the Unitholders. Sidley Austin Brown & Wood LLP advises the Managing Owner on an ongoing basis, including concerning its responsibilities as Managing Owner.

EXPERTS

        The Millburn Ridgefield Corporation Statement of Financial Condition as of December 31, 2004 included in this Prospectus has been included herein in reliance on the report of Arthur F. Bell, Jr. & Associates, L.L.C., an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

        The financial statements of Global Macro Trust as of December 31, 2004 and for the year then ended included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The financial statements of Global Macro Trust as of December 31, 2003 and December 31, 2002, for the year ended December 31, 2003 and for the period from July 1, 2002 (commencement of operations) to December 31, 2002 included in this prospectus have been so included in reliance on the report of Ernst & Young LLP, given on the authority of that firm as experts in auditing and accounting.

        The Consolidated Statement of Assets and Liabilities of Millburn International (Cayman) Limited at December 31, 2004 included in this Prospectus has been audited by Deloitte & Touche (Cayman Islands), independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

REPORTS

        CFTC Rules require that this Prospectus be accompanied by summary financial information, which may be a recent Monthly Report of the Trust, current within 60 calendar days.

PRIVACY POLICY

        Under CFTC Rules, financial institutions like the Managing Owner are required to provide privacy notices to their clients. As required by such CFTC Rules, we are providing you with the following information.

        We collect nonpublic personal information about you from the following sources:

  (i)
  Information the Managing Owner receives from you on Subscription Agreements and related forms (for example, name, address, Social Security number, birth date, assets, income, and investment experience); and

  (ii)
  Information about your transactions with the Managing Owner (for example, account activity and balances).

        In order to service your account and process your transactions, the Managing Owner may provide your personal information to its affiliates and to firms that assist the Managing Owner in servicing your account and have a need for such information such as account or fund administrators. The Managing Owner requires third-party service providers to protect the confidentiality of your information and to use the information only for the purposes for which the Managing Owner discloses the information to them.

        The Managing Owner does not disclose any nonpublic information about its customers or former customers to anyone other than in connection with the administration, processing and servicing of customer accounts as described above or to its accountants, attorneys and auditors or as otherwise permitted or required by law.

        The Managing Owner restricts access to nonpublic personal information about you to its personnel who need to know that information in order to provide products or services to you. The Managing Owner maintains physical, electronic and procedural controls in keeping with federal standards to safeguard your nonpublic personal information.

This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information.
These parts are bound together and may not be distributed separately.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION
THE FUTURES AND FORWARD MARKETS

Futures and Forward Contracts

        Futures contracts in the United States are generally traded on exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

        Forward currency contracts are agreements to make or accept delivery of a currency and are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads. These contractual obligations are generally satisfied by making an offsetting agreement.

        Unlike an investment in bonds where one expects some consistency of yield or in stocks where one expects to participate in economic growth, futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain realized by one futures and forward trader, there is an equal and offsetting loss suffered by another.

Hedgers and Speculators

        The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

        Commodity exchanges in the United States generally have an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

        Federal legislation adopted in December 2000 has made possible a variety of new futures and derivative exchanges and clearing organizations that will be subject to less CFTC oversight than are the commodities exchanges on which the Trust anticipates trading in the United States. Additionally, this legislation permits a variety of highly qualified persons to trade contracts for future delivery on various non-agricultural commodities among themselves off-exchange. The Managing Owner currently expects that substantially all of the Trust's futures trading in the United States will be conducted on exchanges subject to the full oversight of the CFTC. However, it is not now possible to determine what impact the existence of these new exchanges will have on the Trust's trading activities.

        The Managing Owner will trade for the Trust on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

        The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that the Managing Owner may hold or control in futures contracts on some, but not all, commodities. For example, the CFTC limits the number of contracts the Managing Owner can control in corn to 5,500 in a single delivery month, whereas the Chicago Mercantile Exchange limits the number of S&P 500 Index contracts the Managing Owner can control to 20,000 and U.S. Treasury bonds traded on the Chicago Board of Trade are not subject to position limits. To date, position limits have not been a material imposition on the ability of the Managing Owner to effect its trading method. In the event the Managing Owner controls contracts in excess of the applicable limits, the Managing Owner will equitably reduce the position it controls across affected accounts managed by the Managing Owner, including the Trust, giving due consideration to such factors as account size, position size, account risk/reward parameters and trading portfolio composition.

        United States exchanges limit the maximum change in some, but not all, futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades in the same direction the market has moved. That is, if a market is "limit up," it is difficult, or impossible, to buy, but very easy to sell. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or temporarily eliminate liquidity. For example, the Chicago Board of Trade imposes daily limits of 20¢ on corn futures and no daily limits on U.S. Treasury bond futures. The Chicago Mercantile Exchange coordinates trading halts in the S&P 500 Index futures with halts in the trading of the stocks underlying the Index and imposes trading pauses or halts at moves of 5%, 10%, 15% and 20% in the value of the Index.

        When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

SUPPLEMENTAL PERFORMANCE INFORMATION

        The Trust trades the Millburn Diversified Portfolio (MDP). MDP is the composite performance of all fully-funded accounts which have traded the portfolio since its inception in 1977 through December 2003 and, thereafter, of all accounts, adjusted to reflect the charges applicable to the Trust. The Trust is separate from MDP and the performance of MDP is not the performance of the Trust. Moreover, the past performance of MDP is not necessarily indicative of the future performance of the Trust. The Trust is one account which has traded MDP since July 1, 2002.

        The analyses set forth on the following pages are derived from the over 28-year history of MDP and reflect the characteristics of the portfolio and strategy traded by the Trust over an extended period which includes rising and falling stock prices, interest rates, dollar exchange rates and inflation plus numerous shocks to global economic and financial systems.

        MDP is an actively managed portfolio of futures and forward contracts and related options. The S&P 500 Index, NASDAQ Composite Index, Morgan Stanley Capital International European Asian Far Eastern Stock Index (MSCI EAFE) and Lehman Brothers Long-Term U.S. Treasury Bond Index are unmanaged indices commonly used as market benchmarks. The performance of the indices does not reflect any fees or transaction costs as these expenses do not apply to market indices. These indices are compared to MDP because they represent asset classes often included in investor portfolios, and are useful in illustrating the potential diversification benefits of MDP.

        Neither MDP nor the Trust is a complete investment program, and investment in the Trust should be viewed as a diversification opportunity only, not as a substitute for a well diversified portfolio.

  Please see "Note to Supplemental Performance Information" on page 79.

        The past performance of MDP is not necessarily indicative of the future results of the Trust.

ANNUAL RETURNS
(rounded to the nearest %)
FEBRUARY 1977—FEBRUARY 2005

	MDP(1)	S&P 500(2)	NASDAQ(3)	EAFE(4)	BONDS(5)
2005	(4)%	0%	(6)%	2%	1%
2004	(5)%	11%	9%	21%	8%
2003	(2)%	29%	50%	39%	2%
2002	24%	(22)%	(32)%	(16)%	17%
2001	(9)%	(12)%	(21)%	(21)%	4%
2000	12%	(9)%	(39)%	(14)%	20%
1999	(5)%	21%	86%	27%	(9)%
1998	5%	29%	40%	20%	14%
1997	12%	33%	22%	2%	15%
1996	15%	23%	23%	6%	(1)%
1995	26%	38%	40%	12%	31%
1994	8%	1%	(3)%	8%	(8)%
1993	8%	10%	15%	33%	18%
1992	15%	8%	15%	(12)%	8%
1991	5%	30%	57%	12%	19%
1990	49%	(3)%	(18)%	(23)%	6%
1989	(1)%	32%	19%	11%	19%
1988	4%	17%	15%	29%	9%
1987	41%	5%	(5)%	25%	(3)%
1986	(13)%	19%	7%	70%	24%
1985	27%	32%	31%	57%	32%
1984	28%	6%	(11)%	8%	15%
1983	(6)%	23%	20%	25%	2%
1982	35%	22%	19%	(1)%	42%
1981	45%	(5)%	(3)%	(1)%	0%
1980	69%	33%	34%	24%	(3)%
1979	63%	19%	28%	6%	(1)%
1978	26%	7%	12%	34%	(1)%
1977	10%	(3)%	10%	20%	4%

Compound Annual Return
1977-2005	15%	13%	12%	12%	9%

        MDP has a pro forma compound rate of return of 15% for over 28 years. MDP has tended to be profitable during periods of stress in equity and bond markets. The benefit of including MDP in a portfolio of stocks and/or bonds is observable in the table for the years 2002, 2000, 1994, 1990, 1987, 1981 and 1979 when MDP performed well in difficult years for other asset classes. There can, of course, be no assurance that this pattern will continue or that MDP or the Trust will not incur losses, as MDP did in the full years 2004, 2003, 2001, 1999, 1989, 1986 and 1983. The largest monthly loss during the period shown was 15.4% (9/86).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MILLBURN'S DIVERSIFIED
PORTFOLIO AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS
NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

(1)
Millburn Diversified Portfolio is the composite performance of the fully-funded accounts traded in the portfolio since its inception through December 2003 and, thereafter, of all accounts, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparisons.

(2)
S&P 500 Index includes net dividends. Source: Standard & Poor's.

(3)
NASDAQ Composite Index. Source: Strategic Financial Solutions.

(4)
Morgan Stanley Capital International EAFE Index includes net dividends. Source: Strategic Financial Solutions.

(5)
Lehman Brothers Long-Term U.S. Treasury Bond Index. Source: Lehman Brothers, Inc.

MONTHLY CORRELATION COEFFICIENTS AND ANALYSIS FEBRUARY 1977—FEBRUARY 2005

MDP
MDP(1)	1.00
S&P 500(2)	(0.04)
NASDAQ(3)	(0.09)
EAFE(4)	0.00
BONDS(5)	0.08
HEDGE FUNDS(6)	(0.04)

        Statistically, investments with a correlation of 1.00 make or lose money at the same time, and investments with a correlation of -1.00 always move in the opposite direction. The returns of the portfolio utilized by the Trust have near zero correlation with the returns of other asset classes. This non-correlation can be attributed to the following: the portfolio includes markets typically absent from traditional portfolios; it is equally likely to have short or long positions in any market; and it can exploit global conditions that frequently are detrimental to equities or bonds.

        For over 28 years, the pattern of MDP's returns has been largely independent of the returns in the equity or bond markets. A similar pattern is evident versus hedge funds by comparing MDP to the HFRI Fund Weighted Composite Index, an internationally recognized benchmark of hedge fund performance created in 1990. The charts above show that there were only a small percentage of months where MDP lost value at the same time as the equity, bond or hedge fund indices. In a much higher percentage of time, MDP appreciated at the same time or moved in the opposite direction. Adding a profitable investment that is not correlated to the rest of your portfolio in losing periods should increase overall return and reduce volatility for the portfolio as a whole. There can be no assurance, however, that MDP or the Trust will be non-correlated during such periods or will not incur losses.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MILLBURN'S DIVERSIFIED PORTFOLIO AND

IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

(1)
Millburn Diversified Portfolio is the composite performance of the fully-funded accounts traded in the portfolio since its inception through December 2003 and, thereafter, of all accounts, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparisons.

(2)
S&P 500 Index includes net dividends. Source: Standard & Poor's.

(3)
NASDAQ Composite Index. Source: Strategic Financial Solutions.

(4)
Morgan Stanley Capital International EAFE Index includes net dividends. Source: Strategic Financial Solutions.

(5)
Lehman Brothers Long-Term U.S. Treasury Bond Index. Source: Lehman Brothers, Inc.

(6)
HFRI Fund Weighted Composite Index (since 1990). Source: Hedge Fund Research, Inc.

MDP(1) AND NASDAQ(2) DURING LOSING QUARTERS OF THE S&P 500 INDEX(3)—FEBRUARY 1977—FEBRUARY 2005

        As described on the previous page, the returns of MDP have not been significantly correlated with traditional portfolio components. As an illustration of the potential value of adding a non-correlated investment to a portfolio of traditional investments, the chart above compares the performance of MDP to the S&P 500 Index and the NASDAQ Composite Index during down quarters for the S&P 500 since February 1977 when the Managing Owner's oldest continuously traded diversified account began trading. Since February 1977, the S&P 500 has had 33 losing quarters. Over those 33 quarters, the S&P 500's average loss was 5.8%. Over those same 33 quarters, MDP experienced an average gain of 7.2%. The NASDAQ Composite's average performance for those 33 quarters was a loss of 9.4%. Events that trigger negative performance in traditional markets may lead to trends of the type MDP is designed to identify in some of the markets in which MDP trades and thus can create profit opportunities for MDP's method of trading. There can be no assurance, however, that MDP or the Trust will capitalize on such opportunities or that they will not incur losses. The performance of MDP and the Trust is independent of the performance of the S&P 500 and are as likely to perform negatively as positively during losing quarters for the S&P 500.

        During the period February 1977 through February 2005, in addition to the 33 losing quarters experienced by the S&P 500 Index presented in the chart above, the S&P Index experienced 79 profitable quarters with an average gain of 7.2% per quarter. The NASDAQ Composite was profitable in 66 of those 79 quarters and experienced an average per quarter gain of 9.1% for all 79 quarters. MDP was profitable 47 of those 79 quarters and experienced an average per quarter gain of 3.0% for all 79 quarters.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MILLBURN'S DIVERSIFIED PORTFOLIO AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

(1)
Millburn Diversified Portfolio is the composite performance of the fully-funded accounts traded in the portfolio since its inception through December 2003 and, thereafter, of all accounts, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparisons.

(2)
NASDAQ Composite Index. Source: Strategic Financial Solutions.

(3)
S&P 500 Index includes net dividends. Source: Standard & Poor's.

ROLLING 12-MONTH RETURNS
FEBRUARY 1977—FEBRUARY 2005

	MDP(1)	S&P 500(2)	NASDAQ(3)	EAFE(4)	BONDS(5)
Total No. of 12-Mo. Periods	326	326	326	326	326
Average Return	18%	14%	15%	14%	10%
Best 12-Mo. Period	112%	61%	105%	104%	56%
Worst 12-Mo. Period	(27)%	(27)%	(60)%	(28)%	(16)%
Standard Deviation	24%	17%	26%	23%	12%
No. of Profitable	253	265	247	240	260
Average Profit	25%	20%	26%	23%	14%
Standard Deviation	21%	12%	19%	20%	11%
No. of Unprofitable	73	61	79	86	66
Average Loss	(8)%	(11)%	(19)%	(11)%	(5)%
Standard Deviation	7%	7%	15%	7%	4%

        The table above contains statistics for all periods of 12 consecutive months from February 1977 through February 2005. The data in this table suggest that MDP's risk does not exceed the risk for other investments. MDP's best twelve-month period exceeded the S&P 500's and was comparable to NASDAQ's and EAFE's. MDP's worst twelve-month period was comparable to the S&P 500's and EAFE's and better than NASDAQ's.

        Standard deviation of returns is a common measure of volatility or risk. MDP's standard deviation in rolling 12-month periods from February 1997 through February 2005 was higher than the S&P 500's, EAFE's and U.S. Bond's and was comparable to NASDAQ's. However, the major part of MDP's standard deviation was attributable to volatility in profitable periods. Volatility in losing periods has been low. There can be no assurance, however, that these patterns will continue.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MILLBURN'S DIVERSIFIED
PORTFOLIO AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS
NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

(1)
Millburn Diversified Portfolio is the composite performance of the fully-funded accounts traded in the portfolio since its inception through December 2003 and, thereafter, of all accounts, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparisons.

(2)
S&P 500 Index includes net dividends. Source: Standard & Poor's.

(3)
NASDAQ Composite Index. Source: Strategic Financial Solutions.

(4)
Morgan Stanley Capital International EAFE Index includes net dividends. Source: Strategic Financial Solutions.

(5)
Lehman Brothers Long-Term U.S. Treasury Bond Index. Source: Lehman Brothers, Inc.

FREQUENCY DISTRIBUTION OF MDP(1) MONTHLY RETURNS
FEBRUARY 1977—FEBRUARY 2005

        The chart above shows MDP's frequency distribution of 337 monthly returns from February 1977 through February 2005. Approximately 80% of all monthly returns were in the 0 to 7.5% range positive or negative, and there was a positive skew to the statistics in every range. There have only been 30 months of 10% or greater profit or loss out of a sample of 337 months. 23 of these months have been profitable with an average of 14.1%. 7 of these months have been unprofitable with an average loss of 12.6%. There can be no assurance; however, that this pattern will continue or that the Trust will not incur losses.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MILLBURN'S DIVERSIFIED
PORTFOLIO AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS
NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

(1)
Millburn Diversified Portfolio is the composite performance of the fully-funded accounts traded in the portfolio since its inception through December 2003 and, thereafter, of all accounts, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparisons.

MAXIMUM DRAWDOWN FOR MDP AND OTHER BENCHMARKS
FEBRUARY 1977—FEBRUARY 2005

        The chart above shows the worst peak-to-trough loss, based on month-end information, for MDP, S&P 500, NASDAQ, EAFE and U.S. Bonds since February 1977. Despite the use of futures and the leverage available in futures trading, MDP's worst experienced loss through February 2005 (February 2003-August 2004) was smaller than the loss in most of these unleveraged equity indices. There is no guarantee, however, that past drawdown relationships will persist into the future.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MILLBURN'S DIVERSIFIED
PORTFOLIO AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS
NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

(1)
Millburn Diversified Portfolio is the composite performance of the fully-funded accounts traded in the portfolio since its inception through December 2003 and, thereafter, of all accounts, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparisons.

(2)
S&P 500 Index includes net dividends. Source: Standard & Poor's.

(3)
NASDAQ Composite Index. Source: Strategic Financial Solutions.

(4)
Morgan Stanley Capital International EAFE Index includes net dividends. Source: Strategic Financial Solutions.

(5)
Lehman Brothers Long-Term U.S. Treasury Bond Index. Source: Lehman Brothers, Inc.

ANNUAL RETURNS (rounded to the nearest %)
 FEBRUARY 1977—FEBRUARY 2005
SUPPLEMENTAL TABLE

        The following table is similar to the previous Annual Returns table. The pro forma adjustments to MDP's performance, however, reflect the cost/fee structure of the Trust applicable to investors who purchase Units through a Selling Agent asset-based or fixed-fee investment program.

	MDP(1)	S&P 500(2)	NASDAQ(3)	EAFE(4)	BONDS(5)
2005	(3)%	0%	(6)%	2%	1%
2004	(2)%	11%	9%	21%	8%
2003	1%	29%	50%	39%	2%
2002	27%	(22)%	(32)%	(16)%	17%
2001	(6)%	(12)%	(21)%	(21)%	4%
2000	15%	(9)%	(39)%	(14)%	20%
1999	(2)%	21%	86%	27%	(9)%
1998	8%	29%	40%	20%	14%
1997	14%	33%	22%	2%	15%
1996	18%	23%	23%	6%	(1)%
1995	30%	38%	40%	12%	31%
1994	11%	1%	(3)%	8%	(8)%
1993	11%	10%	15%	33%	18%
1992	18%	8%	15%	(12)%	8%
1991	8%	30%	57%	12%	19%
1990	52%	(3)%	(18)%	(23)%	6%
1989	2%	32%	19%	11%	19%
1988	7%	17%	15%	29%	9%
1987	43%	5%	(5)%	25%	(3)%
1986	(10)%	19%	7%	70%	24%
1985	30%	32%	31%	57%	32%
1984	31%	6%	(11)%	8%	15%
1983	(3)%	23%	20%	25%	2%
1982	39%	22%	19%	(1)%	42%
1981	49%	(5)%	(3)%	(1)%	0%
1980	74%	33%	34%	24%	(3)%
1979	67%	19%	28%	6%	(1)%
1978	30%	7%	12%	34%	(1)%
1977	13%	(3)%	10%	20%	4%

Compound Annual Return
1977-2005	18%	13%	12%	12%	9%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MILLBURN'S DIVERSIFIED PORTFOLIO AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.

(1)
Millburn Diversified Portfolio is the composite performance of the fully-funded accounts traded in the portfolio since its inception through December 2003 and, thereafter, of all accounts, pro forma to reflect the cost/fee structure of the Trust. There are material limitations inherent in pro forma comparisons.

(2)
S&P 500 Index includes net dividends. Source: Standard & Poor's.

(3)
NASDAQ Composite Index. Source: Strategic Financial Solutions.

(4)
Morgan Stanley Capital International EAFE Index includes net dividends. Source: Strategic Financial Solutions.

(5)
Lehman Brothers Long-Term U.S. Treasury Bond Index. Source: Lehman Brothers, Inc.

Note to Supplemental Performance Information

        The performance shown represents the pro forma composite performance of all fully-funded accounts prior to January 2004 and of all accounts beginning with January 2004 traded pursuant to the Managing Owner's Diversified Portfolio during the period presented. The historical performance of the Diversified Portfolio composite has been retroactively adjusted on a pro forma basis approximately to reflect the cost/fee structure of the Trust. The purpose of this pro forma presentation is to provide an approximation of the rates of return such composite accounts would have achieved had they been traded pursuant to the Trust's cost/fee structure. However, there are material limitations inherent in pro forma comparisons. It is not feasible to make all the pro forma adjustments necessary to reflect the effect of all the business terms of the Trust on the actual performance of the accounts in the composite. The pro forma performance of the composite accounts should not be considered to be indicative of how any one account in the composite would have performed had it been subject to the Trust's cost/fee structure.

        The pro forma calculations were made on a month-to-month basis. That is, the adjustments to fees and income in one month do not affect the actual figures used in the following month for making similar pro forma calculations. Accordingly, the pro forma performance does not reflect on a cumulative basis the effect of the differences between the fees to be charged and interest to be earned by the Trust and the fees charged and interest earned by the accounts in the composite. The following assumptions were made in calculating the pro forma rates of return: a Brokerage Fee of 7% per annum of month-end Net Assets (4% for the table on the previous page); an annual Profit Share of 20% of New Trading Profit; operating and administrative expenses of 0.50% per annum of average annual Net Assets; and actual interest income earned by the accounts in the Diversified Portfolio composite.

        The Millburn Diversified Portfolio is an actively managed portfolio of futures and forward contracts and related options. The Managing Owner will trade its Diversified Portfolio on behalf of the Trust and the Trust will pay the fees and expenses and will be subject to the Profit Share as described in this Prospectus. The S&P 500 Index, NASDAQ Composite Index, Morgan Stanley Capital International EAFE Index and Lehman Brothers Long-Term U.S. Treasury Bond Index are unmanaged indices commonly used as market benchmarks. The performance of these indices does not reflect any fees or transaction costs as these expenses do not apply to market indices. The HFRI Fund Weighted Composite Index is an unmanaged index of actively managed hedge funds and is an internationally recognized benchmark of hedge fund performance. The performance of the index reflects the fees and transaction costs borne by its underlying hedge fund components but not of the index itself as none apply to the index.

INDEX TO FINANCIAL STATEMENTS

Page
GLOBAL MACRO TRUST
Report of Independent Registered Public Accounting Firm	F-2
Report of Independent Auditors	F-3
Statements of Financial Condition at December 31, 2004 and 2003	F-4
Condensed Schedules of Investments at December 31, 2004 and 2003	F-5
Statements of Operations for the years ended
December 31, 2004 and 2003 and for the period from July 1, 2002
(commencement of operations) to December 31, 2002	F-9
Statements of Changes in Trust Capital for the years ended
December 31, 2004 and 2003 and for the period from July 1, 2002
(commencement of operations) to December 31, 2002	F-10
Statements of Financial Highlights for the years ended
December 31, 2004 and 2003 and for the period from July 1, 2002
(commencement of operations) to December 31, 2002	F-11
Notes to Financial Statements	F-12
MILLBURN RIDGEFIELD CORPORATION
Independent Auditor's Report	F-18
Statement of Financial Condition at December 31, 2004	F-19
Notes to Financial Statement	F-20
MILLBURN INTERNATIONAL (CAYMAN) LIMITED
Independent Auditor's Report	F-25
Consolidated Statement of Assets and Liabilities at December 31, 2004	F-26
Condensed Schedule of Investments at December 31, 2004	F-27
Notes to Consolidated Statement of Assets and Liabilities	F-28

        Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders of
Global Macro Trust

        We have audited the accompanying statement of financial condition of Global Macro Trust (the "Trust") as of December 31, 2004, including the condensed schedule of investments, and the related statements of operations, changes in trust capital and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Managing Owner. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial statements and financial highlights for the year ended December 31, 2003 and for the period from July 1, 2002 (commencement of operations) to December 31, 2002, including the condensed schedule of investments for 2003, were audited by other auditors whose report dated February 17, 2004, expressed an unqualified opinion on those statements.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Global Macro Trust at December 31, 2004, and the results of its operations, changes in trust capital and financial highlights for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
New York, New York
February 25, 2005

Report of Independent Auditors

To the Unitholders of
Global Macro Trust

        We have audited the accompanying statements of financial condition of Global Macro Trust (the "Trust"), as of December 31, 2003 and 2002, including the condensed schedules of investments, and the related statements of operations, changes in trust capital and financial highlights for the year ended December 31, 2003 and for the period from July 1, 2002 (commencement of operations) to December 31, 2002. These financial statements and financial highlights are the responsibility of the Managing Owner. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Global Macro Trust at December 31, 2003 and 2002, and the results of its operations, changes in trust capital and the financial highlights for the year ended December 31, 2003 and for the period from July 1, 2002 to December 31, 2002, in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP
New York, New York
February 17, 2004

GLOBAL MACRO TRUST

STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS
EQUITY IN TRADING ACCOUNTS:
Investments in U.S. Treasury notes—at market value (amortized cost $93,673,900 and $71,655,967)	$93,585,656	$71,665,738
Net unrealized appreciation on open futures and forward currency contracts	8,976,242	10,338,345
Due from brokers	14,586,101	1,567,007
Cash denominated in foreign currencies (cost $3,973,168 and $1,222,354)	4,047,040	1,206,430

Total equity in trading accounts	121,195,039	84,777,520

INVESTMENTS IN U.S. TREASURY NOTES—at market value (amortized cost $259,131,416 and $131,251,914)	258,828,719	131,275,363
CASH AND CASH EQUIVALENTS	33,354,499	30,078,366
ACCRUED INTEREST RECEIVABLE	925,585	2,076,817
OTHER ASSETS	12,994	—

TOTAL	$414,316,836	$248,208,066

LIABILITIES AND TRUST CAPITAL
LIABILITIES:
Subscriptions from Unitholders received in advance	$12,831,913	$17,044,763
Due to Managing Owner	105,884	22,189
Accrued brokerage fees	2,115,155	1,200,189
Redemptions payable	2,177,732	1,000,949

Total liabilities	17,230,684	19,268,090

TRUST CAPITAL:
Managing Owner interest (4,217.782 and 2,724.138 units outstanding)	4,027,377	2,747,433
Unitholders (411,644.991 and 224,273.549 units outstanding)	393,058,775	226,192,543

Total trust capital	397,086,152	228,939,976

TOTAL	$414,316,836	$248,208,066

Net asset value per unit outstanding	$954.85	$1,008.56

See notes to financial statements.

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS

YEAR ENDED DECEMBER 31, 2004

Futures and Forward Currency Contracts	Net Unrealized Appreciation (Depreciation) as a % of Trust Capital	Net Unrealized Appreciation (Depreciation)
FUTURES CONTRACTS:
LONG FUTURES CONTRACTS:
Energies	(0.23)%	$(893,110)
Interest rates	0.03	139,714
Livestock	0.02	69,770
Metals	0.06	233,838
Softs	0.07	276,097
Stock indices	0.79	3,128,785

Total long futures contracts	0.74	2,955,094

SHORT FUTURES CONTRACTS:
Energies	0.19	744,052
Grains	0.15	580,497
Interest rates	0.01	47,560
Metals	0.03	115,995
Softs	(0.03)	(129,175)

Total short futures contracts	0.35	1,358,929

TOTAL INVESTMENTS IN FUTURES CONTRACTS—Net	1.09	4,314,023

FORWARD CURRENCY CONTRACTS:
TOTAL LONG FORWARD CURRENCY CONTRACTS	3.36	13,347,920
TOTAL SHORT FORWARD CURRENCY CONTRACTS	(2.19)	(8,685,701)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS—Net	1.17	4,662,219

TOTAL	2.26%	$8,976,242

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS

YEAR ENDED DECEMBER 31, 2004

U.S. Treasury Notes

Face Amount	Description	Value as a % of Trust Capital	Value
$118,000,000	U.S. Treasury notes, 1.500%, 02/28/05	29.70%	$117,926,250
118,000,000	U.S. Treasury notes, 1.250%, 05/31/05	29.57	117,410,000
118,000,000	U.S. Treasury notes, 1.875%, 11/30/05	29.48	117,078,125

	Total investments in U.S. Treasury notes (amortized cost $352,805,316)	88.75%	$352,414,375

See notes to financial statements.

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS

YEAR ENDED DECEMBER 31, 2003

Futures and Forward Currency Contracts	Net Unrealized Appreciation (Depreciation) as a % of Trust Capital	Net Unrealized Appreciation (Depreciation)
FUTURES CONTRACTS:
LONG FUTURES CONTRACTS:
Energies	(0.75)%	$(1,722,556)
Interest rates	0.04	100,472
Metals	0.94	2,156,857
Softs	(0.05)	(121,385)
Stock indices	0.48	1,107,995

Total long futures contracts	0.66	1,521,383

SHORT FUTURES CONTRACTS:
Grains	0.00	(1,725)
Interest rates	(0.02)	(62,975)

Total short futures contracts	(0.02)	(64,700)

TOTAL INVESTMENTS IN FUTURES CONTRACTS—Net	0.64	1,456,683

FORWARD CURRENCY CONTRACTS:
LONG FORWARD CURRENCY CONTRACTS:
Euro/U.S. Dollars, March 2004	3.25	7,439,737
Other long forward currency contracts	2.35	5,386,670

Total long forward currency contracts	5.60	12,826,407

SHORT FORWARD CURRENCY CONTRACTS:
Korean Won/U.S. Dollars, March 2004	(1.36)	(3,111,002)
Other short forward currency contracts	(0.36)	(833,743)

Total short forward currency contracts	(1.72)	(3,944,745)

TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS—Net	3.88	8,881,662

TOTAL	4.52%	$10,338,345

GLOBAL MACRO TRUST

CONDENSED SCHEDULE OF INVESTMENTS

YEAR ENDED DECEMBER 31, 2003

U.S. Treasury Notes

Face Amount	Description	Value as a % of Trust Capital	Value
$67,400,000	U.S. Treasury notes, 4.750%, 02/15/2004	29.57%	$67,694,875
67,400,000	U.S. Treasury notes, 3.375%, 04/30/2004	29.67	67,926,563
66,860,000	U.S. Treasury notes, 2.125%, 08/31/2004	29.41	67,319,663

	Total investments in U.S. Treasury notes (amortized cost $202,907,881)	88.65%	$202,941,101

See notes to financial statements.

GLOBAL MACRO TRUST

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD FROM JULY 1, 2002
(COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2002

	2004	2003	2002
INVESTMENT INCOME:
Interest income	$4,131,334	$1,320,805	$110,054

EXPENSES:
Brokerage fees	22,046,061	8,331,480	431,467
Administrative expenses	1,565,227	679,615	83,736
Custody fees	50,048	13,929	—

Total expenses	23,661,336	9,025,024	515,203
Administrative expenses reimbursed by Managing Owner	—	—	(45,293)

Net expenses	23,661,336	9,025,024	469,910

NET INVESTMENT LOSS	(19,530,002)	(7,704,219)	(359,856)

NET REALIZED AND UNREALIZED GAINS (LOSSES):
Net realized gains (losses) on closed positions:
Futures and forward currency contracts	6,905,418	(13,268,783)	(508,799)
Foreign exchange translation	439,783	327,078	(2,042)
Net change in unrealized appreciation (depreciation):
Futures and forward currency contracts	(1,362,103)	8,881,551	1,456,794
Foreign exchange translation	89,796	(11,405)	(4,520)
Net gains (losses) from U.S. Treasury notes:
Net change in unrealized appreciation (depreciation)	(424,161)	20,932	12,288

Total net realized and unrealized gains (losses)	5,648,733	(4,050,627)	953,721

NET INCOME (LOSS)	(13,881,269)	(11,754,846)	593,865
LESS PROFIT SHARE TO MANAGING OWNER	—	6,465	70,924

NET INCOME (LOSS) AFTER PROFIT SHARE TO MANAGING OWNER	$(13,881,269)	$(11,761,311)	$522,941

NET INCOME (LOSS) AFTER PROFIT SHARE TO MANAGING OWNER PER UNIT OUTSTANDING	$(53.71)	$(21.68)	$30.24

See notes to financial statements.

GLOBAL MACRO TRUST

STATEMENTS OF CHANGES IN TRUST CAPITAL

YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD FROM JULY 1, 2002
(COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2002

	Unitholders		New Profit Memo Account		Managing Owner		Total
	Amount	Units	Amount	Units	Amount	Units	Amount	Units
TRUST CAPITAL—July 1, 2002*:	$1,858	1.600	$—	—	$404	0.400	$2,262	2.000
Subscriptions	22,561,036	22,249.312	—	—	2,001,600	2,001.600	24,562,636	24,250.912
Redemptions	(120,962)	(121.797)	—	—	(1,678)	(1.629)	(122,640)	(123.426)
Additional units allocated**	—	15.790	—	0.002	—	87.244	—	103.036
Net income (loss) after profit share to Managing Owner	372,546	—	(14)	—	150,409	—	522,941	—
Managing Owner's profit share	—	—	314	0.289	70,610	68.537	70,924	68.826
Transfer of New Profit Memo Account to Managing Owner	—	—	(300)	(0.291)	300	0.291	—	—

TRUST CAPITAL— December 31, 2002:	22,814,478	22,144.905	—	—	2,221,645	2,156.443	25,036,123	24,301.348
Subscriptions	219,974,319	206,500.699	—	—	450,000	460.310	220,424,319	206,961.009
Redemptions	(4,693,826)	(4,676.011)	—	—	(71,794)	(68.826)	(4,765,620)	(4,744.837)
Additional units allocated**	—	303.956	—	0.122	—	170.233	—	474.311
Net income (loss) after profit share to Managing Owner	(11,902,428)	—	(436)	—	141,553	—	(11,761,311)	—
Managing Owner's profit share	—	—	6,465	5.856	—	—	6,465	5.856

TRUST CAPITAL— December 31, 2003:	226,192,543	224,273.549	6,029	5.978	2,741,404	2,718.160	228,939,976	226,997.687
Subscriptions	220,756,673	231,901.490	—	—	1,186,000	1,249.523	221,942,673	233,151.013
Redemptions	(39,915,228)	(45,296.507)	—	—	—	—	(39,915,228)	(45,296.507)
Additional units allocated**	—	766.459	—	0.409	—	243.712	—	1,010.580
Net income (loss) after profit share to Managing Owner	(13,975,213)	—	70	—	93,874	—	(13,881,269)	—
Managing Owner's profit share	—	—	—	—	—	—	—	—

TRUST CAPITAL— December 31, 2004	$393,058,775	411,644.991	$6,099	6.387	$4,021,278	4,211.395	$397,086,152	415,862.773

*
Commencement of operations

**
Additional units are issued to Unitholders who are charged less than a 7.0% brokerage fee.

See notes to financial statements.

GLOBAL MACRO TRUST

STATEMENTS OF FINANCIAL HIGHLIGHTS

	Year Ended December 31, 2004		Year Ended December 31, 2003		Period from July 1, 2002* to December 31, 2002
PER UNIT OPERATING PERFORMANCE (FOR A UNIT OUTSTANDING THROUGHOUT THE PERIOD):
Net income (loss) from operations:
Net investment loss	$(54.92	)(a)	$(65.85	)(a)	$(28.53	)(a)
Net realized and unrealized gains on trading of futures and forward currency contracts(b)	2.39		44.05		63.47
Net gains (losses) from U.S. Treasury notes	(1.18	)(a)	0.18	(a)	0.83	(a)

Net income (loss) from operations	(53.71)		(21.62)		35.77
Less profit share allocated to Managing Owner	—		0.06		5.53

Net income (loss) after profit share allocation	(53.71)		(21.68)		30.24
NET ASSET VALUE—Beginning of period	1,008.56		1,030.24		1,000.00

NET ASSET VALUE—End of period	$954.85		$1,008.56		$1,030.24

RETURNS:
Total return before profit share allocation	(5.33)%		(2.10)%		3.57%
Profit share allocation	—		0.00		(0.55)

TOTAL RETURN AFTER PROFIT SHARE ALLOCATION	(5.33)		(2.10)		3.02

RATIOS TO AVERAGE TRUST CAPITAL:
Net investment loss(c)	(6.05)		(6.29)		(6.22	)(d)

Total expenses(c)	7.32		7.34		7.83	(d)
Profit share allocation	—		0.01		1.21	(d)

Total expenses and profit share allocation(c)	7.32%		7.35%		9.04	%(d)

*
Commencement of operations

(a)
Calculated based on weighted average number of units during the year.

(b)
Realized and unrealized gains and losses per unit are balancing amounts necessary to reconcile the change in net asset value per unit with the other per unit information presented. It is not proportionate to the net realized and unrealized loss on the statements of operations because of the timing of sales and redemption of the Trust's units and the timing of the realized and unrealized gains (losses) during the year.

(c)
Such percentages are after expense reimbursements. The Managing Owner voluntarily reimbursed the Trust for certain administrative expenses (equal to 0.39% of average trust capital) in 2002. There were no expense reimbursements on behalf of the Trust for the years ended December 31, 2004 and 2003.

(d)
Annualized

See notes to financial statements.

GLOBAL MACRO TRUST

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD FROM JULY 1, 2002

(COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2002

1.     ORGANIZATION

        Global Macro Trust (the "Trust") was organized on July 23, 2001 under the Delaware Business Trust Act. At such time, original capital of $400 by the Millburn Ridgefield Corporation (the "Managing Owner") and $1,600 by the Initial Unitholder, an affiliated entity, was contributed to the Trust. The Trust commenced trading operations on July 1, 2002. The Trust engages in the speculative trading of futures and forward currency contracts. The instruments that are traded by the Trust are volatile and involve a high degree of market risk.

        The Managing Owner manages the business of the Trust and makes all trading decisions.

        The Managing Owner has agreed to make additional capital contributions, subject to certain possible exceptions, in order to maintain its capital account at not less than 1% of the total outstanding capital contributions in the Trust (including the Managing Owner's contributions) but in no event shall the Managing Owner invest less than $500,000 of the total capital contributions in the Trust. The Managing Owner and the holders (the "Unitholders") of the Units of Beneficial Interest ("Units") issued by the Trust will share in any profits and losses of the Trust in proportion to the percentage interest owned by each, before brokerage commissions and profit share allocations.

        The Trust will terminate on December 31, 2031 or at an earlier date if certain conditions occur as defined in the Declaration of Trust and the Trust Agreement (the "Agreement").

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Investments—The Trust records its transactions in futures and forward currency contracts, including related income and expenses, on a trade date basis.

        Open futures contracts are valued at market value and open forward currency contracts are valued at fair value which is based on pricing models that consider the time value of money and the current market and contractual prices of the underlying financial instruments. Realized gains (losses) and changes in unrealized appreciation (depreciation) on futures and forward currency contracts are recognized in the periods in which the contracts are closed or the changes occur, and are included in net realized and unrealized gains (losses) in the statements of operations.

        Investments in U.S. Treasury notes are valued at the market value based on bid quotations reported daily in The Wall Street Journal. The Trust amortizes premiums and accretes discounts on U.S. Treasury notes using the effective interest method. Such securities are normally on deposit with financial institutions as collateral for performance of the Trust's trading obligations with respect to derivative contracts or are held for safekeeping in a custody account.

        Fair Value of Financial Instruments—The fair value of the Trust's assets and liabilities, which qualify as financial instruments under Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, approximates the carrying amounts presented in the statements of financial condition.

        Foreign Currency Translation—Assets and liabilities denominated in foreign currencies are translated at quoted prices of such currencies. Purchases and sales of investments are translated at the exchange rate prevailing when such transactions occurred.

        Income Taxes—Income taxes have not been provided, as each Unitholder is individually liable for the taxes, if any, on his/her share of the Trust's income and expenses.

        Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

        Right of Offset—The customer agreements between the Trust and each of its brokers give the Trust the legal right to net unrealized gains and losses. Unrealized gains and losses related to offsetting transactions with these brokers are reflected on a net basis in the equity in trading accounts in the statements of financial condition.

        Reclassifications—Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation. Such reclassifications have no impact on the previously reported net income (loss) after profit share to Managing Owner.

3.     TRUST AGREEMENT

        The Trust pays brokerage fees to the Managing Owner at the annual rate up to 7.0% of the Trust's average month-end Net Assets of Unitholders' interests (prior to reduction for accrued brokerage commissions or Profit Share). Unitholders who make net capital investments in the Trust of $100,000 or more or who invest through asset-based fee or fixed fee investment programs are charged less than the annual brokerage rate of 7.0% as follows:

Net Capital Investments	Brokerage Fee
$100,000 to $499,999	6.50%
$500,000 to $999,999	6.00
Greater than $1,000,000	5.50
Asset-based or fixed fee investment programs	4.00

        Brokerage fees will be charged to capital accounts of the Managing Owner, its principals, their respective affiliates or the New Profit Memo Account only to the extent of charges paid to third party executing and clearing brokers. In order to maintain a uniform Net Asset Value per Unit, additional units are issued to Unitholders who are charged less than a 7.0% brokerage fee.

        The Managing Owner, not the Trust, will pay all routine costs of executing and clearing the Trust's futures trades, including brokerage commissions payable to the clearing brokers. The Managing Owner also pays, from its own funds, selling commissions on all sales of Units.

        The Agreement provides that the Managing Owner's profit share, equal to 20% of New Trading Profits (as defined in the Agreement) in excess of the highest cumulative level of Trading Profit as of any previous calendar year-end, is charged to the Unitholders' capital accounts. However, for Unitholders' redemptions during the year, the profit share calculation shall be computed as though the redemption occurred at year-end. Any profit share charged is added to the Managing Owner's capital account to the extent that net taxable capital gains are allocated to the Managing Owner. The remainder of such profit share, if any, is added to the New Profit Memo Account. The Managing Owner may not make any withdrawal from the balance in the New Profit Memo Account. If, at the end of a subsequent year, net taxable gains are allocated to the Managing Owner in excess of such year's profit share, a corresponding amount is transferred from the New Profit Memo Account to the Managing Owner's capital account.

        The Trust will pay its legal, accounting, auditing, printing, postage and similar administrative expenses (including Trustees' fees, accounting services fees and the expenses of updating the Prospectus), as well as extraordinary costs. At December 31, 2004 and 2003, the Managing Owner was owed $92,014 and $10,240, respectively, from the Trust in connection with such expenses it has paid on the Trust's behalf. Such amounts are included in "Due to Managing Owner" in the statements of financial condition. The Managing Owner, at its discretion, may reimburse certain expenses paid by the Trust.

        Units may be redeemed, at the option of any Unitholder, at Net Asset Value (as defined in the Agreement) as of the close of business on the last business day of any calendar month on ten business days' written notice to the Managing Owner. Unitholders who redeem Units at or prior to the end of the first consecutive six-month and five-month periods after such Units are sold shall be assessed redemption charges calculated based on their redeemed Units' Net Asset Value as of the date of redemption as follows:

	Redemption Charge
Subscriptions	First 6 months	Second 5 months
Less than $100,000	4.0%	3.0%
$100,000 to $499,999	3.5	2.5
$500,000 to $999,999	3.0	2.0
Greater than $1,000,000	2.5	1.5

        All redemption charges will be paid to the Managing Owner. At December 31, 2004 and 2003, $13,870 and $11,949, respectively, of redemption charges were owed to the Managing Owner. Such amounts are included in "Due to Managing Owner" in the statements of financial condition. The aggregate amount of redemption charges paid to the Managing Owner for the years ended December 31, 2004, 2003, and for the period July 1, 2002 (commencement of operations) to December 31, 2002 were $211,547, $19,392 and $3,157, respectively.

4.     DUE FROM/TO BROKERS

        At December 31, 2004 and 2003, the due from brokers in the statements of financial condition includes cash receivable from brokers.

5.     TRADING ACTIVITIES

        The Trust conducts its trading activities with various brokers acting either as a broker or counterparty to various transactions. At December 31, 2004 and 2003, cash and treasury notes aggregating $112,218,797 and $74,439,175, respectively, included in the Trust's equity in trading accounts, were held by such brokers in segregated accounts as collateral as required by U.S. Commodity Futures Trading Commission's regulations or by the counterparty bank or broker. Such collateral can be sold or repledged by the counterparties, at their discretion.

        The Trust enters into contracts with various financial institutions that contain a variety of indemnifications. The Trust's maximum exposure under these arrangements is unknown. However, the Trust has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

6.     DERIVATIVE INSTRUMENTS

        The Trust is party to derivative financial instruments in the normal course of its business. These financial instruments include futures and forward currency contracts which may be traded on an exchange ("exchange-traded contracts") or over-the-counter ("OTC contracts").

        The Trust records its derivative activities on a mark-to-market basis as described in Note 2. For OTC contracts, the Trust enters into master netting agreements with its counterparties. Therefore, assets represent the Trust's unrealized gains, less unrealized losses for OTC contracts in which the Trust has a master netting agreement. Similarly, liabilities represent net amounts owed to counterparties on OTC contracts.

        Futures contracts are agreements to buy or sell an underlying asset or index for a set price in the future. Initial margin deposits are made upon entering into futures contracts and can be either in cash or treasury securities. Open futures contracts are revalued on a daily basis to reflect the market value of the contracts at the end of each trading day. Variation margin payments are received or made, depending upon whether unrealized gains or losses are incurred. When a contract is closed, the Trust records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the time it was closed. The Trust bears the market risk that arises from changes in the value of these financial instruments.

        Forward currency contracts entered into by the Trust represent a firm commitment to buy or sell an underlying currency at a specified value and point in time based upon an agreed or contracted quantity. The ultimate gain or loss is equal to the difference between the value of the contract at the onset and the value of the contract at settlement date.

        Each of these financial instruments is subject to various risks similar to those related to the underlying financial instruments, including market risk, credit risk and sovereign risk.

        Market risk is the potential change in the value of the instruments traded by the Trust due to market changes, including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The financial instruments traded by the Trust contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward currency contracts and the Trust's satisfaction of its obligations related to such market value changes may exceed the amount recognized in the statements of financial condition.

        Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions, since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Trust must rely solely on the credit of the individual counterparties. The contract amounts of the forward and futures contracts do not represent the Trust's risk of loss due to counterparty nonperformance. The Trust's exposure to credit risk associated with counterparty nonperformance of these contracts is limited to the unrealized gains inherent in such contracts, which are recognized in the statements of financial condition.

        Derivative contracts with a net unrealized gain (asset) of $4,662,219 and $8,881,662 at December 31, 2004 and 2003, respectively are related to forward currency contracts with the remaining unrealized gains related to exchange-traded futures contracts. The primary difference in the risks associated with OTC contracts and exchange-traded contracts is credit risk. The Trust views its credit exposure to be $15,509,416 and $15,266,756 at December 31, 2004 and 2003, respectively, representing the fair value of OTC contracts in an unrealized gain position.

        The Managing Owner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact succeed in doing so. The Managing Owner's market risk control procedures includes diversification of the Trust's portfolio and continuously monitoring the portfolio's open positions, historical volatility and maximum historical loss. The Managing Owner seeks to minimize credit risk primarily by depositing and maintaining the Trust's assets at financial institutions and brokers which the Managing Owner believes to be creditworthy. The Trust's trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of the Trust are cleared by major securities firms pursuant to customer agreements. For all forward currency transactions, the Trust utilizes a single clearing broker which is a major financial institution.

        The Trust is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effect of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the functional currency. Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to the functional currency (U.S. Dollar).

        Net unrealized appreciation (depreciation) on futures and forward currency contracts by settlement currency type, denominated in the functional currency, is detailed below:

	December 31,
	2004		2003
Currency Type	Total Net Unrealized Appreciation (Depreciation)	Percent of Total	Total Net Unrealized Appreciation (Depreciation)	Percent of Total
Aussie dollar	$519,566	5.79%	$—	—%
British pound	19,235	0.21	28,283	0.27
Canadian dollar	179,354	2.00	—	—
Euro	75,557	0.84	944,315	9.13
Hong Kong dollar	(43,924)	(0.49)	70,159	0.68
Japanese yen	659,528	7.35	(451,483)	(4.36)
Norwegian krone	(1,471,241)	(16.39)	(1,487,372)	(14.39)
Polish zloty	561,972	6.26	—	—
South African rand	296,101	3.30	—	—
Swedish krone	(278,216)	(3.10)	—	—
U.S. dollar	8,458,310	94.23	11,234,443	108.67

Total	$8,976,242	100.00%	$10,338,345	100.00%

7.     FINANCIAL HIGHLIGHTS

        Per unit operating performance is calculated based on Unitholders' trust capital taken as a whole. An individual Unitholder's per unit operating performance may vary from these per unit values based on the timing of capital transactions and differences in individual Unitholder's brokerage fee and profit share allocation arrangements.

        The ratios are calculated based on Unitholders' trust capital taken as a whole and are annualized for periods of less than one year. The computation of such ratios based on the amount of net investment income (loss), total expenses and profit share allocation to an individual Unitholder's trust capital balance may vary from these ratios based on the timing of capital transactions and differences in individual Unitholder's brokerage fee and profit share allocation arrangements.

        Returns are calculated for Unitholders taken as a whole and are not annualized. An individual Unitholder's returns may vary from these returns based on the timing of capital transactions and differences in individual Unitholder's brokerage fee and profit share allocation arrangements.

Global Macro Trust
AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION

        In compliance with the Commodity Futures Trading Commission's regulations, I hereby affirm that to the best of my knowledge and belief, the information contained in the statements of financial condition of Global Macro Trust at December 31, 2004 and 2003, including the condensed schedules of investments, and the related statements of operations, changes in trust capital and financial highlights for the years ended December 31, 2004 and 2003 and period from July 1, 2002 (commencement of operations) to December 31, 2002 are complete and accurate.

Harvey Beker, Co-Chief Executive Officer
Millburn Ridgefield Corporation
Managing Owner of Global Macro Trust

INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
Millburn Ridgefield Corporation

        We have audited the accompanying statement of financial condition of Millburn Ridgefield Corporation (the Corporation) as of December 31, 2004. This financial statement is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit. The Corporation has investments in sponsored funds. The financial statements for certain of these sponsored funds were audited by other auditors. The value of such investments in sponsored funds audited by other auditors of $11,909,100 at December 31, 2004, is derived from the audited financial statements of such sponsored funds. The reports of the other auditors have been furnished to us, and our opinion, insofar as it relates to these investments, is based solely on the reports of such other auditors.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

        In our opinion, based on our audit and the reports of other auditors, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Millburn Ridgefield Corporation as of December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
March 31, 2005

MILLBURN RIDGEFIELD CORPORATION

STATEMENT OF FINANCIAL CONDITION

December 31, 2004

ASSETS
Cash and cash equivalents	$1,817,843
Commissions and fees receivable	3,894,847
Loans receivable from stockholders and affiliates	1,164,415
Investments in sponsored funds	14,935,180
Investments in other funds	663,336
Redemptions receivable from sponsored funds	1,483,774
Furniture and equipment, net of accumulated depreciation of $98,778	4,204
Deferred fees	10,546,591
Other assets	5,772

Total assets	$34,515,962

LIABILITIES
Accounts payable and accrued expenses	$1,285,722
Due to affiliated company	2,851,217
Due to Apollo Fund	60,302
Due to First Republic Bank	3,869,193
Stock repurchase payable	794,904
Deferred compensation payable	10,546,591

Total liabilities	19,407,929

Commitments and contingencies—
Common stock subject to repurchase, at redemption value	794,904

STOCKHOLDERS' EQUITY
Common stock—$.005 par value; 300,000 shares authorized, 210,849 shares issued and outstanding (includes 9,990 shares of common stock subject to repurchase)	1,054
Additional paid-in capital	5,050,043
Stock subscription receivable	(794,904)
Retained earnings	10,056,936

Total stockholders' equity	14,313,129

Total liabilities and stockholders' equity	$34,515,962

See accompanying notes.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY

MILLBURN RIDGEFIELD CORPORATION

NOTES TO FINANCIAL STATEMENT

Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        A.    General

        Millburn Ridgefield Corporation (the Corporation) was incorporated in the state of Delaware on May 19, 1982. The Corporation earns commissions and fees as a Commodity Trading Advisor and Commodity Pool Operator and is registered with, and subject to, the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization. In addition, the Corporation is registered with the United States Securities and Exchange Commission as an investment advisor.

        The Corporation's statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

        B.    Cash and Cash Equivalents

        Cash and cash equivalents includes cash and investments in money market mutual funds.

        C.    Investments in Sponsored Funds and Other Funds

        The Corporation is the general partner or managing owner or managing member of various commodity pools and investment funds (collectively, "sponsored funds") formed as limited partnerships, limited liability companies or trusts. As the sponsor, the Corporation has a fiduciary responsibility to the sponsored funds and potential liability beyond amounts recognized as an asset in the statement of financial condition. The Corporation has not consolidated the assets, liabilities and operating results of its investments in sponsored funds as the Corporation does not have a controlling financial interest in such funds.

        Investments in sponsored funds and other funds are reported in the Corporation's statement of financial condition at fair value. Fair value is the value determined for each fund in accordance with such fund's valuation policies and, as a general matter, represents the amount that the Corporation could reasonably expect to receive from the sponsored fund or other fund if the Corporation's investment was redeemed at the date of the statement of financial condition.

        D.    Foreign Currency Translation

        Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at quoted prices of such currencies at the date of the statement of financial condition.

        E.    Revenue Recognition

        Commission income is recognized when earned, in accordance with the related limited partnership agreement or other governing agreement. Commission income from sponsored funds is based on a fixed percentage of the funds' net asset value.

        Incentive, management and other fees accrue based on the terms of the respective advisory agreement or other governing agreement. Incentive fees are based on a percentage of the net profits experienced by the account. Management fees are based on a fixed percentage of the assets under management.

        Deferred revenues are recorded when earned based on the terms of the underlying deferred compensation agreements.

        F.     Income Taxes

        The Corporation has elected S corporation status, pursuant to which the Corporation does not pay U.S. Corporate or state income tax on its taxable income. Instead, the stockholders are liable for individual income tax on their share of the Corporation's taxable income.

Note 2.    INVESTMENTS IN SPONSORED FUNDS AND OTHER FUNDS

        The Corporation has general partner interests and managing owner interests in the sponsored funds. The Corporation's investments in such sponsored funds as of December 31, 2004, is as follows:

Global Macro Trust	$4,021,278
Nestor Partners	3,227,189
Citius Fund L.P.	1,629,146
Millburn MCo Partners L.P.	1,523,353
Millburn Multi-Strategy Portfolio L.P.	1,097,973
Others	3,436,241

Total	$14,935,180

        Summarized financial information for the more significant sponsored funds as of December 31, 2004, is as follows:

	Nestor Partners	Millburn MCo Partners L.P.	Global Macro Trust	Apollo Fund	Millburn Index Partners L.P.
Assets	$209,518,483	$105,071,449	$414,316,836	$41,039,128	$48,064,484
Liabilities	15,940,345	7,665,451	17,230,684	12,164	2,207,169

Net asset value	$193,578,138	$97,405,998	$397,086,152	$41,026,964	$45,857,315

        The combined net asset value of other sponsored funds as of December 31, 2004, is $144,042,776.

        As the sponsor, the Corporation conducts and manages the respective businesses of the sponsored funds. The governing documents of the sponsored funds typically require the Corporation, as sponsor, to maintain a specified investment in the respective fund. Such minimum investments generally are 1% of either net assets, total assets or total net contributions or a minimum dollar amount (if greater). In addition, the governing documents for two of the public funds require the Corporation to maintain a minimum net worth equal to an amount determined by the total net contributions made to the entities that the Corporation serves as the sponsor, not to exceed one million dollars. These requirements are defined in each of the respective governing documents of the sponsored funds and the Corporation is in compliance with all such requirements.

        For managing the businesses of the sponsored funds, the Corporation earns commissions and fees based on the terms of the respective governing documents of the sponsored funds. As of December 31, 2004, the Corporation had a receivable of $2,702,443 from the sponsored funds for such commissions and fees. The Corporation earns an incentive allocation from certain sponsored funds, which are based on a fixed percentage (17.5% to 20%) of the sponsored fund's trading profits, as specified in the governing documents of the sponsored funds.

        The Corporation also receives administrative fees from several of the sponsored funds according to the governing documents of the sponsored funds for direct and indirect expenses paid on their behalf by the Corporation. The Corporation records an expense when such amounts are incurred and records a receivable from the funds as income when the amounts are due from the sponsored funds. The Corporation had a receivable of $528,253 from the sponsored funds at December 31, 2004.

        During 2004, the Corporation also invested in various other funds. At December 31, 2004, the value of such investments is $663,336.

Note 3.    RELATED PARTY TRANSACTIONS

        The Corporation has extensive transactions and relationships with affiliated companies. The affiliates provide administrative, accounting, research and other services to the Corporation. Additionally, CommInVest Research, L.P. (CIVR) owns the trading systems used by the Corporation in managing client assets. The Corporation, in turn, is charged consulting fees for such services. The Corporation owes $2,851,217 to The Millburn Corporation (TMC) at December 31, 2004 for consulting fees.

        From time to time, the Corporation enters into borrowing arrangements with Apollo Fund ("Apollo"), a limited partnership whose limited partners are the stockholders of the Corporation. Such borrowing arrangements are generally due on demand. Interest on these advances is based on a variable rate, which ranged from 3.40% to 4.68% during 2004. At December 31, 2004, the Corporation had outstanding borrowings of $60,302 due to Apollo Fund.

        The Corporation has loaned funds to TMC in connection with construction and furnishing costs incurred by TMC for its offices located in New York City. The loan is due on demand with interest accruing at an annualized rate of 2.5% above the three-month U.S. Treasury Bill rate. The outstanding balance of the loan is $918,832 at December 31, 2004. Additionally, the Corporation has advanced TMC $240,926 to fund the security deposit for TMC's leased offices in NYC. This advance is non-interest bearing and is due on demand.

        The Corporation made unsecured advances of $129,063 to its stockholders during 2004, of which $4,657 remains outstanding at December 31, 2004. The advances are non-interest bearing and are due on demand. Management believes recovery of advances to stockholders is likely as the value of each stockholder's equity ownership interest at December 31, 2004 exceeds the amounts advanced to each stockholder.

        The Corporation has an agreement with CIVR to utilize CIVR's trading services and systems. In consideration for these services, the Corporation has agreed to pay CIVR its net fee income, as defined in the agreement, and a portion of its deferred fees earned from certain non-U.S. domiciled entities (see Note 4.). This agreement automatically renews each year unless terminated by the Corporation upon 30 days written notice to CIVR.

Note 4.    DUE TO FIRST REPUBLIC BANK

        On June 8, 2004, the Corporation entered into a $10 million revolving credit facility ("loan agreement") with First Republic Bank ("the Bank"). Borrowings under the facility are limited to the lesser of $10 million or Total Anticipated Commissions, as defined in the loan agreement. The loan bears interest at the prime rate, as announced by Bank of America, and matures on July 1, 2005. Repayment of the loan has been guaranteed by CIVR and certain stockholders of the Corporation. The Corporation is required to remain in compliance with certain financial and other covenants throughout the term of the loan. The amount due to First Republic Bank under this revolving credit facility at December 31, 2004 was $3,869,193.

Note 5.    DEFERRED FEES

        The Corporation has entered into deferred compensation agreements with Millburn International (Cayman) Limited ("International"), Nestor Partners II, LP ("Nestor II") and Millburn Alternative Investments, Ltd. ("MAIL"). The Corporation is the advisor or general partner for these entities. Such agreements allow the Corporation to defer the receipt of all or a portion of the management and incentive fees and or net brokerage commissions earned in its capacity as advisor or general partner.

        Deferred fees are subject to the claims of the entities' general creditors. Pursuant to the terms of the applicable deferred compensation agreements, the fees may either remain invested in the entity and share in the earnings, appreciation or depreciation of the respective entities' assets or may be invested in other entities.

        The Corporation has agreed to pay these deferred fees to a certain stockholder, and to CIVR for providing trading and research services and systems (see Note 3). The Corporation is obligated to pay these amounts only to the extent that it receives payment from the non-U.S. domiciled entities.

        At December 31, 2004, the fees and commissions receivable under the deferred compensation agreements and the dates they are due are as follows:

	International	Nestor II	MAIL	Total
2005	$421,511	$106,793	$5,587	$533,891
2007	4,659,426	0	0	4,659,426
2009	2,581,778	0	0	2,581,778
2010	1,465,683	0	0	1,465,683
2011	1,305,813	0	0	1,305,813

	$10,434,211	$106,793	$5,587	$10,546,591

Note 6.    INVESTING ACTIVITIES AND RELATED RISKS

        The Corporations investments in sponsored funds and other funds are subject to the market and credit risks of futures contracts, options on futures contracts, forward currency contracts and other financial instruments held or sold short by the sponsored funds or other funds. The Corporation is subject to the risk of loss to the extent of the market value of its investments and, in certain specific circumstances, distributions, dividends and redemptions received. Additionally, the Corporation in its capacity as sponsor, general partner or advisor of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

        The Corporation, as the sponsor, has established procedures to actively monitor market risk and minimize credit risk of the sponsored funds.

        The Corporation maintains its cash and cash equivalents at financial institutions. Balances on deposit at such financial institutions are frequently in excess of available federal deposit insurance. In the event of a financial institution's insolvency, recovery of the Corporation's assets on deposit may be limited to available federal deposit insurance or other protection afforded such deposits.

Note 7.    LEASE COMMITMENT

        The Corporation has a noncancelable lease for office space in Greenwich, Connecticut. The future minimum lease payments under this noncancelable lease are as follows:

2005	$99,138
2006	99,138
2007	33,046

$231,322

Note 8.    GUARANTEES

        In the normal course of business, the Corporation enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Corporation's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Corporation that have not yet occurred. The Corporation expects the risk of any future obligation under these indemnifications to be remote.

Note 9.    STOCK REPURCHASE AGREEMENT AND STOCKHOLDERS' EQUITY

        The Corporation has entered into an agreement effective January 1, 1999 with one of its stockholders which provides for the stockholder to irrevocably sell, and the Corporation to irrevocably repurchase, 9,990 shares on December 31, 2004 and 9,990 shares on December 31, 2005 of the Corporation's outstanding common stock. The purchase price is the net book value as defined in the agreement and as determined on those dates. At December 31, 2004, the net book value of the total 19,980 shares the Corporation has committed to repurchase from the stockholder was $1,589,808. Pursuant to this agreement, on December 31, 2004, the Corporation purchased the 9,990 shares from the stockholder at the net book value of $794,904. The payment for such 9,990 shares by the Corporation was made on February 28, 2005, and accordingly, at December 31, 2004 the Corporation has recorded a liability of $794,904, which is reflected in the statement of financial condition as stock repurchase payable. The $794,904 net book value of the 9,990 shares to be repurchased by the Corporation on December 31, 2005 is recorded as Commitments and contingencies—Common stock subject to repurchase, at redemption value, in the statement of financial condition. Retained earnings was reduced by the increase in the net book value of the shares during 2004 of $248,596.

        On December 31, 2004, the Corporation sold the 9,990 shares it repurchased from the stockholder for $794,904. As payment was not received by the Corporation for such shares at December 31, 2004, the Corporation has recorded a stock subscription receivable, which is reflected in stockholders' equity in the statement of financial condition.

        During 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS 150). The Corporation's common stock subject to repurchase is within the scope of SFAS 150. SFAS 150 generally requires that an issuer classify common stock subject to mandatory redemption as a liability. Later in 2003, the FASB issued a Staff Position which defers the effective date of SFAS 150 for certain financial instruments issued by nonpublic entities. Pursuant to the provisions of this Staff Position, since the Corporation's common stock subject to repurchase is not mandatorily redeemable for a fixed amount or an amount based on an external index and since the Corporation is a nonpublic entity, the Corporation's adoption of SFAS 150 is deferred indefinitely pending further FASB action.

Independent Auditor's Report

To the Board of Directors and Shareholders of
Millburn International (Cayman) Limited

        We have audited the accompanying consolidated statement of assets and liabilities of Millburn International (Cayman) Limited (the "Fund") and its trading subsidiary company, Diversified Trading, Ltd., including the condensed schedule of investments, as of December 31, 2004. This consolidated statement of assets and liabilities is the responsibility of the Fund's management. Our responsibility is to express an opinion on this consolidated statement of assets and liabilities based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statement of assets and liabilities are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statement of assets and liabilities, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated statement of assets and liabilities present fairly, in all material respects, the financial position of the Fund as of December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

February 23, 2005
Deloitte and Touche
Grand Cayman, Cayman Islands

MILLBURN INTERNATIONAL (CAYMAN) LIMITED

Consolidated Statement of Assets and Liabilities

December 31, 2004

(expressed in United States dollars)

Diversified Portfolio
ASSETS
Investments in U.S. treasury notes, at market value (cost: $45,415,299)	$45,402,875
Due from brokers (Note 7)	6,126,102
Net unrealized appreciation on futures and forward foreign currency exchange contracts	1,331,494
Cash and cash equivalents	730,624
Accrued interest receivable	133,999

53,725,094

LIABILITIES
Investment advisory fees payable (Note 5)	72,512
Other accrued expenses	64,818
Profit share payable to investment adviser (Note 5)	22,768
Accrued commissions on open futures and forward foreign currency exchange contracts	16,713
Deferred compensation payable (Note 6)	10,434,211

10,611,022

NET ASSETS (Note 3)	$43,114,072

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

See Notes to Consolidated Statement of Assets and Liabilities.

MILLBURN INTERNATIONAL (CAYMAN) LIMITED

Condensed Schedule of Investments

December 31, 2004

(expressed in United States dollars)

Face amount	Description	Market value	Value as a % of net assets
	U.S. TREASURY NOTES
15,200,000	U.S. Treasury notes, 1.500%, 02/28/05 (cost: $15,204,664)	$15,190,500	35.23%
15,200,000	U.S. Treasury notes, 1.250%, 05/31/05 (cost: $15,132,776)	15,128,750	35.09%
15,200,000	U.S. Treasury notes, 1.875%, 11/30/05 (cost: $15,077,859)	15,083,625	34.99%

	TOTAL IN U.S. TREASURY NOTES (cost: $45,415,299)	$45,402,875	105.31%

		Net unrealized appreciation (depreciation)	% of Net Assets
	Futures and forward foreign currency exchange contracts
	LONG FUTURES CONTRACTS
	Energies	$(120,599)	(0.28)%
	Interest rates	(10,117)	(0.02)%
	Livestock	9,340	0.02%
	Metals	25,972	0.06%
	Softs	36,467	0.08%
	Stock indices	499,887	1.16%

	Total long futures contracts, net	440,950	1.02%

	SHORT FUTURES CONTRACTS
	Energies	98,119	0.23%
	Grains	70,246	0.16%
	Interest rates	8,490	0.02%
	Metals	14,575	0.03%
	Softs	(19,265)	(0.04)%

	Total short futures contracts, net	172,165	0.40%

	TOTAL FUTURES CONTRACTS	613,115	1.42%

	Total long forward foreign currency exchange contracts	1,074,148	2.49%
	Total short forward foreign currency exchange contracts	(355,769)	(0.82)%

	TOTAL FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS	718,379	1.67%

	TOTAL FUTURES AND FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS	$1,331,494	3.09%

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

See Notes to Consolidated Statement of Assets and Liabilities.

MILLBURN INTERNATIONAL (CAYMAN) LIMITED

Notes to Consolidated Statement of Assets and Liabilities

December 31, 2004

(expressed in United States dollars)

1.     INCORPORATION AND PRINCIPAL ACTIVITY

        Millburn International (Cayman) Limited (the "Fund"), is an open-ended exempt company with limited liability incorporated under the laws of the Cayman Islands on September 12, 1996. The Fund is registered as a mutual fund under the Mutual Funds Law of the Cayman Islands. The investment objective of each of the Fund's trading portfolios (each, a "Portfolio") is to achieve long-term capital appreciation, with a controlled level of risk, primarily through trading a tailored portfolio of futures and forward foreign currency exchange contracts and related options.

        The Fund provides four separate Portfolios: The Diversified Portfolio, The World Resource Portfolio (a variation of the Diversified Portfolio), The Currency Portfolio and The Global Portfolio (collectively, the "Portfolios"). Each Portfolio is structured to trade through a separate, wholly-owned trading subsidiary of the Fund represented by a separate class of shares of the Fund (each, a "Share Class"). At December 31, 2004, the sole subsidiary company is Diversified Trading Ltd. ("DTC") and the sole Share Class is The Diversified Portfolio. During the year ended December 31, 2004, The World Resource Portfolio, The Currency Portfolio and The Global Portfolio were liquidated and wound-up.

        The Fund has received an undertaking from the Cayman Islands Government exempting it from all local income, profits and capital gains taxes for a period of 20 years from the date of incorporation. No such taxes are levied in the Cayman Islands at this time.

2.     SIGNIFICANT ACCOUNTING POLICIES

        The consolidated statement of assets and liabilities has been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in United States dollars. The consolidated statement of assets and liabilities include the accounts of the Fund and its wholly-owned trading subsidiary company, DTC. The following is summary of the significant accounting policies reflected in the consolidated statement of assets and liabilities.

  Basis of consolidation

        The consolidated statement of assets and liabilities include the consolidated statement of assets and liabilities of the Fund and its Portfolios, including DTC. As mentioned in Note 1, the Portfolios, other than DTC, were liquidated and wound-up during the year. The operations of such Portfolios are immaterial to the Fund and significant intercompany balances and transactions, if any, are eliminated on consolidation.

  Investments

        The Fund records its transactions in U.S. Treasury notes, futures and forward foreign currency exchange contracts on a trade date basis.

        Open futures contracts are valued at market value and open forward foreign currency exchange contracts are valued at fair value which is based on pricing models that consider the time value of money and the current market and contractual prices of the underlying financial instruments.

        Investments in U.S. Treasury notes are valued at market value based on bid quotations reported daily on Bloomberg. Such securities are normally on deposit with financial institutions as collateral for performance of DTC's trading obligations with respect to derivative contracts.

  Futures contracts

        DTC may enter into futures contracts for the delayed delivery of securities, commodities or contracts based on financial indices at a fixed price on a future date. DTC is required to deposit either in cash or securities an amount equal to a certain percentage of the contract amount. Subsequent payments are made or received by DTC, dependent upon the fluctuations in the value of the future contracts' underlying security, commodity or index and are recorded for financial statement purposes as unrealized gains or losses. Should interest rates, securities prices or commodities prices move unexpectedly, DTC may not achieve the anticipated benefits of the futures contracts and may realize a loss.

  Forward foreign currency exchange contracts

        DTC may enter into forward contracts, which may be traded on an exchange ("exchange-traded contracts") or over-the-counter ("OTC contracts"), for speculative purposes. When entering into a forward foreign currency exchange contract, DTC agrees to receive or deliver a fixed quantity of foreign currency for an agreed upon price on an agreed future date. These contracts are valued daily, and DTC's net equity therein, representing an unrealized gain or loss on the contracts as measured by the difference between the forward foreign exchange rates at the date of entry into the contracts and the forward rates at the reporting date, is included in the statement of assets and liabilities. For OTC contracts, DTC enters into master netting agreements with its counterparties. Therefore, assets represent DTC's unrealized gains, less unrealized losses for OTC contracts in which DTC has a master netting agreement.

  Foreign currency translation

        Assets and liabilities denominated in foreign currencies are translated into United States dollars at quoted prices of such currencies on the balance sheet date. Purchases and sales of investments and investment income in foreign currencies are translated into United States dollars at the exchange rate prevailing when such transactions occurred.

  Commissions

        The Diversified Portfolio is charged its actual commissions due to clearing and other third party brokers. These commissions are added to the cost of the investment on a transaction basis. The Fund accrued commissions on open futures and forward foreign currency contracts at December 31, 2004. Prior to December 31, 2004, the Fund expensed as incurred commissions on futures and forward foreign currency exchange contracts.

  Fair value of financial instruments

        Investments in U.S. Treasury notes, futures and forward foreign currency exchange contracts are carried at fair value. The carrying values of other financial instruments approximate their fair value principally because of the short-term nature of the instruments.

  Use of estimates

        The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts and disclosures reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash and cash equivalents

        The Fund considers cash and short term deposits with an initial maturity of three months or less to be cash and cash equivalents. Such amounts are valued at cost which approximates market value.

3.     SHARE CAPITAL

        Shares in the class related to each Portfolio are offered on a continuous basis and may be purchased as of the open of business on the first business day of each month by new investors at $1,000 per share and by shareholders purchasing additional shares at the net asset value per share of the relevant series of shares in the class related to the Portfolio. Accordingly, each shareholder investing in a Portfolio is issued a separate series of shares ("Share Series") within the relevant Share Class. The minimum initial subscription is $250,000 per investor unless waived by the Fund's Board of Directors but in any event cannot be less than $50,000. The Board reserves the right to reject any application for shares in whole or in part without stating any reason. Shares may be redeemed, as of the close of business on the first business day of each month, at the net asset value per share of the relevant series of shares on at least 20 days' written notice. Shares of the class related to each Portfolio have equal dividend, distribution, and voting rights. The Fund does not intend to pay any dividends on its shares, but may determine to do so at its discretion.

        The net assets of the Fund are allocated among the Share Series of the class relating to the Portfolio on a pro-rata basis. Adjustments will be made to reflect any fees, commissions, expenses and profits or losses attributable to such Share Series.

        Although the Fund has issued separate Share Classes related to the separate Portfolios, the Fund itself constitutes a single legal entity and therefore creditors of the Fund will be entitled to recourse against any assets of the Fund. However, trades in relation to each Portfolio are entered into through a separate trading subsidiary, so that creditors of each trading subsidiary have no recourse directly against the Fund or the other assets of the Fund, including assets held by other Portfolios.

  Authorized:

        5,000,000 Ordinary shares of $0.01 par value each

  Issued and fully paid:

        37,937.1275 Ordinary shares

Series	Net asset value	Numbers of shares	NAV per share
8	$412,031	250.0000	$1,648.12
14	3,554,546	2,500.0000	1,421.82
15	11,879,639	7,800.5629	1,522.92
20	324,579	240.3974	1,350.18
21	307,962	227.8991	1,351.31
23	377,054	337.7823	1,116.26
24	3,111,991	2,878.1202	1,081.26
26	488,013	476.0683	1,025.09
27	150,898	150.0000	1,005.99
28	1,662,799	1,662.5526	1,000.15
30	9,304,075	10,000.0000	930.41
33	172,711	169.2000	1,020.75
34	2,056,750	2,000.0000	1,028.38
35	143,228	140.2690	1,021.09
37	334,052	346.6984	963.52
42	347,720	359.9800	965.94
47	986,485	1,022.0073	965.24
50	925,663	1,000.0000	925.66
51	2,028,379	2,000.0000	1,014.19
53	102,868	100.0000	1,028.68
55	177,620	180.8350	982.22
56	109,488	109.4722	1,000.15
57	1,735,976	1,585.2828	1,095.06
58	2,016,287	2,000.0000	1,008.14
59	201,629	200.0000	1,008.14
60	201,629	200.0000	1,008.14

	$43,114,072	37,937.1275

4.     ADMINISTRATIVE EXPENSES

        Under the terms of an administration agreement, Caledonian Fund Services Limited, a Cayman Islands company, acts as administrator (the "Administrator") to the Fund. The Administrator is entitled to compensation for its services in accordance with the administration agreement. For the year ended December 31, 2004, fees of $36,825 were incurred for these services.

        The Fund incurred administrative expenses of $53,035 in 2004, which relate to legal and accounting services provided to the Fund and DTC by an affiliate of the Investment Adviser.

        The Fund shall bear administrative expenses, including periodic legal, audit, accounting, administrator, and filing fees, up to an amount equal to 0.25% per annum of the month-end net assets of the Fund. Such expenses in excess of this amount are borne by the Investment Adviser.

5.     INVESTMENT ADVISORY FEES

        Under the terms of an investment advisory agreement, Millburn Ridgefield Corporation, (the "Investment Adviser") receives from the Fund an investment adviser fee and, if earned, a profit share.

        The investment adviser fee is a monthly fee equal to one-quarter of one percent (3% per annum) of the net assets at the end of each month. However, the Investment Adviser may, at its discretion, charge a lower investment adviser fee in respect of certain Share Series.

        The profit share is an amount charged annually equal to 20% of the trading profits for each Share Series during such fiscal year over the greater of zero or the highest previous period end cumulative trading profit for such Share Series. Trading profits include net realized and unrealized gains and losses plus interest and dividends, less the investment adviser fee, brokerage commissions, administrative and other expenses. The Investment Adviser may, at its discretion, waive the profit share.

        At December 31, 2004, investment adviser fees of $72,512 and profit share of $22,768 were payable to the Investment Adviser.

6.     DEFERRED COMPENSATION

        The Fund has entered into a deferred compensation agreement with the Investment Adviser under which the Investment Adviser can elect to defer any portion of the investment advisory fees and profit share payable by the Fund after such election is made. The deferred compensation is credited to a deferred compensation account (the "Account") and will be increased (or decreased) monthly by the Account's pro-rata share of the trading profits of the Fund allocated to such Account. The Account is not charged investment advisory fees or profit share. At December 31, 2004, the deferred compensation payable to the Investment Adviser was $10,434,211 of which $230,989 relates to the current year's appreciation on the Account.

Balance, beginning of year	$10,423,149
Contributions	9,378
Withdrawals	(229,305)
Appreciation	230,989

Balance, end of year	$10,434,211

        The deferred compensation balance is scheduled to be withdrawn from the Fund as follows:

December 31, 2005	$421,511
January 1, 2007	4,659,426
January 1, 2009	2,581,778
January 1, 2010	1,465,683
January 1, 2011	1,305,813

$10,434,211

7.     DUE FROM BROKERS

        At December 31, 2004, the due from brokers balance in the consolidated statement of assets and liabilities includes the net cash receivable from brokers.

8.     TRADING ACTIVITIES

        DTC conducts its trading activities with various brokers acting either as a broker or counterparty to various transactions. At December 31, 2004, U.S. Treasury notes aggregating $45,402,875 were held in segregated accounts as required by the U.S. Commodity Futures Trading Commission's regulations or by the counterparty bank or broker. Such collateral can be sold or repledged by the counterparties, at their discretion.

        DTC enters into contracts with various financial institutions that contain a variety of indemnifications. DTC's maximum exposure under these arrangements is unknown. However, DTC has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

9.     DERIVATIVE FINANCIAL INSTRUMENTS

        DTC is party to derivative financial instruments in the normal course of its business. These financial instruments include futures contracts and forward foreign currency exchange contracts. The notional or contractual amounts of these instruments represent the investment DTC has in particular classes of financial instruments and does not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

        Each of these financial instruments is subject to various risks similar to those related to the underlying financial instruments, including market risk, credit risk and sovereign risk.

        Market risk is the potential change in the value of the instruments traded by DTC due to market changes, including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The financial instruments traded by DTC contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward currency contracts underlying the financial instruments or DTC's satisfaction of the obligations may exceed the amount recognized in the consolidated statement of assets and liabilities.

        Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions, since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, DTC must rely solely on the credit of the individual counterparties. The contract amounts of the forward foreign currency exchange contracts and futures contracts do not represent DTC's risk of the loss due to counterparty nonperformance. DTC's exposure to credit risk associated with the counterparty nonperformance of these contracts is limited to the unrealized gains inherent in such contracts, which are recognized in the statement of assets and liabilities. OTC contracts with an unrealized gain of $1,227,137 are related to forward foreign currency exchange contracts.

        The Investment Adviser has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Investment Adviser's market risk control procedures include diversification of DTC's portfolio and continuously monitoring the portfolio's open positions, historical volatility and maximum historical loss. The Investment Adviser seeks to minimize credit risk primarily by depositing and maintaining the Fund's assets at financial institutions and brokers which the Investment Adviser believes to be creditworthy. DTC's trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures transactions of DTC are cleared by major securities firms pursuant to customer agreements. For all forward foreign currency exchange transactions, DTC utilizes a single clearing broker which is a major financial institution.

        DTC is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and to political or economic uncertainties.

EXHIBIT A

GLOBAL MACRO TRUST

THIRD AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

Dated as of November 12, 2003

GLOBAL MACRO TRUST

THIRD AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

TABLE OF CONTENTS

ii

14.	Special Power of Attorney	TA-19
15.	Withdrawal of a Unitholder	TA-19
16.	Benefit Plan Investors	TA-20
17.	Standard of Liability; Indemnification	TA-20
	(a) Standard of Liability for the Managing Owner	TA-20
	(b) Indemnification of the Managing Owner by the Trust	TA-20
	(c) Indemnification by the Unitholders	TA-22
18.	Amendments; Meetings	TA-22
	(a) Amendments with Consent of the Managing Owner	TA-22
	(b) Amendments and Actions without Consent of the Managing Owner	TA-22
	(c) Meetings; Other	TA-23
	(d) Consent by Trustee	TA-23
19.	Governing Law	TA-23
20.	Miscellaneous	TA-24
	(a) Notices	TA-24
	(b) Binding Effect	TA-24
	(c) Captions	TA-24
21.	Certain Definitions	TA-24
22.	No Legal Title to Trust Estate	TA-26
23.	Legal Title	TA-26
24.	Creditors	TA-26
	Testimonium	TA-27
	Signatures	TA-27
	Schedule A—Certificate of Trust	TA-28
	Annex—Request for Redemption	RR-1

iii

GLOBAL MACRO TRUST

THIRD AMENDED AND RESTATED
DECLARATION OF TRUST AND TRUST AGREEMENT

        This THIRD AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT ("Declaration of Trust") of Global Macro Trust (the "Trust") is made and entered into as of this 12th day of November, 2003 by and among Millburn Ridgefield Corporation, a Delaware corporation, as managing owner (the "Managing Owner"), Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"), and each other party who shall execute a counterpart of this Declaration of Trust as an owner of a unit ("Unit") of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").

W I T N E S S E T H:

        WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the original Declaration of Trust and Trust Agreement of the Trust in its entirety.

        NOW THEREFORE, the parties hereto agree as follows:

        1.     Declaration of Trust.

        The Trustee hereby declares the investments in the Trust shall be held in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by Section 3810 of the Delaware Business Trust Act, 12 Del. C. § 3801, et seq., as amended from time to time (the "Act").

        Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

        2.     The Trustee.

        (a)    Term; Resignation.    (i) Wilmington Trust Company has been appointed and has agreed to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

           (ii)  The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Managing Owner; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

        (b)    Powers.    Except to the extent expressly set forth in this Section 2, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

        (c)    Compensation and Expenses of the Trustee.    The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with a separate fee agreement between the Managing Owner and the Trustee, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

        (d)    Indemnification.    The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents, employees and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the "Trust Estate") to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

        (e)    Successor Trustee.    Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

        (f)    Liability of the Trustee.    Except as otherwise provided in this Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

            (i)  the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

           (ii)  the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

          (iii)  the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

          (iv)  the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker or any selling agent;

           (v)  no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (vi)  under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

         (vii)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

        (viii)  notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

        (g)    Reliance by the Trustee and the Managing Owner; Advice of Counsel.    (i) In the absence of negligence or misconduct on the part of the Managing Owner or bad faith on the part of the Trustee, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

           (ii)  In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

        (h)    Not Part of Trust Estate.    Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

        3.     Principal Office.

        The address of the principal office of the Trust is c/o the Managing Owner, 411 West Putnam Avenue, Greenwich, Connecticut 06830; telephone: (203) 625-7554. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

        4.     Business.

        The Trust's business and purpose is to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals, stock and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, and to engage in all activities necessary, convenient or incidental thereto. The objective of the Trust's business is appreciation of its assets through speculative trading. The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purposes. The Trust shall do so under the direction of the Managing Owner.

        5.     Term, Dissolution, Fiscal Year and Net Asset Value.

        (a)    Term.    The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act. The Trust shall dissolve upon the first to occur of the following: (1) December 31, 2031; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the total number of outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless, (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within 90 days after such event Unitholders owning at least fifty percent (50%) of the total number of outstanding Units then owned by Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust pursuant to the terms of Sections 18(b) and 18(c); (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) a decline in the Net Asset Value per Unit to $250 or less; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or shall require dissolution of the Trust.

        (b)    Dissolution.    Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon dissolution, the New Profits Memo Account will be added to the Managing Owner's capital account.

        Upon the dissolution of the Trust, the Managing Owner (or, if the Managing Owner has withdrawn, such person as the Unitholders may, by majority vote of the Units, select) shall wind up the Trust's affairs and, in connection therewith, shall distribute the Trust's assets in the following manner and order:

            (i)  FIRST TO pay or make reasonable provision to pay (all claims of the Trustee and then all other claims and obligations, including all contingent, conditional or unmatured claims and obligations, for which the Managing Owner (or its successor) may create a reserve, known to the Trust (including claims of Unitholders) and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown; and

           (ii)  SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

        The Trust shall terminate when (i) all assets of the Trust shall have been distributed in the manner provided for in this Agreement and (ii) the Certificate of Trust shall have been canceled in the manner required by the Act.

        (c)    Fiscal Year.    The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

        (d)    Net Asset Value.    The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a futures, forward or other contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract.

        The Brokerage Fee shall be charged (other than to the Managing Owner's capital account) at the basic rate of 7.0% per annum of the average month-end Net Assets of the Trust (prior to reduction for accrued but unpaid fees) allocable to the Unitholders (but not to the Managing Owner's capital account), and additional Units shall be allocated to Unitholders subject to reduced Brokerage Fees as described in Section 8(a)(3) hereof. Brokerage Fees, accrued as well as paid, shall reduce Net Asset Value.

        Accrued Profit Shares (as described in Section 8 hereof) shall reduce Net Asset Value, even though such Profit Shares may never, in fact, be paid. Accrued Profit Shares shall be calculated on a basis which reflects any aggregate New Trading Profit (as defined), accrued equally in respect of all outstanding Units (except as necessary to reflect the difference in the Brokerage Fees charged certain Unitholders) but not in respect of the Managing Owner's capital account or the New Profits Memo Account (see Section 8(a)).

        6.     Net Worth of Managing Owner.

        The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than the greater of $50,000 or 5% of the total contributions to the Trust and to all other entities of which it is managing owner or general partner. In no event shall the Managing Owner be required to maintain a net worth in excess of $1,000,000.

        7.     Capital Contributions; Units; Managing Owner's Liability.

        (a)    Types of Beneficial Interests.    The beneficial interests in the Trust shall consist of two types: a general liability interest and limited liability Units. The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

        (b)    Managing Owner's Liability.    Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust. The Managing Owner's general liability interest shall be accounted for on a Unit-equivalent basis, but may receive allocations on an aggregate basis so as to simplify the Trust's accounting. The Managing Owner's general liability interest will not be subject to full Brokerage Fees, but rather only to actual execution costs, nor shall it be subject to Profit Shares.

        (c)    No Certificates.    No certificates or other evidences of beneficial ownership of the Units will be issued.

        (d)    Unitholder Consent.    Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration of Trust.

        The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

        The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner's assets.

        The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

        The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the net capital contributions to the Trust (including the Managing Owner's contributions) but in no event shall the Managing Owner invest less than $500,000 of the total capital contributions to the Trust. The Managing Owner may withdraw any interest it may have in excess of such requirement as of any month-end on the same terms as any Unitholder, provided the Managing Owner's interest in the Trust remains equal to or greater than the greater of (i) 1% of the Trust's then current Net Assets or (ii) $500,000.

        Any Units acquired by the Managing Owner or any of its principals or their respective affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

        The general liability interest in the Trust held by the Managing Owner will be non-voting.

        8.     Allocation of Profits and Losses.

        (a)    Capital Accounts and Allocations.    A capital account shall be established for each Unit and for the Managing Owner. In addition, a New Profits Memo Account shall be established on the books of the Trust for bookkeeping purposes only. The initial balance of each capital account shall be the amount contributed to the Trust in respect of a Unit or by the Managing Owner. As of the close of business (as determined by the Managing Owner) on the last day of each month, the following determinations and allocations shall be made:

          (1)   The Net Assets of the Trust will be determined without regard to Brokerage Fees or Profit Shares.

          (2)   Any increase or decrease in the Trust's Net Assets (as determined pursuant to Paragraph 1 above), as compared to the last such determination of Net Assets, shall then be credited or charged equally to the capital account of each Unit and pro rata to the capital account of the Managing Owner and to the New Profits Memo Account.

          (3)   Brokerage Fees shall be charged equally to all Units at the rate of 0.5833 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Units, not including the capital accounts of the Managing Owner, its principals, their respective affiliates or the New Profits Memo Account (a 7.0% annual rate). Such Brokerage Fees shall be paid out to the Managing Owner; provided that in respect of Units which are subject to per annum Brokerage Fees of 6.5%, 6.0%, 5.5%, or 4% (or as otherwise reduced to reflect reduced sales commissions) of the average month-end Trust assets allocable to such Units, the difference between the 0.5833 of 1% Brokerage Fees charged and the reduced Brokerage Fee due as of the end of each month shall not be paid out to the Managing Owner but shall instead be credited to a Suspense Account which shall not be included in the Net Asset Value of the Units, and shall be used solely as a means of efficiently accounting for the reduction in the Brokerage Fee payable by such Unitholders while maintaining a uniform Net Asset Value per Unit.

          Brokerage Fees will not be charged to (or calculated on a basis of average month-end Trust assets which include) capital accounts of the Managing Owner, its principals, their respective affiliates or the New Profits Memo Account. The capital accounts of the Managing Owner, its principals, their respective affiliates and the New Profits Memo Account shall be charged for their respective pro rata shares of the out-of-pocket brokerage commissions paid by the Managing Owner on behalf of the Trust, but not for any Brokerage Fees.

          (4)   The Managing Owner's Profit Share will equal 20% of any New Trading Profit (as defined in Section 8(c)). As of the end of each month, the amount of any such Profit Share shall be calculated and shall reduce the Net Asset Value per Unit. The amount of any such Profit Share shall be deducted from each Unit's capital account and credited to the New Profits Memo Account, as a bookkeeping entry only, as of the end of each calendar year. The capital accounts of the Managing Owner, its principals, their respective affiliates and the New Profits Memo Account will not be subject to the Profit Share.

          (5)   The amounts credited to the Suspense Account as provided in Paragraph 3 above as of the end of any month shall be reduced by the 20% Profit Share if there is an accrued Profit Share in respect of the Units as of the month-end that such amounts are so credited. If such month-end is also a year-end, the amount of such Profit Share shall be credited to the New Profits Memo Account, as a bookkeeping entry only, and the remainder of the Suspense Account shall be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Unitholders. If such month-end is not also a year-end, the Profit Share accrual, as well as the remainder of the Suspense Account, shall be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Unitholders.

          (6)   The Managing Owner's Profit Share with respect to Units redeemed as of a month-end which is not the end of a calendar year shall be computed as though such month-end were the end of a calendar year, and the amount of the Profit Share so computed shall be deducted from the redeemed Units' capital accounts and credited to the New Profits Memo Account, as a bookkeeping entry only.

          (7)   When Units subject to reduced per annum Brokerage Fees are redeemed: (i) if a Profit Share is then accrued, the difference between the 7.0% per annum and reduced per annum Brokerage Fee attributable to such Units for the month-end of redemption shall be assessed a 20% Profit Share which shall be credited to the New Profits Memo Account, as a bookkeeping entry only; and (ii) the Profit Share, if any, due in respect of such Units shall be calculated on the same basis as in respect of all other Units, as set forth in Paragraph 4 above, and credited to the New Profits Memo Account, as a bookkeeping entry only.

          If no Profit Share is accrued as of the date of redemption, then no New Profits Memo Account credits shall be made in respect of any portion of the Units redeemed.

          (8)   The amount of any distributions made in respect of a Unit as of the end of such month and any amount (not reduced by any early redemption charges) paid upon partial redemption of Units or upon withdrawal of the Managing Owner's interest as of the end of such month shall be charged against the capital account of such Unit or of the Managing Owner. The capital account of any Unit fully redeemed shall be eliminated.

          (9)   Brokerage Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the general liability interest held by the Managing Owner.

          (10) Persons who make a net capital investment in the Trust, including both initial and subsequent investments and without regard to profits or losses, of $100,000, $500,000, $1,000,000 or more or who invest through asset-based fee or fixed fee investment programs (such as broker or trust company "wrap accounts") shall be entitled to pay Brokerage Fees of 6.5%, 6.0%, 5.5% or

  4% per annum, respectively, of the average month-end assets of their respective capital accounts; provided that, if after any redemption of Units, the aggregate net capital contributions (subscriptions less redemptions, but assuming redemptions to be made first from accumulated net profits, not capital contributions) of an investor is less than $100,000, $500,000 or $1,000,000, such Unitholder will no longer be eligible for the level of per annum Brokerage Fee such investor was paying but rather shall be subject to the higher Brokerage Fee applicable to the aggregate Net Asset Value of such investor's Units as if that amount were such investor's initial investment in the Trust. Should such person subsequently make an additional subscription, if the amount of such subsequent subscription plus such Unitholder's remaining net capital contributions (subscriptions less redemptions, but assuming redemptions to be made first from accumulated net profits, not capital contributions) equals $100,000, $500,000 or $1,000,000 or more, such person will pay the Brokerage Fee applicable to such person's net capital investment in the Trust described in this Paragraph 10. Redemptions shall not cause investors who invest through asset-based fee or fixed fee investment programs to pay increased Brokerage Fees.

          Reduced Brokerage Fees apply to a Unitholder's entire capital account, not just that part of such capital account corresponding to capital contributions of $100,000, $500,000 and $1,000,000 or more.

        (b)    Allocation of Profit and Loss for Federal Income Tax Purposes.    Each of the parties hereto, by entering into this Declaration of Trust, (i) expresses its intention that the Units will qualify under applicable tax law as though the Units were interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as though it were a partnership in which each of the Unitholders is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such Unitholder with respect to the treatment of the Units as anything other than interests in a partnership. As of the end of each fiscal year, income and expense and capital gain or loss of the Trust shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. Such allocations shall be pro rata from short-term capital gain or loss and long-term capital gain or loss. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

          (1)   Items of ordinary income and expenses attributable to the Trust (other than Brokerage Fees, which shall be allocated as set forth in Section 8(b)(2)), shall be allocated equally among all Units of the Trust outstanding as of the end of each calendar month (including Units being then redeemed), and pro rata to the account of the Managing Owner.

          (2)   Deductions attributable to Brokerage Fees paid to the Managing Owner shall be allocated to each Unitholder and the Managing Owner in the same manner as such Brokerage Fees are allocated for financial purposes pursuant to Section 8(a).

          (3)   Capital Gain or Loss (as defined in Section 8(b)(3)(H)) shall be allocated as follows:

            (A)  There shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner. The initial balance of each tax account shall be the net amount paid to the Trust for each Unit and the amount contributed to the Trust by the Managing Owner. Amounts reinvested in Units from the Suspense Account, as described in Section 8(a) hereof, shall not increase the aggregate tax basis of the affected Unitholders in their Units; rather the Units acquired upon reinvestment will have an initial tax basis of $0. As of the end of each fiscal year:

                (i)  Each tax account for the Units and the Managing Owner shall be increased by the amount of income or gain allocated to such tax account pursuant to Sections 8(b)(1), 8(b)(3)(B) and 8(b)(3)(D).

               (ii)  Each tax account for the Units shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(F) and by the amount of any distributions paid out with respect to such Units other than upon redemption.

              (iii)  When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

            (B)  The Managing Owner shall be allocated Capital Gain, if any, up to the amount of any bookkeeping credit to the New Profits Memo Account, including any credits made as of the end of the fiscal year of allocation. To the extent any such tax allocation is made, the balance in the New Profits Memo Account shall be reduced, and the balance in the Managing Owner's capital account, for financial purposes, correspondingly increased.

            (C)  Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(C)) allocable to such Units (an "Excess"). In the event that the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(C) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

            (D)  Capital Gain remaining after the allocation described in Section 8(b)(3)(C) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of the related tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) allocable to such Units, in the ratio that each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

            (E)  Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(E)) allocable to the Units so redeemed over the amount received in respect of such Units (a "Negative Excess"). In the event that the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(E) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

            (F)  Capital Loss remaining after the allocation described in Section 8(b)(3)(E) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2) with respect to such Units, in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

            (G)  For purposes of this Section 8(b), the Managing Owner's interest in the Trust will be treated as if it were a single Unit.

            (H)  For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

          (4)   The allocation of profit and loss for federal income tax purposes set forth herein allocates taxable profit and loss among the Unitholders in the ratio and to the extent that financial profit and loss are allocated to such Unitholders and so as to eliminate, to the maximum practicable extent, any disparity between a Unit's capital account and its tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

          (5)   The allocations of profit and loss to the Unitholders in respect of their Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

        (c)    Profit Share; New Profits Memo Account.    The Managing Owner's Profit Share will equal 20% of any cumulative trading profits ("New Trading Profit"), not including interest income, after deduction of all accrued but unpaid fees and expenses other than the Profit Share itself ("Trading Profit"), over the highest level of such cumulative Trading Profit as of any previous calendar year-end, or $0, if higher (the "Profit Share High Water Mark"). Profit Shares will be calculated on Units subject to reduced per annum as well as on those subject to a 7.0% per annum Brokerage Fee in the manner described in Section 8(a) hereof. Trading Profit does not include profits allocable to the Managing Owner's capital account or to the New Profits Memo Account.

        New Trading Profit is reduced by routine administrative expenses.

        If Units are redeemed when there is a loss carryforward for Profit Share calculation purposes (i.e., the current level of cumulative Trading Profit is below the Profit Share High Water Mark), such loss carryforward will be reduced in proportion to the proportion of the total outstanding Units redeemed.

        Neither any Unitholder nor the Managing Owner shall have any interest in the New Profits Memo Account, except as described in Section 5(b) hereof. However, as described in Section 8(b)(3)(B), bookkeeping entries in the New Profits Memo Account shall be reduced, and the Managing Owner's capital account correspondingly increased to the extent that priority allocations of Capital Gain are made to the Managing Owner pursuant to said Section 8(b)(3)(B).

        In the event that the Net Asset Value per Unit is less than $400 as of any calendar month-end, the balance of any bookkeeping entries to the New Profits Memo Account then outstanding will be cancelled, and an amount equal to such balance shall be allocated equally among all outstanding Units, but not to the Managing Owner's capital account.

        (d)    Expenses; Interest Income.    The Trust shall bear all of any taxes applicable to it. The Trust shall pay the Managing Owner a Brokerage Fee equal to 0.5833 of 1% (a 7.0% annual rate) of the month-end assets of the Trust (prior to reduction for any accrued but unpaid Brokerage Fees and Profit Shares), not including the Managing Owner's capital account; provided that in the case of subscribers who invest $100,000, $500,000 or $1,000,000 or more in the Trust or who invest through broker or trust company asset-based fee or fixed-fee investment programs, such Brokerage Fee shall be reduced to 0.5417 of 1% (a 6.5% annual rate), 0.50 of 1% (a 6% annual rate), 0.4583 of 1% (a 5.5% annual rate) or 0.3333 of 1% (a 4% annual rate), respectively, of such month-end assets of the Trust attributable to each such Unitholder's capital account, as contemplated by Section 8(a)(10) above.

        The Managing Owner shall pay all routine charges incidental to trading (including, without limitation, brokerage commissions, exchange, clearinghouse, regulatory, floor brokerage and "give-up" fees). Any extraordinary charges incidental to trading (for example, insurance or delivery charges) will be paid by the Trust.

        The Trust's organizational and offering expenses, including redemption fees, are limited to 15% of the capital contributions to the Trust.

        The Trust will pay its ongoing administrative expenses, including the fees of the Trustee. All of the expenses which are for the account of the Trust shall be billed directly to the Trust. The Trust shall bear all of its own legal, accounting and administrative expenses, but none of the Managing Owner's "overhead" expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries and rent) shall be charged to the Trust.

        Appropriate reserves may be created, accrued and charged against the Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

        Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations.

        In the event that the Trust shall be subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any federal, state or local or any foreign taxing authority in respect of any Unitholder's allocable share of the Trust's income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner's request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem Units of such Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the Internal Revenue Service ("IRS") or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or redemption, as the case may be, at the rate of two percent (2%) per annum over the prime rate charged from time to time by FBR National Bank & Trust, Bethesda, Maryland. Any amount payable by the Trust to such Unitholder shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Declaration of Trust.

        The Trust will receive all interest income earned on its assets.

        (e)    Limited Liability of Unitholders.    Each Unit, when purchased in accordance with this Declaration of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable. Any provisions of this Declaration of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

        The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

        Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders' personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

        (f)    Return of Capital Contributions.    No Unitholder or subsequent assignee shall have any right to demand the return of his or her capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

        9.     Management of the Trust.

        (a)    Authority of the Managing Owner.    Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust's business (including the maintenance of accounts and allocations) shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration of Trust.

        The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

        The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, forward contracts on currencies and options traded on exchanges or otherwise, swaps, hybrid instruments, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments.

        The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

        The Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

        (b)    Notification of Basic Changes.    The Managing Owner shall send to all Unitholders and assignees prior notice of any change in the basic investment approach of the Trust and of any increase in its charges. Such notifications shall contain a ballot and a description of Unitholder's voting and redemption rights and a description of any material effect of such change or increase. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Customer Agreements, the Selling Agreements and the Additional Selling Agent Agreements as described in the Prospectus.

        (c)    Certain Agreements.    In addition to any specific contract or agreements described herein, the Trust, and the Managing Owner on behalf of the Trust, may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of any Unitholder other than the Managing Owner, notwithstanding any other provisions of this Declaration of Trust, the Act or any applicable law, rule or regulations.

        (d)    Fiduciary Duties.    The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Trust and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust, and the Managing Owner will not use the assets of the Trust as compensating balances for the Managing Owner's exclusive benefit.

        (e)    Brokerage Arrangements.    The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. Such brokerage commissions may not exceed 14% annually of the average net assets of the Trust, excluding Trust assets not directly related to trading activity. The Trust shall seek the best price and services available for its commodity transactions.

        The Brokerage Fees paid by the Trust may not exceed the amount permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("Blue Sky Guidelines") in effect as of the date hereof.

        (f)    Prohibited Activities.    The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The Managing Owner shall make no loans to the Trust.

        The Trust shall not employ the trading technique commonly known as "pyramiding." The Managing Owner taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

        No person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any per-trade commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.

        The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive, shall not exceed one year. Any material change in the basic investment policies or structure of the Trust shall require the approval of Unitholders owning

Units representing more than fifty percent (50%) of the total outstanding Units owned by Unitholders as of a record date established for a vote thereon. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner shall be terminable by the Trust upon no more than 60 days' written notice.

        (g)    Freedom of Action.    The Managing Owner is engaged, and may in the future engage, other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. The Trustee and the Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to the conduct of the Trust's business and affairs.

        10.   Audits and Reports to Unitholders.

        The Trust's books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his or her federal income tax return and (iii) such other annual and monthly information as the Commodity Futures Trading Commission may by regulation require. Unitholders or their duly authorized representatives may inspect the books and records of the Trust during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder's interest as an investor in the Trust.

        The Managing Owner shall calculate the Net Asset Value per Unit on a monthly basis and sell and redeem Units at Net Asset Value.

        The Brokerage Fees and Profit Share may not be increased without prior written notice to all Unitholders within sufficient time for the exercise of their redemption rights prior to any such increase becoming effective. The Brokerage Fees and the Profit Share may not be increased during any period when a redemption charge is in effect with respect to any Units.

        The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Managing Owner which the Managing Owner believes to be material, (ii) changes in Brokerage Fees, Profit Share or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust. The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change. Such notification shall set forth the Unitholders' voting and redemption rights. The Managing Owner will send written notice to each Unitholder within seven days of any decline in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of the Unitholders' voting and redemption rights. The Managing Owner, not the Trust, shall pay the cost of any notification delivered pursuant to this paragraph.

        The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust. The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust are in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

        The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six (6) years from the receipt of such records.

        In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six (6) years after Units are sold to such persons.

        The Managing Owner shall seek the best price and services for the Trust's trading, and will, with the assistance of the Trust's commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust. Not by way of qualifying the Managing Owner's obligations to ensure that the Trust's brokerage arrangements are competitive, but rather as a means of providing additional information to the Unitholders, in connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers. If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust. The Managing Owner shall also make an annual review of the forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

        In addition to the undertakings in the preceding paragraph, the Trust will seek the best price and services available on its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. Brokerage commissions may not exceed the cap set forth in Section 9(e). The Managing Owner will annually review the brokerage rates paid by the Trust to guarantee that the criteria set forth in this paragraph are followed. The Managing Owner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

        11.   Assignability of Units.

        Each Unitholder expressly agrees that he or she will not assign, transfer or dispose of, by gift or otherwise, any of his or her Units or any part or all of his or her right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his or her right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner (such consent to be withheld only in the event that such assignment could give rise to negative legal or tax consequences), may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his or her assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust, the Trustee or the Managing Owner until the first business day of the calendar month following the month in which the Managing Owner receives notice of such assignment, transfer or disposition. The Managing Owner will send written confirmation to both the transferors and transferees of Units that the transfers in question have been duly recorded on the Trust's books and records. The Managing Owner will not permit the assignment, transfer or disposition of Units where, after the assignment, transfer or disposition, either the Unitholder or the assignee would hold less than the minimum number of Units equivalent to an initial minimum purchase (as stated in the then-current prospectus in respect of the Units), except for assignments, transfers or dispositions by gift, inheritance, intrafamily transfers, family dissolutions or transfers to Affiliates of the Unitholder.

        12.   Redemptions.

        A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration of Trust) or any assignee of Units of whom the Managing Owner has received written notice, may redeem all or any of his or her Units, effective as of the close of business (as determined by the Managing Owner) on the last business day of any calendar month, provided that (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them and (ii) the Managing Owner shall have received a redemption request at least ten business days prior to the date of redemption, or such later time as shall be acceptable to the Managing Owner. Unitholders who redeem Units on or prior to the end of the first successive six-month and five-month periods after such Units are sold will be assessed redemption charges of 4% and 3%, respectively (3.5% and 2.5%, 3% and 2% and 2.5% and 1.5%, respectively, in the case of Unitholders who have invested $100,000, $500,000 or $1,000,000 or more, respectively, in the Trust), of their Units' Net Asset Value as of the date of redemption. Units purchased by the same Unitholder on different closing dates will be treated on a "first-in, first-out" basis for purposes of calculating the foregoing six-month periods. Additional Units issued to Unitholders subject to a reduced rather than a 7.0% annual Brokerage Fee will be deemed all to have been issued as of the date of the longest outstanding Units held by a particular Unitholder. All redemption charges will be paid to the Managing Owner.

        Redemption charges shall not apply to Unitholders who acquired their Units through broker or trust company asset-based fee or fixed-fee investment programs.

        Any number of whole Units may be redeemed. Fractional Units may only be redeemed upon redemption of a Unitholder's entire interest in the Trust.

        Redemption requests must be in writing unless the Managing Owner determines otherwise.

        The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

        Redemption payments will be made (by mailing a check or crediting a customer securities account) within 15 business days after the date of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions or default or delay in payments due from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the aggregate Net Asset Value of the Trust represented by the sums which are the subject of such default or delay.

        All redemptions will be made at Net Asset Value as of the effective date of the redemption (the "Valuation Date").

        The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use its best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold

"plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

        If at the close of business (as determined by the Managing Owner) on any business day, the Net Asset Value per Unit has decreased to $500 or less, after adding back all distributions, the Trust will liquidate all open positions as expeditiously as possible and suspend trading. Within 7 business days after any such suspension of trading, the Managing Owner shall declare a "Special Redemption Date." Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice, by first class mail, postage prepaid, not later than 7 business days of the date of the decline of the Net Asset Value of the Trust precipitating such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have such Unitholder's or assignee's interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice, shall receive from the Trust an amount equal to the Net Asset Value of such Unitholder's interest, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption on any Special Redemption Date until the Managing Owner has received written notice (see Section 11) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value per Unit is in excess of $250, the Trust may, in the discretion of the Managing Owner, resume trading. If the preceding conditions are not met or the Managing Owner determines not to resume trading, the Trust will be dissolved and terminated.

        The Managing Owner may declare additional Special Redemption Dates upon notice to the Unitholders and assignees of whom the Managing Owner has received notice. In the event the Managing Owner does, in its discretion, declare a Special Redemption Date, the Managing Owner may, in its notice of such Special Redemption Date modify the circumstances under which the Managing Owner is again required to declare a Special Redemption Date, as set forth in the preceding paragraph.

        13.   Offering of Units.

        The Managing Owner on behalf of the Trust shall (i) cause to be filed from time to time a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of Units, (ii) use its best efforts to qualify Units for sale from time to time under the securities laws of such states of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

        The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to be considered to hold "plan assets" for any purpose of ERISA or Section 4975 of the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

        All Units subscribed for upon transfer of funds from a subscriber's account (or receipt of a check in the subscription amount) are issued subject to the collection of the funds represented by such transfer (or check). In the event that a transfer (or check) of a subscriber is not honored, the Trust shall cancel the Units issued to such subscriber in consideration of such dishonored transfer (or check); provided that the Managing Owner may waive such cancellation upon receipt of what it believes to be reasonable assurances that such transfer (or check) will be honored or replaced by another transfer (or check) which will be honored within 10 business days of original dishonor. Any losses or profits sustained by the Trust in connection with its trading allocable to cancelled Units shall be deemed an increase or decrease in the Net Assets of the Trust and allocated as described above in Section 8, not a liability of the Managing Owner. Each subscriber agrees to reimburse the Trust for any expense or losses incurred in connection with any such cancellation of Units issued to him or her.

        Units will be sold as of the first day of each calendar month subject to the Managing Owner's discretion to hold intra-month closings and to suspend or terminate the offering of Units.

        Each Unitholder consents, by the act of purchasing Units, to the Trust issuing to such Unitholder additional Units (in fractions calculated up to three decimal places) in lieu of all interest earned on such Unitholder's subscription while held pending investment in the Units.

        14.   Special Power of Attorney.

        Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his or her behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

        15.   Withdrawal of a Unitholder.

        The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust, at any time upon 120 days' written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice. In the event of the Managing Owner's removal or withdrawal from the Trust, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value as of the close of business on the last business day of the month following the date of removal or withdrawal. If the Managing Owner withdraws from the Trust and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal.

        The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

        The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his or her estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Declaration of Trust for a Unitholder to be informed of the Net Asset Value of his or her Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

        16.   Benefit Plan Investors.

        Each Unitholder that is an "employee benefit plan" as defined in and subject to ERISA or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by such Plan is consistent with such Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement entered into thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Selling Agents, the Trustee, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, the Selling Agents, the Trustee, and any of their respective affiliates; and (iii) is qualified to make such investment decision.

        17.   Standard of Liability; Indemnification.

        (a)    Standard of Liability for the Managing Owner.    The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

        (b)    Indemnification of the Managing Owner by the Trust.    To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust, solely from the assets of the Trust, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

        Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

        In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

        The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

        For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

        Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

        Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

        In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the Blue Sky Guidelines as in effect on the date of this Declaration of Trust.

        In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

        In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

        (c)    Indemnification by the Unitholders.    In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

        18.   Amendments; Meetings.

        (a)    Amendments with Consent of the Managing Owner.    If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units. Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures. Notwithstanding the foregoing, the Managing Owner may amend this Declaration of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, and (viii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan.

        (b)    Amendments and Actions without Consent of the Managing Owner.    In any vote called by the Managing Owner or pursuant to subsection (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days' notice.

        (c)    Meetings; Other.    Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

        The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

        In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

        (d)    Consent by Trustee.    The Trustee's written consent to any amendment of this Declaration of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 18(b)(ii)-(vi). Notwithstanding anything to the contrary contained in this Declaration of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders' actions pursuant to subsections 18(b)(i)-(vi) would adversely affect the Trustee in any manner.

        19.   Governing Law.

        The validity and construction of this Declaration of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

        20.   Miscellaneous.

        (a)    Notices.    All notices under this Declaration of Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

        (b)    Binding Effect.    This Declaration of Trust shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

        (c)    Captions.    Captions in no way define, limit, extend or describe the scope of this Declaration of Trust nor the effect of any of its provisions. Any reference to "persons" in this Declaration of Trust shall also be deemed to include entities, unless the context otherwise requires.

        21.   Certain Definitions.

        This Declaration of Trust contains certain provisions required by the Blue Sky Guidelines. The terms used in such provisions are defined as follows (the following definitions are included verbatim from such Guidelines and, accordingly, may not in all cases be relevant to this Declaration of Trust):

          Administrator.    The official or agency administering the securities laws of a state.

          Advisor.    Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

          Affiliate.    An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

          Capital Contributions.    The total investment in a Program by a Participant or by all Participants, as the case may be.

          Commodity Broker.    Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

          Commodity Contract.    A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          Cross Reference Sheet.    A compilation of the Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

          Net Assets.    The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

          Net Asset Value Per Program Interest.    The Net Assets divided by the number of Program Interests outstanding.

          Net Worth.    The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

          New Trading Profits.    The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

          Organizational and Offering Expenses.    All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law including taxes and fees, accountants' and attorneys' fees. (Organizational and Offering Expenses as used in this Declaration of Trust does not include selling commissions).

          Participant.    The holder of a Program Interest.

          Person.    Any natural Person, partnership, corporation, association or other legal entity.

          Pit Brokerage Fee.    Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

          Program.    A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

          Program Broker.    A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

          Program Interest.    A limited partnership interest or other security representing ownership in a Program.

          Pyramiding.    A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

          Sponsor.    Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational and Offering Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

          Valuation Date.    The date as of which the Net Assets of the Program are determined.

          Valuation Period.    A regular period of time between Valuation Dates.

Certain terms not defined herein are used with the respective meanings set forth in the Prospectus.

        22.   No Legal Title to Trust Estate.

        The Unitholders shall not have legal title to any part of the Trust Estate.

        23.   Legal Title.

        Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

        24.   Creditors.

        No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

*********

        IN WITNESS WHEREOF, the undersigned have duly executed this Third Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee
By:	/s/ JENNIFER A. LUCE Jennifer A. Luce Financial Services Officer
MILLBURN RIDGEFIELD CORPORATION as Managing Owner
By:	/s/ HARVEY BEKER Harvey Beker Co-Chief Executive Officer and Co-Chairman
All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.
MILLBURN RIDGEFIELD CORPORATION as Attorney-in-Fact
By:	/s/ GEORGE E. CRAPPLE George E. Crapple Co-Chief Executive Officer and Co-Chairman

Schedule A

CERTIFICATE OF TRUST
OF
GLOBAL MACRO TRUST

        THIS Certificate of Trust of GLOBAL MACRO TRUST (the "Trust"), dated July 23, 2001, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. § 3801 et seq.).

        1.    Name.    The name of the business trust formed hereby is GLOBAL MACRO TRUST.

        2.    Delaware Trustee.    The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

        IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ PATRICIA A. EVANS Patricia A. Evans Senior Financial Services Officer

ANNEX

GLOBAL MACRO TRUST
REQUEST FOR REDEMPTION

GLOBAL MACRO TRUST
c/o	Millburn Ridgefield Corporation Managing Owner	Date
411 West Putnam Avenue Greenwich, Connecticut 06830

Dear Sirs:

        The undersigned (account number            ) hereby requests redemption subject to all the terms and conditions of the Declaration of Trust and Trust Agreement (the "Declaration of Trust") of GLOBAL MACRO TRUST (the "Trust") of            Units of Beneficial Interest ("Units") in the Trust. (Insert number of whole Units to be redeemed; subscribers may redeem any number of whole Units, they need not redeem all or any minimum number of their Units in order to redeem certain of their Units; however, if no number is indicated, all Units held of record by the undersigned will be redeemed; fractional Units may only be redeemed upon complete redemption of the undersigned's interest in the Trust.) Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received at least ten (10) days prior to the end of such month. Payment of the redemption price of Units will generally be made within fifteen (15) business days of the date of redemption.

        The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

        Redemption charges of 4% and 3% (3.5% and 2.5%, 3% and 2%, and 2.5% and 1.5% in the case of subscriptions for $100,000, $500,000 or $1,000,000 or more, respectively) of the Net Asset Value of Units redeemed on or before the end of the 6th and after the end of the 6th but on or before the end of the 11th full calendar months, respectively, after the undersigned has purchased the Units being redeemed will be deducted from the redemption price of all such Units and paid to the Managing Owner. If the undersigned has purchased Units at more than one closing, such Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Units. Redemption charges to not apply to Unitholders who acquired their Units through broker or trust company asset-based fee or fixed-fee investment programs or Unitholders who are Selling Agent employees who acquired their Units through a 401(k) plan or other Selling Agent-sponsored employee benefit plan.

United States Unitholders Only:

        Under the penalties of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

RR-1

Non-United States Unitholders Only:

        Under the penalties of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the undersigned is not a United States corporation, partnership, estate or trust.

Signatures must be identical to name(s) in which units are registered

Credit my customer securities account	Send to the address below
Name Street	City, State and Zip Code
Entity Unitholder (or assignee)	Individual Unitholder(s) (or assignee(s))
(Name of Entity)
By:
(Authorized corporate officer, partner or trustee)	(Signature(s) of all Unitholder(s) or assignee(s))
Social Security or Taxpayer ID Number

RR-2

EXHIBIT B

GLOBAL MACRO TRUST
SUBSCRIPTION REQUIREMENTS

        By executing a Subscription Agreement and Power of Attorney Signature Page for Global Macro Trust (the "Trust"), each purchaser ("Purchaser") of units of beneficial interest ("Units") in the Trust irrevocably subscribes for Units at the Net Asset Value per Unit, as described in the Trust's Prospectus dated May 3, 2005 (the "Prospectus"). The minimum initial subscription is $5,000; $2,000 for trustees or custodians of employee benefit plans. Incremental subscriptions will be accepted in multiples of $100 in excess of such minimums. Existing Unitholders may make additional investments in the Trust in $1,000 minimums, also with $100 increments. Units are sold in fractions calculated to three decimal places.

        Purchaser is herewith delivering to Purchaser's Selling Agent (hereinafter, "Selling Agent") an executed Subscription Agreement and Power of Attorney Signature Page and either (i) delivering a check in the full amount of the Purchaser's subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser's customer securities account maintained with such Selling Agent for the full amount of Purchaser's subscription in accordance with the procedures described under "Plan of Distribution—Subscription Procedure" in the Prospectus. If Purchaser's Subscription Agreement and Power of Attorney is accepted, Purchaser agrees to contribute Purchaser's subscription to the Trust and to be bound by the terms of the Trust's Declaration of Trust (Exhibit A to the Prospectus). Purchaser agrees to reimburse the Trust and Millburn Ridgefield Corporation (the "Managing Owner") for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

        If Purchaser is, or is acting on behalf of, an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (the subscribing "employee benefit plan" or a "plan" being hereinafter referred to as the "Plan"), the individual signing the subscription agreement and power of attorney on behalf of the Purchaser understands as, or on behalf of, the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") that: the Plan Fiduciary must consider an investment in the Units in light of the risks relating thereto; the Plan Fiduciary must determine that, in view of such considerations, the Plan's investment in the Trust is consistent with the Plan Fiduciary's responsibilities under ERISA; the Plan's investment in the Trust must not violate and must not be otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; the Plan's investment in the Trust must be duly authorized and approved by all necessary parties, the Plan Fiduciary (i) must be authorized to make, and responsible for, the decision to invest in the Units, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) must be independent of the Managing Owner, Wilmington Trust Company, and each of their respective affiliates, (iii) must be qualified to make such investment decision, and none of the Managing Owner, the Clearing Broker, Wilmington Trust Company, DBSI, Merrill Lynch, the Currency Dealer, any Selling Agent, any wholesaler, any of their respective affiliates or any of their respective agents or employees may: (a) have investment discretion with respect to the investment of the assets of the Plan used to purchase Units; (b) have authority or responsibility to or regularly give investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (c) be an employer maintaining or contributing to the Plan. The Purchaser understands that it must, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing

Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.

Prevention of Money Laundering

        By submitting an executed Subscription Agreement and Power of Attorney Signature Page, Purchaser represents and warrants to the Trust, the Managing Owner, Purchaser's Selling Agent and their respective affiliates as follows: Purchaser's subscription funds were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations. Purchaser is not (i) an individual, entity or organization named on a United States Office or Foreign Assets Control ("OFAC") "watch list" and does not have any affiliation with any kind of such individual, (ii) a foreign shell bank, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, or (iv) a senior foreign political figure, an immediate family member or close associate of a senior foreign political figure. Purchaser agrees to promptly notify the Managing Owner should the Purchaser become aware of any change in the information set forth in this representation. Purchaser acknowledges that, by law, the Managing Owner may be obligated to "freeze" Purchaser's account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Managing Owner may also be required to report such action and to disclose Purchaser's identity to OFAC. Purchaser represents and warrants that all of the information which Purchaser has provided to the Trust in connection with the Subscription Agreement is true and correct, and Purchaser agrees to provide any information the Managing Owner or its agents, including the Selling Agents, deem necessary to comply with the their anti-money laundering and related responsibilities from time to time. If Purchaser has indicated in the Subscription Agreement that Purchaser is an intermediary subscribing in the Trust as a record owner in the Purchaser's capacity as agent, representative or nominee on behalf of one or more underlying investors ("Underlying Investors"), Purchaser agrees that the representations, warranties and covenants are made by the Purchaser on behalf of Purchaser and the Underlying Investors.

        For purposes of the preceding paragraph, the following definitions shall apply:

        A "senior foreign political figure" means a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

        "Immediate family" of a senior foreign political figure includes the figure's parents, siblings, spouse, children and in-laws.

        A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

  Investor Suitability

        Purchaser understands that the purchase of Units may be made only by persons who, at a minimum have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated of at least $45,000). Purchasers who purchase Units through UBS Financial Services Inc. may be required to have a higher net worth (exclusive of home, furnishings and automobiles) and a higher annual gross income and must have chosen "aggressive/speculative" or "moderate" as their primary risk tolerance.

        Residents of the following states must meet the specific requirements set forth below (net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles). No Purchaser should invest more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Units. No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Units.

        1.     Alaska—Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

        2.     Arizona—Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

        3.     California—Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

        4.     Iowa—Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Minimum purchase for individual retirement accounts and employee benefit plans in Iowa is $3,500.

        5.     Maine—Net worth of at least $200,000 or a net worth of at least $50,000 and an annual taxable income of at least $50,000.

        6.     Massachusetts—Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

        7.     Michigan—Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income during the preceding year of at least $60,000.

        8.     Minnesota—Minnesota investors are deemed not to (i) represent that they are legally competent to execute the Subscription Agreement and Power of Attorney and (ii) make the representation in respect of risk tolerance in Section 2 on page SA-1.

        9.     Mississippi—Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

        10.   Missouri—Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

        11.   Nebraska—Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

        12.   New Hampshire—Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.

        13.   North Carolina—Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

        14.   Pennsylvania—Net worth of at least $175,000 or a net worth of at least $100,000 and an annual income of at least $50,000.

        15.   South Carolina—Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

        16.   South Dakota—Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

        17.   Tennessee—Net worth of at least $250,000 or a net worth of at least $65,000 and annual taxable income of at least $65,000.

        18.   Texas—Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

        In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.

        The foregoing suitability standards are regulatory minimums only. Merely because Purchaser meets such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as the Units is, in fact, suitable for Purchaser.

EXHIBIT C

The execution copy of the Subscription Agreement and Power
of Attorney accompanies this Prospectus as a separate document.

GLOBAL MACRO TRUST
UNITS OF BENEFICIAL INTEREST

By executing this Subscription Agreement and Power of Attorney, subscribers are not waiving any rights under the
federal securities laws.

SUBSCRIPTION AGREEMENT AND
POWER OF ATTORNEY

GLOBAL MACRO TRUST
c/o Millburn Ridgefield Corporation
      Managing Owner
      411 West Putnam Avenue
      Greenwich, Connecticut 06830

Dear Sirs:

        1.    Subscription for Units.    I hereby subscribe for the dollar amount of units of beneficial interest ("Units") in Global Macro Trust (the "Trust") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of employee benefit plans), at a purchase price per Unit of Net Asset Value. Subscriptions in excess of the foregoing minimums are permitted in $100 increments. Existing investors may subscribe for additional Units in $1,000 minimums, also with $100 increments. Fractional Units will be issued to three decimal places. The terms of the offering of the Units are described in the current Prospectus of the Trust (the "Prospectus") dated May 3, 2005. I have either (i) authorized my selling agent to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my selling agent made out to "Global Macro Trust." If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account no later than such time as required by my selling agent. My Registered Representative shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted, in the form of a selling agent check or wire transfer made out to "Global Macro Trust" directly to the Trust's account at First Republic Bank (for wire instructions, contact Eileen Grace at 203-625-8216). Millburn Ridgefield Corporation (the "Managing Owner") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. Subscriptions are revocable for five business days after submission. All Units are offered subject to prior sale.

        Subscriptions generally must be submitted no later than five business days prior to the end of a month in order to be invested in the Units as of the beginning of the immediately following month.

        2.    Representations and Warranties of Subscriber.    I have received the current Prospectus together with a recent Monthly Report of the Trust. I am of legal age and am legally competent to execute this Subscription Agreement and Power of Attorney. I understand that certain investor suitability standards must be met as a condition of my investment in the Units. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income and, if applicable, indicated risk tolerance, as set forth in "Exhibit B—Subscription Requirements" to the Prospectus. If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"), the individual signing below represents and warrants as, or on behalf of, the Plan's fiduciary that: (a) the Plan Fiduciary has considered investment in the Units in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, this investment is consistent with the Plan fiduciary's responsibilities under ERISA; (c) neither violates nor is inconsistent with the terms of; (d) has been authorized and approved by all necessary parties; (e) none of the Managing Owner, Clearing Broker, Wilmington Trust Company, DBSI, Merrill Lynch, any Selling Agent, the Currency Dealer, any wholesaler, any of their respective affiliates, agents or employees (i) has discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan's fiduciary is authorized and qualified to make, and is responsible for, the decision to invest in the Trust and is independent of the Managing Owner, the Clearing Broker, Wilmington Trust Company, DBSI, Merrill Lynch, the Currency Dealer, each Selling Agent, each wholesaler and each of their respective affiliates. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of subscriber is duly authorized to execute such Signature Page and subscriber has full power and authority to purchase the Units. This subscription, if made as custodian for a minor, is a gift I have made to such minor, or if not a gift, such minor satisfies the requirements relating to net worth and annual income set forth in "Exhibit B—Subscription Requirements." I am not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or, if required to be so registered, I am duly registered with the CFTC and am a member in good standing of the NFA, and I agree to provide the Managing Owner with such information as the Managing Owner may request to verify the foregoing statement. I understand that by submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth in Exhibit B, "Subscription Requirements," to the Prospectus with respect to the prevention of money laundering. The information set forth on the Subscription Agreement and Power of Attorney Signature Page is correct and complete as of the date of such Subscription Agreement, and, should there be any material change in such information prior to my admission to the Trust as a Unitholder, I will immediately furnish revised or corrected information to the Managing Owner.

        3.    Power of Attorney.    In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust of the Trust, including, without limitation, the execution of the said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

        4.    Governing Law.    Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

        5.    Risks.    (i) The Trust is speculative. You may lose all or substantially all of your investment in the Trust; (ii) The Trust is recently formed and has a limited performance history; (iii) the Trust is leveraged. Leverage magnifies the impact of both profit and loss; (iv) the performance of the Trust is expected to be volatile; (v) You will sustain losses if the Trust is unable to generate sufficient trading profits and interest income to offset its fees and expenses; and (vi) the Units are not liquid. No secondary market exists for the Units and you may redeem Units only as of a month-end. No investor should invest more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Trust.

        See the section titled "The Risks You Face" in the Prospectus.

        Please complete the separate Subscription Agreement and Power of Attorney Signature Page which accompanies this prospectus carefully, and ensure that your Registered Representative knows whether you are subscribing by check or account debit.

Not for
Use After
February 3, 2006

GLOBAL MACRO TRUST
Units of Beneficial Interest
Subscription Agreement and Power of Attorney
Specimen Signature Page (not to be completed)

Please complete the separate Subscription Agreement and Power of Attorney Signature Page which accompanies this prospectus.

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney Signature Page for purchase of units of beneficial interest (the "Units") in Global Macro Trust (the "Trust")—and by either (i) enclosing a check payable to Global Macro Trust or (ii) authorizing the Selling Agent to debit investor's securities account in the amount set forth below—hereby subscribes for the purchase of Units, at the price of the Net Asset Value per Unit.

The named investor further acknowledges receipt of the current Prospectus of the Trust dated May 3, 2005 (the "Prospectus") together with a recent Monthly Report of the Trust. The Prospectus includes the Trust's Declaration of Trust and Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income and, if applicable, indicated risk tolerance as set forth in Exhibit B to the Prospectus and acknowledge that I am making the representations in Exhibit B regarding the prevention of money laundering.

1)	Total $ Amount (minimum of	2)	Account # (must be completed)
	$5,000, except $2,000 minimum for IRAs and other qualified accounts; $1,000 minimum for existing investors making an additional investment; incremental investments in $100 multiples.	☐	if payment is to be made by debit from investor's securities account, check box
	An exchange for all of an investor's Millburn World Resource Trust units may be for less than $5,000.)	☐	if exchanging Millburn World Resource Trust units, check box
☐	check here if this is an addition to an existing investment

3)	☐ Taxable Investors
	(check only one):	☐	Individual Ownership				☐	Trust other than a Grantor or Revocable Trust
		☐	Joint Tenants with Right of Survivorship				☐	Estate	☐	UGMA/UTMA (Minor)
		☐	Tenants in Common ☐ Community Property				☐	Partnership	☐	Corporation
		☐	Grantor or Other Revocable Trust				☐	Limited Liability Company
	☐	Non-Taxable Investors
(check only one)
		☐	IRA	☐	Profit Sharing	☐	Defined Benefit
		☐	Pension	☐	SEP	☐	Other (specify)
	☐	Selling Agent Plan—For Selling Agent Employees Only

4)	Investor's Name
Telephone No.
Social Security #		—	—	Taxpayer ID#	—

5)	Additional Information (for Estates, Partnerships, LLCs, Trusts and Corporations—name and title of authorized signatures, date of trust, etc.)
6)	Resident Address of Investor
		Street (P.O. Box not acceptable)		City	State	Zip Code
7)	Mailing Address (if different)
		Street		City	State	Zip Code
8)	Custodian Name and Mailing Address
		Name	Street	City	State	Zip Code
9)	☐ The CFTC requires the Trust to provide you with monthly account statements. I hereby consent to have the required monthly account statements made available to me via the Managing Owner's secure website rather than in hardcopy (at such time as secure website access is available). I understand that my consent shall be effective until revoked and that I may revoke this consent and receive such statements in hardcopy at any time by written notice to the Managing Owner. My e-mail address is .

SP-1

SIGNATURE(S)—Do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) the Trust's substantial charges; (iii) the Trust's highly leveraged trading activities; (iv) the lack of liquidity of the Units; (v) the existence of actual and potential conflicts of interest in the structure and operation of the Trust; (vi) that Unitholders may not take part in the management of the Trust; and (vii) the tax consequences of an investment in the Trust. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications below required to avoid backup withholding.

INVESTOR(S) MUST SIGN

10)
X	X

Signature of Investor Date	Signature of Joint Investor (if any) Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY

Under penalty of perjury, by signature above, I hereby certify that: (A) the Social Security Number or Taxpayer Identification Number set forth above is my true, correct and complete Social Security Number or Taxpayer Identification Number; (B) I am not subject to backup withholding because I am exempt from backup withholding or because (i) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding, or (ii) the IRS has notified me that I am no longer subject to backup withholding [Cross out item (B) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return] and (C) I am a U.S. person.

        The Internal Revenue Service does not require your consent to any provision of this document other than the certifications above required to avoid backup withholding.

NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: ☐ (check box if applicable).

REGISTERED REPRESENTATIVE MUST SIGN

11)

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with Rule 2810 of the NASD's Conduct Rules.

X	X

Registered Representative Signature Date	Office Manager Signature Date (if required by Selling Agent procedures)

12)
Selling Agent Registered Representative
Name (please print)

	First	M.I.	Last	Reg. Rep. Number

Registered Representative Address
for confirmations)	Street (P.O. Box not acceptable)		City	State	Zip Code
Registered Representative Phone and E-Mail
	Phone Number			E-Mail Address

SP-2

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GLOBAL MACRO TRUST $777,701,110 Units of Beneficial Interest
COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT
GLOBAL MACRO TRUST TABLE OF CONTENTS
GLOBAL MACRO TRUST
Breakeven Table
THE RISKS YOU FACE
You Could Lose Your Entire Investment in the Trust
The Trust is a Recently Formed Entity
The Trust is a Highly Leveraged Investment
The Performance of the Trust Will be Volatile
The Trust's Expenses Will Cause Losses Unless Offset by Profits and Interest Income
An Investment in the Trust is not Liquid
Units Redeemed on or Before the End of the First Eleven Months after Purchase will be Assessed a Redemption Charge
The Timing of Your Investment and Redemption Decisions Will Affect the Profitability of Your Investment
The Managing Owner Alone Directs the Trust's Trading
The Managing Owner is a Technical Trader and Does not Analyze Economic Factors External to Market Price
Lack of Price Trends Will Cause Losses; There Have Been Sustained Periods With Insufficient Price Trends for the Diversified Portfolio to Trade Profitably. The Managing Owner Expects That There Will be Similar Periods in the Future
Lack of Market Liquidity Could Make it Impossible for the Trust to Realize Profits or Limit Losses
The Managing Owner's Trading Systems Have Been Developed Over Time and are Subject to Change
Trading on Foreign Exchanges Presents Greater Risk Than Trading on U.S. Exchanges
The Managing Owner Anticipates the Trust's Performance to be Non -Correlated to Stocks and Bonds, not Negatively Correlated
The Trust May be Subject to Profit Shares Despite Certain Units Having Declined in Value
The Managing Owner's Increased Equity Under Management Could Lead to Lower Returns for Investors
Increased Competition Among Trend-Following Traders Could Reduce the Managing Owner's Profitability
The Trust is Subject to Conflicts of Interest
The Managing Owner has not Established Formal Procedures to Resolve Conflicts of Interest
You Will be Taxed Each Year on Your Share of Trust Profits
You Will be Taxed on the Trust's Interest Income Even if the Trust Suffers Trading Losses
Limitations on the Deductibility of "Investment Advisory Fees"
The IRS Could Audit Both the Trust and Individual Unitholders
The Bankruptcy of a Clearing Broker or Currency Dealer Could Cause Losses
The Trust Trades in Unregulated Markets
INVESTMENT FACTORS
PERFORMANCE OF THE TRUST
GLOBAL MACRO TRUST (July 1, 2002—February 28, 2005)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Managing Owner's Discussion and Analysis of Financial Condition and Results of Operations
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
THE MANAGING OWNER
THE MILLBURN DIVERSIFIED PORTFOLIO (January 1, 2000—February 28, 2005)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
OTHER MILLBURN SPONSORED FUNDS (Each a single-advisor pool) January 1, 2000—February 28, 2005
ADDITIONAL MILLBURN TRADING PORTFOLIOS January 1, 2000—February 28, 2005
USE OF PROCEEDS
CHARGES
REDEMPTIONS; NET ASSET VALUE
PURCHASES BY EMPLOYEE BENEFIT PLANS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
REPORTS
PRIVACY POLICY
This Prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.
PART TWO STATEMENT OF ADDITIONAL INFORMATION THE FUTURES AND FORWARD MARKETS
SUPPLEMENTAL PERFORMANCE INFORMATION
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MILLBURN'S DIVERSIFIED PORTFOLIO AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MILLBURN'S DIVERSIFIED PORTFOLIO AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MILLBURN'S DIVERSIFIED PORTFOLIO AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE TRUST IS A SINGLE ACCOUNT TRADED PURSUANT TO MILLBURN'S DIVERSIFIED PORTFOLIO AND IS THUS SEPARATE FROM MDP. THE PAST PERFORMANCE OF MDP IS NOT NECESSARILY INDICATIVE OF THE FUTURE PERFORMANCE OF THE TRUST.
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of Independent Auditors
GLOBAL MACRO TRUST STATEMENTS OF FINANCIAL CONDITION DECEMBER 31, 2004 AND 2003
GLOBAL MACRO TRUST CONDENSED SCHEDULE OF INVESTMENTS YEAR ENDED DECEMBER 31, 2004
GLOBAL MACRO TRUST CONDENSED SCHEDULE OF INVESTMENTS YEAR ENDED DECEMBER 31, 2004
GLOBAL MACRO TRUST CONDENSED SCHEDULE OF INVESTMENTS YEAR ENDED DECEMBER 31, 2003
GLOBAL MACRO TRUST CONDENSED SCHEDULE OF INVESTMENTS YEAR ENDED DECEMBER 31, 2003
GLOBAL MACRO TRUST STATEMENTS OF OPERATIONS YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD FROM JULY 1, 2002 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2002
GLOBAL MACRO TRUST STATEMENTS OF CHANGES IN TRUST CAPITAL YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD FROM JULY 1, 2002 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2002
GLOBAL MACRO TRUST STATEMENTS OF FINANCIAL HIGHLIGHTS
GLOBAL MACRO TRUST NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD FROM JULY 1, 2002 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2002
Global Macro Trust AFFIRMATION OF MILLBURN RIDGEFIELD CORPORATION
INDEPENDENT AUDITOR'S REPORT
MILLBURN RIDGEFIELD CORPORATION STATEMENT OF FINANCIAL CONDITION December 31, 2004
MILLBURN RIDGEFIELD CORPORATION NOTES TO FINANCIAL STATEMENT
MILLBURN INTERNATIONAL (CAYMAN) LIMITED Consolidated Statement of Assets and Liabilities December 31, 2004 (expressed in United States dollars)
MILLBURN INTERNATIONAL (CAYMAN) LIMITED Condensed Schedule of Investments December 31, 2004 (expressed in United States dollars)
MILLBURN INTERNATIONAL (CAYMAN) LIMITED Notes to Consolidated Statement of Assets and Liabilities December 31, 2004 (expressed in United States dollars)
GLOBAL MACRO TRUST THIRD AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT Dated as of November 12, 2003
GLOBAL MACRO TRUST THIRD AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT TABLE OF CONTENTS
GLOBAL MACRO TRUST THIRD AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT
Schedule A
CERTIFICATE OF TRUST OF GLOBAL MACRO TRUST
GLOBAL MACRO TRUST REQUEST FOR REDEMPTION
GLOBAL MACRO TRUST SUBSCRIPTION REQUIREMENTS
The execution copy of the Subscription Agreement and Power of Attorney accompanies this Prospectus as a separate document.
GLOBAL MACRO TRUST UNITS OF BENEFICIAL INTEREST
By executing this Subscription Agreement and Power of Attorney, subscribers are not waiving any rights under the federal securities laws.
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY